                                     FIFTH
                              AMENDED AND RESTATED
                                 LOAN AGREEMENT


                                     among


                  FIRST UNION NATIONAL BANK OF NORTH CAROLINA
                                    as Agent


                                VARIOUS LENDERS


                                      and


                         RENAL TREATMENT CENTERS, INC.
                                  as Borrower



                  $200,000,000 Revolving Credit/Term Facility



                                  May 2, 1997

                               TABLE OF CONTENTS

                                                                       Page
                                                                       ----
RECITALS................................................................  1
                                   ARTICLE I

                                  DEFINITIONS

1.1   Defined Terms.....................................................  2
1.2   Accounting Terms.................................................  27
1.3   Singular/Plural..................................................  28
1.4   Other Terms......................................................  28
                                   ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS;
                               LETTERS OF CREDIT

2.1   The Loans........................................................  28
2.2   Borrowings.......................................................  28
2.3   Revolving Credit/Term Notes......................................  31
2.4   Reduction of Commitments.........................................  31
2.5   Payments; Voluntary, Mandatory...................................  32
2.6   Interest.........................................................  33
2.7   Fees.............................................................  34
2.8   Interest Periods.................................................  36
2.9   Conversions and Continuations....................................  36
2.10  Method of Payments; Computations.................................  38
2.11  Increased Costs, Change in Circumstances, etc....................  39
2.12  Taxes............................................................  42
2.13  Compensation.....................................................  45
2.14  Use of Proceeds..................................................  45
2.15  Recovery of Payments.............................................  46
2.16  Pro Rata Borrowings..............................................  46
2.17  Letters of Credit................................................  47
2.18  Sale and Assignment of Existing Loans............................  53
                                  ARTICLE III

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING

3.1   Closing..........................................................  54
3.2   Conditions of Loans and Advances.................................  54
      3.2.1  Executed Loan Documents...................................  54
      3.2.2  Closing Certificates; etc.................................  55
      3.2.3  Consents; No Adverse Change...............................  56
      3.2.4  Financial Matters.........................................  57
      3.2.5  Miscellaneous.............................................  57

3.3   Conditions to All Loans and Advances.............................  58
3.4   Acquisition Loans................................................  58
3.5   Waiver of Conditions Precedent...................................  58
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

4.1   Corporate Organization and Power.................................  59
4.2   Litigation; Government Regulation................................  59
4.3   Taxes............................................................  60
4.4   Enforceability of Loan Documents; Compliance With
      Other Instruments................................................  60
4.5   Governmental Authorization.......................................  60
4.6   Event of Default.................................................  61
4.7   Margin Securities................................................  61
4.8   Full Disclosure..................................................  61
4.9   Principal Places of Business.....................................  61
4.10  ERISA; Employee Benefits.........................................  61
4.11  Subsidiaries.....................................................  63
4.12  Financial Statements.............................................  63
4.13  Title to Assets..................................................  63
4.14  Solvency.........................................................  64
4.15  Use of Proceeds..................................................  64
4.16  Assets for Conduct of Business...................................  64
4.17  Compliance With Laws.............................................  64
4.18  Environmental Matters............................................  64
4.19  Projections......................................................  65
4.20  First Priority...................................................  65
4.21  Contracts; Labor Disputes........................................  65
4.22  Insurance........................................................  65
4.23  Reimbursement from Third Party Payors............................  66
4.24  Fraud and Abuse..................................................  66
4.25  Single Business Enterprise.......................................  67
                                   ARTICLE V

                             AFFIRMATIVE COVENANTS

5.1   Repayment of Obligations.........................................  67
5.2   Performance Under Loan Documents.................................  67
5.3   Financial and Business Information about the Borrower............  67
5.4   Notice of Certain Events.........................................  69
5.5   Corporate Existence and Maintenance of Properties................  70
5.6   Payment of Debt..................................................  70
5.7   Maintenance of Insurance.........................................  71
5.8   Inspection.......................................................  72
5.9   COBRA............................................................  72
5.10  Payment of Taxes.................................................  72
5.11  Compliance with Laws.............................................  72
5.12  Name Change......................................................  73
5.13  Creation or Acquisition of New Subsidiaries......................  73

5.14  Disbursement of Proceeds By the Borrower.........................  74
5.15  Certain Acquisitions.............................................  74
5.16  Foreign Subsidiaries.............................................  76
                                   ARTICLE VI

                               NEGATIVE COVENANTS

6.1   Merger, Consolidation............................................  76
6.2   Debt.............................................................  77
6.3   Contingent Obligations...........................................  77
6.4   Liens and Encumbrances...........................................  78
6.5   Disposition of Assets............................................  78
6.6   Transactions with Related Persons................................  78
6.7   Restricted Investments...........................................  79
6.8   Restricted Payments..............................................  79
6.9   Capital Expenditures.............................................  79
6.10  Consolidated Net Worth...........................................  80
6.11  Foreign Subsidiary EBITDA........................................  80
6.12  Cash Available to Fixed Charges..................................  80
6.13  Cash Available to Debt Service Ratio.............................  80
6.14  Consolidated Senior Debt to Annualized Cash Flow.................  80
6.15  Consolidated Debt to Annualized Cash Flow........................  80
6.16  Consolidated Debt to Consolidated Total Capital..................  80
6.17  Sale and Leaseback...............................................  80
6.18  New Business.....................................................  80
6.19  Subsidiaries or Partnerships.....................................  81
6.20  Transactions Affecting the Collateral............................  81
6.21  Hazardous Wastes.................................................  81
6.22  Fiscal Year......................................................  81
6.23  Amendments; Prepayments of Debt, etc.............................  81
6.24  Fraud and Abuse..................................................  82
6.25  Limitation on Certain Restrictions...............................  82
6.26  No Other Negative Pledges........................................  83
6.27  Accounting Changes...............................................  83
                                  ARTICLE VII

                               EVENTS OF DEFAULT
7.1   Events of Default................................................  83
                                  ARTICLE VIII

                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT
8.1   Remedies:  Termination of Commitments, Acceleration, etc.........  86
8.2   Right of Set-off.................................................  87
8.3   Rights and Remedies Cumulative; Non-Waiver; etc..................  87

                                  ARTICLE IX

                                   THE AGENT

 9.1     Appointment................................................  88
 9.2     Nature of Duties...........................................  88
 9.3     Absence of Reliance on the Agent...........................  88
 9.4     Certain Rights of the Agent................................  89
 9.5     Notice of Default..........................................  90
 9.6     Reliance by Agent..........................................  90
 9.7     Indemnification............................................  90
 9.8     The Agent in its Individual Capacity.......................  91
 9.9     Holders....................................................  91
 9.10    Successor Agent............................................  91
 9.11    Collateral Matters.........................................  92

                                   ARTICLE X

                                 MISCELLANEOUS

 10.1    Survival...................................................  93
 10.2    Governing Law; Consent to Jurisdiction.....................  93
 10.3    Arbitration; Remedies......................................  94
 10.4    Notice.....................................................  95
 10.5    Assignments, Participations................................  97
 10.6    Fees and Expenses.......................................... 100
 10.7    Indemnification............................................ 101
 10.8    Amendments, Waivers, Etc................................... 102
 10.9    Rights and Remedies Cumulative, Nonwaiver, etc............. 103
 10.10   Binding Effect, Assignment................................. 103
 10.11   Severability............................................... 104
 10.12   Entire Agreement........................................... 104
 10.13   Interpretation............................................. 104
 10.14   Counterparts, Effectiveness................................ 104
 10.15   Conflict of Terms.......................................... 104
 10.16   Injunctive Relief.......................................... 105
 10.17   Confidentiality............................................ 105
 10.18   Post-Closing Matters....................................... 105
 10.19   Acknowledgement............................................ 105

                                    EXHIBITS

Exhibit A     - Form of Revolving Credit/Term Note
Exhibit B-1   - Form of Notice of Borrowing
Exhibit B-2   - Form of Notice of Conversion/Continuation
Exhibit B-3   - Form of Letter of Credit Request
Exhibit C     - Form of Compliance Certificate
Exhibit D     - Form of Assignment and Acceptance


                                   SCHEDULES

Schedule 1.1(a)    Existing Liens
Schedule 4.1       Foreign Jurisdictions; Names
Schedule 4.2       Litigation; Government Regulation
Schedule 4.3       Taxes
Schedule 4.4       Compliance with Other Agreements
Schedule 4.9       Principal Place of Business
Schedule 4.10      ERISA Matters
Schedule 4.11      Subsidiaries
Schedule 4.13      Title to Assets
Schedule 4.22      Insurance
Schedule 6.17      Sale and Leaseback

                           FIFTH AMENDED AND RESTATED
                                 LOAN AGREEMENT



     THIS FIFTH AMENDED AND RESTATED LOAN AGREEMENT, dated as of the 2nd day of May, 1997 (the "Loan Agreement" or "Agreement"), is made among RENAL TREATMENT CENTERS, INC., a Delaware corporation (the "Borrower") with its principal offices in Berwyn, Pennsylvania, the banks and other financial institutions from time to time parties hereto (each, a "Lender," and collectively, the "Lenders"), and FIRST UNION NATIONAL BANK OF NORTH CAROLINA, as Agent (the "Agent") and CORESTATES BANK, N.A., as documentation agent.



                                    RECITALS


     A. The Borrower, the Agent and certain of the Lenders entered into certain credit facilities, dated as of September 4, 1991.

     B. The Borrower, the Agent and the Lenders have restructured and increased the credit facilities extended to the Borrower pursuant to a an Amended and Restated Loan Agreement, dated as of September 30, 1992, a Second Amended and Restated Loan Agreement, dated as of September 27, 1993, a Third Amended and Restated Loan Agreement, dated as of November 3, 1994, and a Fourth Amended and Restated Loan Agreement, dated as of June 5, 1996. Pursuant to the Fourth Amended and Restated Loan Agreement, the Lenders have extended a $100,000,000 revolving credit/term loan facility to the Borrower.

     C. The Borrower has requested that the Lenders increase the revolving credit/term loan facility to a principal amount of up to $200,000,000 and make certain other amendments, and the Borrower, the Agent and the Lenders wish to evidence this increase and other amendments by an amendment and restatement of the Fourth Amended and Restated Loan Agreement.

     D. The parties acknowledge that this Fifth Amended and Restated Loan Agreement and each of the other Loan Documents (as hereinafter defined) have been negotiated, executed and delivered in Charlotte, North Carolina.

     E. The Lenders are willing to amend and restate the Fourth Amended and Restated Loan Agreement and to make the Loans and issue certain Letters of Credit described herein based on the terms and conditions set forth herein.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Agent hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     1.1 Defined Terms. For purposes of this Loan Agreement, in addition to the terms defined elsewhere in this Loan Agreement, the following terms shall have the meanings set forth below:

     "Account Designation Letter" shall mean a letter from the Borrower to the Agent, duly completed and signed by an authorized officer and in such form and substance satisfactory to the Agent, listing any one or more accounts to which the Borrower may at any time and from time to time request the Agent to forward proceeds of any Loan made hereunder.

     "Accounts" shall mean all "accounts," within the meaning of the Uniform Commercial Code, of the Borrower and its Subsidiaries, including, without limitation, any existing and future Medicare, Medicaid and other similar accounts receivable.

     "Acquisition" shall mean any bona fide transaction or series of related transactions, consummated after the date hereof, by which the Borrower or any Subsidiary (i) acquires all or a substantial part of the assets, or a going business or division, of any Person, whether through purchase of assets or securities, merger or otherwise, or (ii) directly or indirectly acquires control of at least a majority in voting power of the securities or other ownership interests of any Person. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

     "Acquisition Amount" shall mean, with respect to any Permitted Acquisition, the sum (without duplication) of (i) the aggregate original principal amount of all Revolving Credit/Term Loans the proceeds of which are utilized to finance such Acquisition, in part or in whole, (ii) the amount of cash paid by the Borrower and its Subsidiaries in connection with such Acquisition, (iii) the Fair Market Value of all capital stock or other ownership interests of the Borrower or any Subsidiary issued or given in connection with such Acquisition,
(iv) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of all Debt incurred, assumed or acquired in connection with such Acquisition, (v) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with Generally Accepted Accounting Principles, (vi) all amounts paid in respect of covenants not to compete, consulting agreements and other affiliated contracts in connection with such Acquisition and (vii) the aggregate fair market value of all other consideration given by the Borrower and its Subsidiaries in connection with such Acquisition.

     "Adjusted Base Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the Base Rate plus the Applicable Margin for Base Rate Loans, each as in effect at such time.

     "Adjusted LIBOR Rate" shall mean, at any time with respect to any Loan, a rate per annum equal to the LIBOR Rate plus the Applicable Margin for LIBOR Loans, each as in effect at such time.

     "Affiliate" shall mean, as to any Person, each of the Persons that directly or indirectly, through one or more intermediaries, owns or controls, or is controlled by or under common control with, such Person. Notwithstanding the foregoing, with respect to the Borrower or any Subsidiary, the term "Affiliate" shall not include First Union or any Affiliate of First Union. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

     "Agent" shall mean First Union, in its capacity as appointed in Article IX hereof, and its permitted successors and assigns.

     "Agreement" or "this Agreement" or "Loan Agreement" shall mean this Fifth Amended and Restated Loan Agreement and any amendments, modifications and supplements hereto, any replacements, renewals, extensions and restatements hereof, and any substitutes herefor, in whole or in part and all schedules and exhibits hereto, and shall refer to this Agreement as the same may be in effect at the time such reference becomes operative.

     "Annualized Cash Flow" shall mean, with respect to the Borrower and its Subsidiaries (other than Foreign Subsidiaries) on a consolidated basis as of the last day of any fiscal quarter, twice the aggregate of (i) Consolidated Net Income for the two (2) immediately preceding fiscal quarters then ended, plus
                                                                         ----
(ii) the sum of Interest Expense, taxes, depreciation, amortization and other non-cash expenses or charges reducing income for such period (to the extent taken into account in the calculation of Consolidated Net Income for such period), minus (iii) non-cash credits increasing Consolidated Net Income for
         -----
such period (to the extent taken into account in the calculation of Consolidated Net Income for such period).

     "Applicable Margin" shall mean, at any time with respect to any Loan, the applicable percentage points as determined under the following matrix with reference to the ratio of Consolidated Debt to Annualized Cash Flow, including Foreign Subsidiaries calculated as provided below:


   Ratio of Consolidated Debt
    to Annualized Cash Flow        Applicable Margin   Applicable Margin
(including Foreign Subsidiaries)     (LIBOR Rate)        (Base Rate)
--------------------------------  ------------------  ------------------

  Greater than or equal to
    3.5 to 1.0                           1.50%               0.00%

  Greater than or equal to
    3.0 to 1.0
    but less than 3.5 to 1.0             1.25%               0.00%

  Greater than or equal to
    2.5 to 1.0
    but less than 3.0 to 1.0             1.00%               0.00%

  Greater than or equal to
    2.0 to 1.0
    but less than 2.5 to 1.0            0.875%               0.00%

  Greater than or equal to
    1.5 to 1.0
    but less than 2.0 to 1.0             0.75%               0.00%

  Greater than or equal to
    1.0 to 1.0
    but less than 1.5 to 1.0             0.60%               0.00%

  Less than 1.0 to 1.0                   0.50%               0.00%

The Applicable Margins shall be reset from time to time in accordance with the above matrix on the fifth (5th) Business Day after receipt by the Agent in accordance with Section 5.3 of financial statements together with a Compliance Certificate attaching an Interest Rate Calculation Worksheet (reflecting the computation of the ratio of Consolidated Debt to Annualized Cash Flow, including Foreign Subsidiaries, as of the last day of the preceding fiscal quarter or fiscal year, as appropriate) that provides for different Applicable Margins than those then in effect; and provided however that, notwithstanding the foregoing,
                          -------- -------
if at any time the Borrower shall have failed to deliver the financial statements and a Compliance Certificate as required by Section 5.3 (a), Section
5.3 (b), Section 5.3 (c) and Section 5.3 (d) (as the case may be), then at all times from and including the date on which such statements and Compliance Certificate are required to have been delivered, each Applicable Margin shall be determined as if the ratio of Consolidated Debt to Annualized Cash Flow (including Foreign Subsidiaries) were greater than or equal to 3.5 : 1.0 (notwithstanding the actual ratio).

     "Assignment Agreement" shall mean the Assignment Agreement, dated as of July 27, 1992, as amended by a First Amendment to Assignment Agreement, dated as of February 8, 1993, and as further amended, whereby the Borrower has assigned to RTC Holdings as an equity contribution all of its right, title and interest in and to the Intercompany Loan Documents referenced therein, and any further amendments, modifications and supplements thereto, any replace-ments, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "Assignment and Acceptance" shall mean an Assignment and Acceptance Agreement entered into between a Lender and an Eligible Assignee, and accepted by the Agent, in substantially the form of Exhibit D.

     "Assignment Restrictions" shall mean, with respect to any contracts or agreements assigned to the Agent, on behalf of the Lenders, as Collateral by the Borrower or any Subsidiary, any restriction or prohibition on assignment that has not been waived or consented to by the Person for whose benefit such restriction or prohibition exists with respect to which the Agent has waived the requirement of such waiver or consent and with respect to Medicare and Medicaid accounts receivable, assignment restrictions as provided in the Medicare Regulations and the Medicaid Regulations.

     "Bankruptcy Code" shall mean 11 U.S.C. (S) 101 et seq., as amended, and any successor statute or statute having substantially the same function.

     "Base Rate" shall mean the higher of (i) the per annum interest rate publicly announced from time to time by First Union in Charlotte, North Carolina, to be its prime or base rate (which may not necessarily be its best lending rate), as adjusted to conform to changes as of the opening of business on the date of any such change in such prime or base rate, or (ii) one-half percentage point (0.5%) in excess of the Federal Funds Rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Federal Funds Rate.

     "Base Rate Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted Base Rate.

     "Bloodborne Pathogens Standard" shall mean the Final Standard for Occupational Exposure to Bloodborne Pathogens promulgated by OSHA at 56 Federal Register 64004 et seq. (December 6, 1991) and codified at 29 C.F.R. (S) 1910.1030, or any similar regulation promulgated by any Governmental Authority.

     "Borrower" shall mean Renal Treatment Centers, Inc., a Delaware corporation, and its successors and assigns.

     "Borrowing" shall mean the incurrence by the Borrower on a given date (including as a result of conversions of outstanding Loans pursuant to Section 2.9) of one Type of Loan under a single Facility, provided that Base Rate Loans incurred pursuant to Section 2.11(c) shall be considered part of the related Borrowing of LIBOR Loans.

     "Borrowing Date" shall have the meaning assigned to such term in Section 2.2(a).

     "Business Day" shall mean (i) any day other than a Saturday or Sunday, a legal holiday or a day on which commercial banks in Charlotte, North Carolina are required by law to be closed and (ii) in respect of any determination relevant to a LIBOR Loan, any such day that is also a day on which tradings are conducted in the London interbank Eurodollar market.

     "Capital Asset" shall mean any asset that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital asset.

     "Capital Expenditures" shall mean the aggregate amount of all expenditures and liabilities (including, without limitation, Capital Lease Obligations) made and incurred in respect of the acquisition by the Borrower or any Subsidiary of Capital Assets.

     "Capital Lease" shall mean any lease of any property that would, in accordance with Generally Accepted Accounting Principles, be required to be classified and accounted for as a capital lease on the balance sheet of the lessee.

     "Capital Lease Obligation" shall mean, with respect to any Capital Lease, the amount of the obligation of the lessee thereunder that would, in accordance with Generally Accepted Accounting Principles, appear on a balance sheet as a liability of such lessee in respect of such Capital Lease, net of any government grant applicable to such Capital Lease.

     "Cash Available" shall mean, with respect to the Borrower and its Subsidiaries (other than Foreign Subsidiaries) on a consolidated basis as of the last day of any fiscal quarter, twice the aggregate of (i) Consolidated Net Income for the two (2) immediately preceding fiscal quarters then ended, plus
                                                                         ----
(ii) the sum of Interest Expense, Lease Expense, depreciation, amortization and other non-cash expenses or charges reducing income for such period (to the extent taken into account in the calculation of Consolidated Net Income for such period), minus (iii) non-cash credits increasing income for such period (to the
         -----
extent taken into account in the calculation of Consolidated Net Income for such period).

     "Cash Collateral Account" shall have the meaning assigned to such term in
Section 2.17(i).

     "Cash Investments" shall mean (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one (1) year from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the

United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one (1) year from the date of acquisition thereof and, at the time of acquisition, having the highest rating obtainable from either Standard & Poor's Corporation or Moody's Investors Service, Inc.; (iii) marketable commercial paper maturing no more than one (1) year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof by Standard & Poor's Corporation or at least P-1 or the equivalent thereof by Moody's Investors Service, Inc.; and (iv) demand deposits, time deposits and certificates of deposit maturing within one (1) year from the date of issuance thereof and issued by a bank or trust company organized under the laws of the United States of America or any state thereof and having a long term debt rating by Standard & Poor's Corporation of A or higher.

     "Change of Control" shall mean (i) any Person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act), shall, directly or indirectly, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise have become, after the Closing Date, the "beneficial owner" of securities of the Borrower representing 50% or more of the combined voting power of the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding shares so convertible, or (ii) the members of the Board of Directors of the Borrower shall cease to consist of a majority of the individuals (y) who constituted the Board of Directors as of the date hereof or (z) who shall have become members thereof subsequent to the date hereof after having been nominated, or otherwise approved in writing, by at least a majority of individuals who constituted the Board of Directors of the Borrower as of the date hereof. For purposes of this definition, "voting Power" shall be determined with reference to the then outstanding securities of the Borrower ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors, assuming the conversion, exchange or exercise into or for voting stock of all outstanding securities of the Borrower other than voting stock.

     "Closing" shall have the meaning assigned to such term in Section 3.1.

     "Closing Date" shall mean the date referred to in Section 3.1 hereof.

     "Collateral" shall mean and include all Stock or other equity interest and Intercompany Loan Documents of each Subsidiary (other than RTC-Argentina S.A., RTC Buenos Aires, S.A. and RTC Cordoba S.A.), whether now owned or hereafter acquired, from time to time pledged by the Borrower to the Agent, for the benefit of the Lenders, pursuant to the Pledge Agreement or the Subsidiary Pledge

Agreement, in either case directly or indirectly securing the Obligations or the obligations of any Guarantor under the Guaranty Agreement, and all other property and interests in property that shall, from time to time, directly or indirectly secure the Obligations or the obligations of any Guarantor under the Guaranty Agreement.

     "Commitment" shall mean, for any Lender, such Lender's Revolving Credit/Term Commitment.

     "Compliance Certificate" shall mean a fully completed certificate in the form of EXHIBIT C.

     "Consolidated Debt" shall mean, at any time, the aggregate (without duplication) of all Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis.

     "Consolidated Net Assets" shall mean, as to the last day of any fiscal year, the aggregate (without duplication) of all assets of the Borrower and its Subsidiaries that are required to be included in determining, in accordance with Generally Accepted Accounting Principals, total assets as shown on the asset side of their consolidated balance sheet as of such date.

     "Consolidated Net Income" shall mean, for any fiscal quarter, the net income (or loss) of the Borrower and its Subsidiaries (other than Foreign Subsidiaries), on a consolidated basis and excluding intercompany items, for such quarter, determined in accordance with Generally Accepted Accounting Principles, but excluding as income: (a) gains on the sale, conversion or other disposition of Capital Assets, (b) gains on the acquisition, retirement, sale or other disposition of Stock of the Borrower or any Subsidiary, (c) gains on the collection of life insurance proceeds, (d) any write-up of any asset, and (e) any other gain or credit of an extraordinary nature. For purposes of calculating the financial covenants contained in this Agreement, the Borrower may exclude, without duplication, up to $6,000,000 of Excludable Acquisition Expenses, including tax benefits related thereto, per fiscal year.

     "Consolidated Net Revenue" shall mean, for the applicable period, net revenue of the Borrower and its Subsidiaries (other than Foreign Subsidiaries), on a consolidated basis, calculated in accordance with Generally Accepted Accounting Principles.

     "Consolidated Net Worth" shall mean, as of the last day of any fiscal quarter, the net worth of the Borrower and its Subsidiaries (other than Foreign Subsidiaries) as of such date, determined on a consolidated basis in accordance with Generally Accepted Accounting Principles.

     "Consolidated Senior Debt" shall mean, at any time, Consolidated Debt as of such date less Consolidated Subordinated Debt as of such date.
          ----

     "Consolidated Subordinated Debt" shall mean, at any time, the aggregate (without duplication) of all Subordinated Debt of the Borrower and its Subsidiaries as of such date, determined on a consolidated basis.

     "Consolidated Total Capital" shall mean, with respect to the Borrower and its Subsidiaries, (other than Foreign Subsidiaries), the sum of Consolidated Net Worth and Consolidated Debt.

     "Contingent Obligation" shall mean, with respect to any Person, any direct or indirect liability of such Person with respect to any Debt, lease, dividend, guaranty, letter of credit or other obligation (the "primary obligation") of another Person (the "primary obligor"), whether or not contingent, (a) to purchase, repurchase or otherwise acquire such primary obligations or any property constituting direct or indirect security therefor, (b) to advance or provide funds (i) for the payment or discharge of any such primary obligation or
(ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor in respect thereof to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss or failure or inability to perform in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

     "Convertible Notes" shall mean the notes issued pursuant to the Indenture.

     "Covenant Compliance Worksheet" shall mean a fully completed certificate in the form of Attachment A to EXHIBIT C.

     "Debt" shall mean, with respect to any Person, (i) all indebtedness of such Person for money borrowed, (ii) all reimbursement obligations of such Person with respect to surety bonds, letters of credit and bankers' acceptances (in each case, whether or not matured), (iii) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments, (iv) all obligations of such Person to pay the deferred purchase price of property or services (including earnouts and other similar contingent obligations, calculated in accordance with Generally Accepted Accounting Principles), other than trade payables, (v) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (vi) all Capital Lease Obligations of such Person, (vii) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any capital stock or other equity securities that, by their stated terms (or by the terms of any equity securities issuable upon conversion thereof or in exchange therefor), or upon the occurrence of any event, mature or are mandatorily redeemable, or are redeemable at the option of the holder thereof, in whole or in part, (viii) all indebtedness referred to in clauses (i) through
(vii) above secured by any lien on any property or asset owned or held by such Person regardless of whether the indebtedness secured thereby shall have been assumed by such Person or is nonrecourse to the credit of such Person, and (ix) any Contingent Obligation of such Person.

     "Debt Service" shall mean, with respect to the Borrower and its Subsidiaries (other than Foreign Subsidiaries) on a consolidated basis as of the last day of any fiscal quarter, the sum of Fixed Charges for such period plus
                                                                         ----
current maturities (due within twelve (12) months) of all Debt of the Borrower and its Subsidiaries.



     "Default" shall mean any event that, with the passage of time or giving of notice, or both, would constitute an Event of Default.

     "Dollars" or "$" shall mean dollars of the United States of America.

     "Domestic Subsidiary" shall mean any subsidiary that is not a Foreign Subsidiary.

     "Eligible Assignee" shall mean (i) a commercial bank organized under the laws of the United States or any state thereof and having total assets in excess of $5,000,000,000, (ii) a commercial bank organized under the laws of any other country that is a member of the OECD or a political subdivision of any such country and having total assets in excess of $5,000,000,000, provided that such bank is acting through a branch or agency located in the United States, in the country under the laws of which it is organized or in another country that is also a member of the OECD, (iii) the central bank of any country that is a member of the OECD, (iv) a finance company, mutual funds, insurance company or other financial institution that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of its business and having total assets in excess of $3,000,000,000, (v) any Affiliate of an existing Lender or (vi) any other Person (other than an Affiliate of the Borrower) approved by the Agent and the Borrower, which approval shall not be unreasonably withheld.

     "Employee Plan" shall mean any "employee benefit plan" within the meaning of Section 3(3) of ERISA maintained by the Borrower or any Subsidiary.

     "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Borrower or any Subsidiary solely in the ordinary course of its business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereinafter, "Claims"), including, without limitation, (i) any and all Claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law and (ii) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Substances or arising from alleged injury or threat of injury to health or the environment.

     "Environmental Laws" shall mean any and all laws, subsequent enactments, amendments and modifications, including, without limitation, federal, state and local laws, statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Substances. Environmental Laws include, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. (S) 9601 et seq.) ("CERCLA"), the Hazardous Material Transportation Act (49 U.S.C. (S) 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. (S) 6901 et seq.) ("RCRA"), the Federal Water Pollution Control Act (33 U.S.C. (S) 1251 et seq.), the Clean Air Act (42 U.S.C. (S) 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. (S) 2601 et seq.), the Safe Drinking Water Act (42 U.S.C.
(S) 300, et seq.), the Environmental Protection Agency's regulations relating to underground storage tanks (40 C.F.R. Parts 280 and 281), and the Occupational Safety and Health Act (29 U.S.C. (S) 651 et seq.) ("OSHA"), as such laws have been amended or supplemented and any analogous future federal, or present or future applicable state or local, statutes and the rules and regulations promulgated thereunder.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "ERISA Event" means (a) a Reportable Event with respect to a Qualified Plan (as defined in SECTION 4.10); (b) a withdrawal by any Borrower Affiliate from a Qualified Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA); (c) a complete or partial withdrawal by any Borrower Affiliate from a Multiemployer Plan; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the Pension Benefit Guaranty Corporation to terminate a Qualified Plan or Multiemployer Plan subject to Title IV of ERISA;
(e) a failure to make required contributions to a Qualified Plan or Multiemployer Plan; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Qualified Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than Pension Benefit Guaranty Corporation premiums due but not delinquent under
Section 4007 of ERISA, upon any Borrower Affiliate; (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Internal Revenue Code with respect to any Qualified Plan; (i) any Borrower Affiliate engages in or otherwise becomes liable for a non-exempt prohibited transaction; or (j) a violation of the applicable requirements of
Section 404 or 405 of ERISA or the exclusive benefit rule under Section 401(a) of the Internal Revenue Code by any fiduciary with respect to any Qualified Plan for which any Borrower Affiliate may be directly or indirectly liable.

     "Event of Default" shall have the meaning specified in ARTICLE VII hereof.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "Excludable Acquisition Expenses" shall mean fees, costs and expenses actually incurred by the Borrower and its Subsidiaries in connection with Acquisitions permitted hereunder that are accounted for under Generally Accepted Accounting Principles Board Opinion #16 as poolings of interest.

     "Facility" shall mean the Revolving Credit/Term Facility.

     "Fair Market Value" shall mean, with respect to any capital stock or other ownership interests issued or given by the Borrower or any Subsidiary in connection with a Permitted Acquisition, (i) in the case of common stock of the Borrower that is then designated as a national market system security by the National Association of Securities Dealers, Inc. ("NASDAQ") or is listed on a national securities exchange, the average of the last reported bid and ask quotations or prices reported thereon for such common stock or (ii) in all other cases, the determination of the fair market value thereof in good faith by a majority of disinterested members of the board of directors of the Borrower or such Subsidiary, in each case effective as of the close of business on the Business Day immediately preceding the closing date of such Permitted Acquisition.

     "Federal Funds Rate" shall mean, for any day, the interest rate per annum equal to the weighted average of the rates of overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published on the relevant Business Day, the average of the quotations for such day on such transactions received by the Agent from three (3) federal funds brokers of recognized standing selected by the Agent.

     "Fee Letter" shall mean the letter, dated March 18, 1997, as amended, from First Union to the Borrower, relating to the agent's fee payable to the Agent for its own account.

     "Financials" or "Financial Statements" shall mean the audited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal years ended December 31, 1996, December 31, 1995, December 31, 1994, December 31, 1993, December 31, 1992 and December 31, 1991; interim financial statements of the Borrower and its Subsidiaries for the three and all other financial statements of the Borrower and its Subsidiaries that have previously been delivered by the Borrower or any Subsidiary to the Agent or any Lender, including, without limitation, interim financial statements.

     "First Union" shall mean First Union National Bank of North Carolina, a national banking association, and its successors and assigns.

     "Fixed Charges" shall mean at any time, with respect to the Borrower and its Subsidiaries (other than the Foreign Subsidiaries) on a consolidated basis as of the last day of any fiscal quarter, twice the sum of Interest Expense and Lease Expense for the two (2) immediately preceding fiscal quarters.

     "Foreign Acquisition" shall mean (i) any Acquisition in which a substantial part of the assets or business being acquired is located outside of the United States of America or (ii) the Acquisition of any Foreign Subsidiary.

     "Foreign Subsidiary" shall mean a Subsidiary that is organized under or operates under the laws of, or is headquartered or maintains a significant portion of its assets in, any jurisdiction located outside the United States of America.

     "Foreign Subsidiary EBITDA" shall mean, for any applicable period, the aggregate of (i) the net income (or Loss) of the

Foreign Subsidiaries, on a consolidated basis for such period, but excluding from income: (a) gains on the sale, conversion or other disposition of Capital Assets of the Foreign Subsidiaries, (b) gains on the acquisition, retirement, sale or other disposition of Stock of the Foreign Subsidiaries, (c) gains on the collection of life insurance proceeds, (d) any write-up of any assets, and (e) any other gain or credit of an extraordinary nature, plus (ii) consolidated
                                                     ----
interest expense, foreign, federal, state, local and other income taxes, depreciation, amortization of intangible assets, and other non-cash expenses or charges reducing income for such period of the Foreign Subsidiaries, all to the extent taken into account in the calculation of consolidated net income of the Foreign Subsidiaries for such period, minus (iii) non-cash credits
                                          -----
increasing consolidated net income of the Foreign Subsidiaries for such period, to the extent taken into account in the calculation of consolidated net income of the Foriegn Subsidiaries for such period, all calculated in accordance with Generally Accepted Accounting Principles.

     "Generally Accepted Accounting Principles" shall mean generally accepted accounting principles, as recognized by the American Institute of Certified Public Accountants, consistently applied and maintained on a consistent basis for the Borrower and its Subsidiaries on a consolidated basis throughout the period indicated and consistent with the financial practice of the Borrower and its Subsidiaries after the date hereof.

     "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any central bank thereof, any municipal, local, city or county government, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guarantors" shall mean RTC Supply, Renal-Lab, Renal-California, Renal-Hawaii, Renal-Illinois, Renal-Management Acquisition, Renal-Mid-Atlantic, Renal-Northeast, Renal-Southeast, Renal-West and any other Person that guarantees the Obligations of the Borrower and the other Guarantors.

     "Guaranty Agreement" shall mean the Fourth Amended and Restated Guaranty Agreement, dated as of the date hereof, executed by each Guarantor in favor of the Agent, whereby each Guarantor has guaranteed to the Lenders the payment and performance of the Obligations and the obligations of each of the other Guarantors under the Guaranty Agreement, and all other similar agreements executed and delivered from time to time by any Guarantor in form and substance satisfactory to the Lenders, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "Guaranty Documents" shall mean the Guaranty Agreement and the Subsidiary Pledge Agreement and any other documents or agreements between the Agent and any of the Guarantors, whereby certain Guarantors have pledged Collateral to the Agent, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "HCFA" shall mean the United States Health Care Financing Administration and any successor agency.

     "Hazardous Substances" means any substances or materials (i) that are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants or toxic substances under any Environmental Law; (ii) that are toxic, explosive, corrosive, flammable, infectious, radioactive, mutagenic or otherwise hazardous and are or become regulated by any Governmental Authority;
(iii) the presence of which require investigation or remediation under any Environmental Law or common law; (iv) that are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties; (v) materials consisting of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance; or (vi) that contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedge Agreement" shall mean any interest or foreign currency rate swap, cap, collar, option, hedge, forward rate or other similar agreement or arrangement designed to protect against fluctuations in interest rates or currency exchange rates.

     "IRS" shall mean the Internal Revenue Service and any successor thereto.

     "Indemnified Costs" shall have the meaning assigned to such term in SECTION 10.7.

     "Indemnified Person" shall have the meaning assigned to such term in
SECTION 10.7.

     "Indenture" means the Indenture, dated June 12, 1996, between the Borrower and PNC Bank, National Association, as Trustee, pursuant to which the Borrower has issued certain convertible subordinated notes due 2006, as amended, restated, modified or supplemented from time to time.

     "Intercompany Loan Documents" shall mean the intercompany notes issued from time to time by any Subsidiary to the Borrower and contributed by the Borrower to RTC Holdings as an equity contribution pursuant to the Assignment Agreement, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "Interest Expense" shall mean, for any period, total interest expense of the Borrower and its Subsidiaries on a consolidated basis for such period (including, without limitation, interest expense attributable to Capital Lease Obligations), determined in accordance with Generally Accepted Accounting Principles.

     "Interest Rate Calculation Worksheet" shall mean a fully completed worksheet in the form of Attachment B to EXHIBIT C.

     "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Issuing Bank" shall mean First Union, in its capacity as issuer of the Letters of Credit, and its successors and assigns in such capacity.

     "L/C Participant" shall have the meaning assigned to such term in SECTION 2.17(C).

     "LIBOR Loan" shall mean, at any time, any Loan that bears interest at such time at the Adjusted LIBOR Rate.

     "LIBOR Rate" shall mean, with respect to each LIBOR Loan comprising part of the same Borrowing for any Interest Period, an interest rate per annum obtained by dividing (i) (y) the rate of interest appearing on telerate page 3750 (or any successor page or (z) if no such rate is available, the rate of interest determined by the Agent to be the rate or the arithmetic mean of rates (rounded upward, if necessary, to the nearest 1/16 of one percentage point) at which Dollar deposits in immediately available funds are offered by first-tier banks in the London interbank Eurodollar market to the Charlotte offices of First Union; in each case under (y) and (z) above at approximately 10:00 a.m., Charlotte time, two (2) Business Days prior to the first day of such Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the Agent's LIBOR Loan in connection with such Borrowing, by (ii) the amount equal to 1.00 minus the Reserve Requirement (expressed as a decimal) for such Interest Period.

     "Lease Expense" shall mean, for any period, all amounts paid, payable or accrued during such period by the Borrower and its Subsidiaries on a consolidated basis with respect to all leases of real and personal property, excluding intercompany items.

     "Lender" shall mean each financial institution signatory hereto and each other financial institution that becomes a "Lender" hereto pursuant to SECTION 10.5, and their permitted successors and assigns.

     "Lending Office" shall mean, with respect to any Lender, the branch or branches (or Affiliates) from which any of such Lender's Loans are made or maintained.

     "Letter of Credit Outstandings" shall mean, at any time, the sum of (i) the aggregate Stated Amount of all outstanding Letters of Credit at such time and
(ii) the aggregate amount of all Reimbursement Obligations at such time.

     "Letter of Credit Request" shall have the meaning assigned to such term in
SECTION 2.17(B).

     "Letters of Credit" shall have the meaning assigned to such term in SECTION 2.17(A).

     "Loan Documents" shall mean and collectively refer to this Agreement, the Revolving Credit/Term Notes, the Pledge Agreement, the Subsidiary Pledge Agreement, the Guaranty Documents, the Intercompany Loan Documents, the Assignment Agreement, the Letters of Credit, any Hedge Agreement to which the Borrower and any Lender are parties and that is permitted hereunder, and any and all agreements, instruments and documents, including, without limitation, notes, guaranties, mortgages, deeds to secure debt, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, trust account agreements and all other written matters whether heretofore, now or hereafter executed by or on behalf of the Borrower or any Subsidiary or delivered to the Agent or any Lender, with respect to this Agreement or with respect to the transactions contemplated by this Agreement, and in each case, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "Loans" shall mean and collectively refer to the Revolving Credit/Term
Loans.

     "Material Adverse Effect" or "Material Adverse Change" shall mean, in the good faith opinion of the Required Lenders, a material adverse effect upon, or a material adverse change in, any of (a) the financial condition, operations, business, or properties of the Borrower and its Subsidiaries, taken as a whole;
(b) the ability of the Borrower or any Subsidiary to perform under any Loan Document or any other material contract to which it is a party; (c) the legality, validity or enforceability of any Loan Document; (d) the perfection or priority of the liens of the Agent granted under the Loan Documents or the rights and remedies of the Agent or the Lenders under the Loan Documents; or (e) the condition or value of any material portion of the Collateral.

     "Medicaid Certification" shall mean, with respect to any health care facility, certification by HCFA or another Governmental Authority, or any Person under contract with HCFA, that such health care facility is in compliance with all conditions of participation set forth in the Medicaid Regulations, except where the failure to so comply would not have a Material Adverse Effect.

     "Medicaid Provider Agreement" shall mean an agreement entered into between any Person administering the Medicaid program and a health care facility under which the health care facility agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

     "Medicaid Regulations" shall mean, collectively, (i) all federal statutes (whether set forth in Title XIX of the Social Security Act, 42 USC (S)(S) 1396 et seq., or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act, and any statutes succeeding thereto; (ii) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (i) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (i) above; (iii) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (i) and (ii) above; and (iv) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (iii) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (iii) above, in each case as may be amended, supplemented or otherwise modified from time to time.

     "Medicare Certification" shall mean, with respect to any health care facility, certification by HCFA or any other Governmental Authority, or any Person under contract with HCFA, that such health care facility is in compliance with all the conditions of participation set forth in the Medicare Regulations, except where the failure to so comply would not have a Material Adverse Effect.

     "Medicare Provider Agreement" shall mean an agreement entered into between any Person administering the Medicare program and a health care facility under which the health care facility agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

     "Medicare Regulations" shall mean, collectively, all federal statutes (whether set forth in Title XVIII of the Social Security Act, 42 USC (S)(S) 1396 et seq., or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, Health and Human Services ("HHS"), HCFA, the Office of the Inspector General for HHS, or any Person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, in each case as may be amended, supplemented or otherwise modified from time to time.

     "Mellon" shall mean Mellon Bank, N.A., a national banking association, and its successors and assigns.

     "Multiemployer Plan" shall mean any "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA to which any Borrower or any Subsidiary is required to make contributions.

     "Notice of Borrowing" shall have the meaning assigned to such term in
SECTION 2.2(A).

     "Notice of Conversion/Continuation" shall have the meaning assigned to such term in SECTION 2.9(B).

     "Notification and Consent Agreement" shall mean the Notification and Consent Agreement, dated as of September 30, 1992, as amended, among RTC Holdings, Mellon and the Agent, whereby Mellon has agreed to hold the Intercompany Loan Documents on behalf and as bailee of the Agent, for the benefit of the Lenders, in order to perfect the Lenders' security interest therein, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "OECD" shall mean the Organization for Economic Cooperation and Development and any successor thereto.

     "OSHA" shall mean the Occupational Safety and Health Act, as amended from time to time, and all rules and regulations from time to time promulgated thereunder.

     "Obligations" shall mean and include (i) the Loans, any Reimbursement Obligations and all other loans, advances, indebtedness, liabilities, obligations, covenants and duties owing, arising, due or payable from the Borrower to the Agent, the Issuing Bank or any Lender of any kind or nature, present or future, howsoever evidenced, created, incurred, acquired or owing, arising under this Agreement, the Revolving Credit/Term Notes or the other Loan Documents or in any other way related to this Agreement, whether direct or indirect (including those acquired by assignment), absolute or contingent, primary or secondary, due or to become due, now existing or hereafter arising and however acquired, and (ii) all interest (including, to the extent permitted by law, all post-petition interest), charges, expenses, fees, attorneys' fees and any other sums payable by the Borrower to the Agent, the Issuing Bank or any Lender under this Agreement or any of the other Loan Documents.

     "Participant" shall mean any Person, now or at any time hereafter, participating with any Lender in the Loans pursuant to this Agreement, and its permitted successors and assigns.

     "Pension Plan" shall mean any "employee pension benefit plan" within the meaning of Section 3(2) of ERISA maintained by the Borrower or any Subsidiary (other than any Multiemployer Plan that is subject to the provisions of Title IV of ERISA).

     "Percentage" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit/Term Percentage at such time.

     "Permitted Acquisition" shall mean an Acquisition with respect to which the following conditions are satisfied:

     (i) The Person, or division or business thereof, being acquired engages chiefly in the business of providing kidney dialysis services and ancillary services relating to the needs of patients with end stage renal disease, including, without limitation, laboratories predominately performing dialysis related functions;

     (ii) To the extent that any Subsidiaries are created or acquired in connection with the Acquisition, the Borrower and each such Subsidiary shall have complied with the provisions of SECTION 5.13;

     (iii) The Borrower and each Subsidiary shall have executed and delivered such other Loan Documents as the Agent or the Required Lenders shall have reasonably requested; and

     (iv) Any borrowing in connection with a Permitted Acquisition must be in compliance with SECTION 2.2(A)(I)-(VI) hereof.

     (v) Immediately prior to and after giving effect to the Acquisition, no Default or Event of Default shall have occurred and be continuing.

     "Permitted Liens" shall mean any of the following liens, restrictions or encumbrances securing any liability or indebtedness of the Borrower or any Subsidiary on, or otherwise affecting, any of the Borrower's or such Subsidiary's property, real or personal, whether now owned or hereafter acquired; provided that, in addition to and notwithstanding the other restrictions set forth in this definition, any lien or other restriction described in this definition (other than liens described in clause (A) or (B)) shall be a Permitted Lien only if the sum of (i) the principal amount of Debt of the Borrower and its Subsidiaries secured by such lien or restriction, (ii) the aggregate principal amount of all Debt of the Borrower and its Subsidiaries secured by all other liens or restrictions described in this definition (other than liens or restrictions described in clause (A) or (B)), and (iii) the aggregate amount of all other Debt of the Borrower and its Subsidiaries permitted hereunder only by SECTION 6.2(VI), does not exceed $4,000,000.

     (a)   Liens granted to the Agent, for the benefit of the Lenders;

     (b) Liens imposed by mandatory provisions of law of carriers, warehousemen, mechanics, repairmen and materialmen and other like liens required by provisions of law and incurred in the ordinary course of business for sums not yet due and payable (or with respect to any obligation not greater than $200,000, not more than sixty (60) days past the date of service) or that are being contested in good faith and with due diligence by appropriate proceedings;

     (c) Liens incurred in the ordinary course of business in connection with worker's compensation, unemployment insurance or other forms of governmental insurance or benefits, or liens arising from good faith deposits in connection with letters of credit, bids, tenders, statutory obligations, leases and contracts (other than for borrowed money) entered into in the ordinary course of business, or to secure obligations on surety or appeal bonds provided that all such liens in the aggregate have no Material Adverse Effect;

     (d) Liens for current taxes, assessments or other governmental charges that are not delinquent or remain payable without any penalty or that are being contested in good faith and with due diligence by appropriate proceedings, provided that all such liens in the aggregate have no Material Adverse Effect and, if reasonably requested by the Agent, the Borrower or such Subsidiary has established reserves reasonably satisfactory to the Agent with respect thereto;

     (e) Liens upon property leased under a Capital Lease and placed upon such property at the time of, or within ten (10) days after, the commencement of the lease thereof to secure the lease payments under such Capital Lease, provided that any such lien (i) shall not encumber any other property of the Borrower or any Subsidiary, (ii) shall not exceed the total of such lease payments and (iii) shall not be pursuant to a lease that is for a term of less than thirty-six (36) months;

     (f) Liens set forth on SCHEDULE 1.1(A) attached hereto, provided that such liens are not renewed, extended or increased;

     (g) Purchase money liens incurred in the purchase of equipment permitted under SECTION 6.9 hereof, provided that any such lien (i) attaches to such asset concurrently with or within ten (10) days after the acquisition thereof, (ii) shall not encumber any other property of the Borrower or any Subsidiary and
(iii) shall not exceed the purchase price of such asset;

     (h)   Assignment Restrictions;

     (i) Easements, rights of way, zoning restrictions and other similar encumbrances on real estate that do not materially impair the value of the property to which they relate; and

     (j) Any other liens or encumbrances as the Required Lenders may approve in writing from time to time.

     "Person" shall mean a corporation, an association, a joint venture, a partnership, an organization, a business, an individual, a trust or a government or political subdivision thereof or any government agency or any other legal entity.

     "Pledge Agreement" shall mean the Third Amended and Restated Pledge Agreement, dated as of the date hereof, between the Borrower and the Agent, as amended, whereby the Borrower has pledged all of the Stock of its Subsidiaries and the Intercompany Loan Documents to the Agent as Collateral for the Obligations, together with any amendments, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "Prime Rate" shall mean the per annum interest rate publicly announced from time to time by First Union from its principal office in Charlotte, North Carolina, to be its Prime Rate, which may not necessarily be its best lending rate, as adjusted to conform to changes as of the opening of business on the date of any such change in the Prime Rate. In the event First Union shall abolish or abandon the practice of announcing its Prime Rate or should the same be unascertainable, the Agent shall designate a comparable reference rate that, upon the Borrower's consent (which shall not be unreasonably withheld), shall be deemed to be the Prime Rate under this Loan Agreement and the other Loan Documents.

     "Prohibited Transaction" shall mean any transaction described in (i)
Section 406 of ERISA that is not exempt by reason of Section 408 of ERISA or
(ii) Section 4975(c) of the Internal Revenue Code that is not exempt by reason of Section 4975(c) or 4975(d).

     "Projections" shall mean the financial projections delivered to the Agent by the Borrower pursuant to SECTION 4.19 hereof.

     "Pro Rata Share" of any amount shall mean, with respect to any Lender at any time, the product of (i) such amount, multiplied by (ii) such Lender's
                                          ---------- --
Percentage at such time under the Facility or Facilities under which such amount is being paid or advanced or to which such amount relates.

     "RTC Holdings" shall mean RTC Holdings, Inc., a Delaware corporation, and its successors and assigns.

     "RTC Holdings International" shall mean RTC Holdings International, Inc., a Delaware corporation, and its successors and assigns.

     "RTC Supply" shall mean RTC Supply, Inc., a Delaware corporation, and its successors and assigns.

     "RTC TN" shall mean RTC TN, Inc., a Delaware corporation and its succesors and assigns.

     "Regulation G" shall mean Regulation G of the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 207, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation G and having substantially the same function.

     "Regulation U" shall mean Regulation U promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 221, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation U and having substantially the same function.

     "Regulation X" shall mean Regulation X promulgated by the Board of Governors of the Federal Reserve System, 12 C.F.R. Part 224, or any successor or other regulation hereafter promulgated by said Board to replace the prior Regulation X and having substantially the same function.

     "Reimbursement Obligation" shall have the meaning assigned to such term in
SECTION 2.17(D).

     "Renal-California" shall mean Renal Treatment Centers - California, Inc., a Delaware corporation, and its successors and assigns.

     "Renal-Hawaii" shall mean Renal Treatment Centers - Hawaii, Inc., a Delaware corporation, and its successors and assigns.

     "Renal-Illinois" shall mean Renal Treatment Centers - Illinois, Inc., a Delaware corporation, and its successors and assigns.

     "Renal-Lab" shall mean Renal Treatment Centers-Lab, Inc., a Delaware corporation, and its successors or assigns.

     "Renal-Management Acquisition" shall mean Renal Treatment Centers - Management Acquisition, Inc., a Delaware corporation, and its successors and assigns.

     "Renal-Mid-Atlantic" shall mean Renal Treatment Centers - Mid-Atlantic, Inc., a Delaware corporation, and its successors and assigns.

     "Renal-Northeast" shall mean Renal Treatment Centers - Northeast, Inc., a Delaware corporation, and its successors and assigns.

     "Renal-Southeast" shall mean Renal Treatment Centers - Southeast, Inc., a Delaware corporation, and its successors and assigns.

     "Renal-West" shall mean Renal Treatment Centers - West, Inc., a Delaware corporation, and its successors and assigns.

     "Reportable Event" shall mean a reportable event as defined in Section 4043(b) of ERISA (other than an event for which notice is waived under the ERISA regulations).

     "Required Lenders" shall mean, at any time, the Lenders owning or holding 66-2/3% or more of the sum of (i) the then aggregate principal amount of the Loans then outstanding plus (ii) the aggregate Stated Amount of all Letters of
                       ----
Credit then outstanding; or, if no Loans or Letters of Credit are then outstanding, the Lenders with 66-2/3% or more of the aggregate of all Commitments at such time. For purposes of this definition, the Stated Amount of each outstanding Letter of Credit shall be considered to be owed to the Lenders according to their respective Revolving Credit/Term Percentages.

     "Requirement of Law" means, as to any Person, the charter, articles or certificate of incorporation and bylaws or other organizational or governing documents of such Person, and any statute, law, treaty, rule, regulation, order, decree, writ, injunction or determination of any arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     "Reserve Requirement" shall mean, with respect to any Interest Period, the reserve percentage (expressed as a decimal) applicable two (2) Business Days before the first day of such Interest Period determined by the Agent to be in effect on such day, as provided by the Board of Governors of the Federal Reserve System (or any successor governmental body), applied for determining the maximum reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves) applicable to the Lenders under Regulation D with respect to "Eurocurrency liabilities" within the meaning of Regulation D, or under any similar or successor regulation with respect to Eurocurrency liabilities or Eurocurrency funding.

     "Revolving Credit/Term Commitment" shall mean, with respect to any Lender at any time, the amount set forth under such Lender's name on its signature page hereto under the caption "Revolving Credit/Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the amount set forth for such Lender at such time in the Register maintained by the Agent pursuant to
SECTION 10.5(C) as such Lender's "Revolving Credit/Term Commitment," as such amount may be reduced at or prior to such time pursuant to the terms hereof.

     "Revolving Credit/Term Facility" shall mean the revolving line of credit established by the Lenders under SECTION 2.1(A).

     "Revolving Credit/Term Facility Conversion Date" shall mean March 31, 2000.

     "Revolving Credit/Term Facility Maturity Date" shall mean March 31, 2004.

     "Revolving Credit/Term Facility Termination Date" shall mean the Revolving Credit/Term Facility Conversion Date, or such earlier date of termination of the Total Revolving Credit/Term Commitment in accordance with SECTION 2.4(A) or
SECTION 8.1.

     "Revolving Credit/Term Loans" shall have the meaning assigned to such term in SECTION 2.1(A).

     "Revolving Credit/Term Notes" shall mean the promissory notes of the Borrower in substantially the form of EXHIBIT A, executed and delivered to the Lenders with Revolving Credit/Term Commitments pursuant to SECTION 2.3(A) or, in connection with an Assignment and Acceptance, pursuant to SECTION 10.5(D), together with any amendments, modifications and supplements thereto and restatements thereof, in whole or in part.

     "Revolving Credit/Term Percentage" shall mean, with respect to any Lender at any time, a fraction (expressed as a percentage) the numerator of which is the Revolving Credit/Term Commitment of such Lender at such time and the denominator of which is the Total Revolving Credit/Term Commitment at such time; provided that if the Revolving Credit/Term Percentage of any Lender is to be determined after the Revolving Credit/Term Commitments have been terminated, then such Revolving Credit/Term Percentage shall be determined immediately prior (and without giving effect) to such termination.

     "Solvent" shall mean, as to any Person on any particular date, that such Person (i) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage, (ii) is able to pay its debts as they mature, (iii) owns property having a fair saleable value greater than the amount required to pay its probable liability on existing debts as they mature (including known reasonable contingencies and contingencies that should be included in notes of the Financial Statements pursuant to Generally Accepted Accounting Principles), and (iv) does not intend to, and does not believe that it will, incur debts or probable liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Stated Amount" shall mean, with respect to any Letter of Credit at any time, the maximum amount available to be drawn thereunder at such time (regardless of whether any conditions for drawing could then be met).

     "Stock" shall mean all shares, options, interests or other equivalents (howsoever designated) of or in a corporation, whether voting or non-voting, including, without limitation, common stock, warrants, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing. For purposes of this Agreement, prior to conversion, the Convertible Notes shall not constitute stock.

     "Subordinated Debt" shall mean (i) the Convertible Notes and (ii) any Debt of the Borrower or any Subsidiary to the extent such Debt is expressly subordinated and made junior to the payment and performance of the Obligations and evidenced as such by a written instrument the terms and conditions (including, without limitation, subordination provisions) of which are satisfactory in form and substance to the Required Lenders in their sole discretion and are approved in writing by the Agent.

     "Subsidiary" shall mean any corporation or other entity of which more than fifty percent (50%) of the outstanding Stock having ordinary voting power to elect a majority of the board of directors is at the time, directly or indirectly, owned by any Person or one or more of its Subsidiaries (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency). When used without reference to a parent corporation, the term "Subsidiary" shall be deemed to refer to a Subsidiary of the Borrower.

     "Subsidiary Pledge Agreement" shall mean the Second Amended and Restated Subsidiary Pledge Agreement, dated as of the date hereof, between each Guarantor and the Agent, which each Guarantor has pledged all of the Stock of its Subsidiaries and its Intercompany Loan Documents, to the Agent as Collateral, together with any amendment, modifications and supplements thereto, any replacements, renewals, extensions and restatements thereof, and any substitutes therefor, in whole or in part.

     "Target" shall have the meaning assigned to such term in Section
5.15(c)(i).

     "Taxes" shall have the meaning assigned to such term in Section 2.12(a).

     "Total Commitment" shall mean, at any time, the sum of all Commitments at such time.

     "Total Revolving Credit/Term Commitment" shall mean, at any time, the sum of the Revolving Credit/Term Commitment of each Lender at such time.

     "Total Unutilized Revolving Credit/Term Commitment" shall mean, at any time, the sum of the Unutilized Revolving Credit/Term Commitments of each Lender at such time.

     "Type" shall have the meaning assigned to such term in Section 2.1(b).

     "Uniform Commercial Code" shall mean the Uniform Commercial Code of the State of North Carolina, as amended from time to time, unless in any particular instance the Uniform Commercial Code of another state is applicable, in which case it shall mean the Uniform Commercial Code of such state.

     "Unutilized Revolving Credit/Term Commitment" shall mean, with respect to any Lender at any time, such Lender's Revolving Credit/Term Commitment at such time less the sum of (i) the aggregate principal amount of all Revolving
     ----
Credit/Term Loans made by such Lender that are outstanding at such time and (ii) such Lender's Pro Rata Share of all Letter of Credit Outstandings at such time.

     1.2 Accounting Terms. Any accounting terms used in this Agreement that are not specifically defined shall have the meanings customarily given them in accordance with Generally Accepted Accounting Principles; provided, however, that, in the event that changes in Generally Accepted Accounting Principles shall be mandated by the Financial Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrower's certified public accountants, to the extent that such changes would modify or could modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date this Agreement shall have been amended in accordance with the terms of this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     1.3 Singular/Plural. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular.

     1.4 Other Terms. All other terms contained in this Agreement shall, when the context so indicates, have the meanings provided for by the Uniform Commercial Code of the State of North Carolina to the extent the same are used or defined therein.


                                  ARTICLE II

                         AMOUNT AND TERMS OF THE LOANS;
                               LETTERS OF CREDIT

     2.1  The Loans.

     (a) Each Lender having a Revolving Credit/Term Commitment severally agrees, subject to and on the terms and conditions of this Agreement, to make Loans (each, a "Revolving Credit/Term Loan" and collectively, the "Revolving Credit/Term Loans") to the Borrower, from time to time on any Business Day during the period from the date hereof to the Revolving Credit/Term Facility Termination Date, provided that (i) the aggregate principal amount of Revolving Credit/Term Loans at any time outstanding for any Lender shall not exceed the difference between (A) such Lender's Revolving Credit/Term Commitment at such time less (B) such Lender's Pro Rata Share (calculated based on its Revolving
     ----
Credit/Term Percentage) of the aggregate Letter of Credit Outstandings at such time (exclusive of Reimbursement Obligations that are repaid with the proceeds of, and simultaneously with the incurrence of, Revolving Credit/Term Loans) and
(ii) no Borrowing of Revolving Credit/Term Loans shall be permitted if, immediately before or after giving effect thereto, a Default or Event of Default exists. Subject to and on the terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow Revolving Credit/Term Loans.

     (b) The Loans shall, at the option of the Borrower and subject to the terms and conditions of this Agreement, be either Base Rate Loans or LIBOR Loans (each such type of Loan, a "Type"), provided that all Loans comprising the same Borrowing shall, unless otherwise specifically provided herein, be of the same Type.

     2.2  Borrowings.

     (a) Whenever the Borrower desires to make a Borrowing (other than continuations or conversions of outstanding Loans pursuant to Section 2.9) under the Revolving Credit/Term Facility, the Borrower will give the Agent written notice (by telecopier or otherwise), prior to 11:00 a.m., Charlotte time, at least three (3) Business Days prior to each Borrowing to be comprised of LIBOR Loans and at least one (1) Business Day prior to each Borrowing to be comprised of Base Rate Loans. Each such notice (each, a "Notice of Borrowing") shall be irrevocable, shall be given in the form of Exhibit B-1 and shall be appropriately completed to specify (i) the aggregate principal amount and Type of the Loans to be made pursuant to such Borrowing (and, in the case of a Borrowing of LIBOR Loans, the initial Interest Period to be applicable thereto) and (ii) the requested date of the Borrowing (the "Borrowing Date"), which shall be a Business Day. Notwithstanding anything to the contrary contained herein:

     (i) the aggregate principal amount of each Borrowing hereunder (y) in the case of Borrowings comprised of Base Rate Loans, shall not be less than $500,000 and, if greater, shall be in an integral multiple of $100,000 in excess thereof, and (z) in the case of Borrowings comprised of LIBOR Loans, shall not be less than $3,000,000 and, if greater, shall be in an integral multiple of $1,000,000 in excess thereof;

    (ii) the aggregate principal amount of all Borrowings under the Revolving Credit/Term Facility, the proceeds of which are utilized to finance any single Permitted Acquisition, in part or in whole, shall not be more than $20,000,000, without the prior written consent of the Required Lenders;

   (iii) no Revolving Credit/Term Loans may be incurred to the extent that, immediately after giving effect thereto, the aggregate original principal amount of all Revolving Credit/Term Loans the proceeds of which were utilized to finance Permitted Acquisitions during any single fiscal year, in part or in whole, shall exceed $75,000,000, without the prior written consent of the Required Lenders;

    (iv) if the Borrower shall have failed to designate the Type of Loans comprising a Borrowing, the Borrower shall be deemed to have requested a Borrowing comprised of Base Rate Loans;

     (v) if the Borrower shall have failed to select the duration of the Interest Period to be applicable to any Borrowing of LIBOR Loans, then the Borrower shall be deemed to have selected an Interest Period with a duration of one (1) month; and

    (vi) LIBOR Loans under the Revolving Credit/Term Facility may not be outstanding under more than five (5) separate Interest Periods at any one time.

     (b) Upon the receipt of a Notice of Borrowing, the Agent will promptly notify each Lender with a Revolving Credit/Term Commitment of the proposed Borrowing, of such Lender's Pro Rata

Share thereof and of the other matters specified in the Notice of Borrowing. Each such Lender will make the amount of its Pro Rata Share of such Borrowing available to the Agent at its office referred to in SECTION 10.4, for the account of the Borrower, in Dollars and in immediately available funds, prior to 12:00 noon, Charlotte time, on the Borrowing Date. To the extent the relevant Lenders have made such amounts available to the Agent as provided hereinabove, the Agent will make the aggregate of such amounts available to the Borrower's account at the Agent's office and in like funds as received by the Agent, prior to 3:30 p.m., Charlotte time, on the Borrowing Date.

     (c) Unless the Agent has received, prior to 12:00 noon, Charlotte time, on any Borrowing Date, written notice from a Lender that such Lender will not make available to the Agent its Pro Rata Share of the relevant Borrowing, the Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Agent on such Borrowing Date in accordance with subsection (B) above, and the Agent may, in reliance upon such assumption, make a corresponding amount available to the Borrower on such Borrowing Date. If and to the extent that such Lender shall not have made such Pro Rata Share available to the Agent, and the Agent shall have made such corresponding amount available to the Borrower, such Lender, on the one hand, and the Borrower, on the other, severally agree to pay to the Agent forthwith on demand such corresponding amount, together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, (i) if recovered from such Lender, at the Federal Funds Rate, and (ii) if recovered from the Borrower, at the rate of interest applicable to Loans comprising such Borrowing, as determined under SECTION 2.6. If such Lender shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

     (d) The failure of any Lender to make any Loan required to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation hereunder to make its Loan on the respective Borrowing Date or relieve any Lender (including the Lender that failed to make such amount available) of its obligation, if any, hereunder to make its Pro Rata Share of any subsequent Borrowing available, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender as part of any Borrowing.

     2.3  Revolving Credit/Term Notes.

     (a) The Revolving Credit/Term Loans made by each Lender shall be evidenced by a Revolving Credit/Term Note appropriately completed in substantially the form of EXHIBIT A.

     (b) The Revolving Credit/Term Note issued to each Lender with a Revolving Credit/Term Commitment shall (i) be executed by the Borrower, (ii) be payable to the order of such Lender, (iii) be dated as of the Closing Date (or, in the case of Revolving Credit/Term Notes issued pursuant to an Assignment and Acceptance, as of the date thereof), (iv) be in a stated principal amount equal to such Lender's Revolving Credit/Term Commitment, (v) bear interest in accordance with the provisions of Section 2.6, as the same may be applicable to the Revolving Credit/Term Loans made by such Lender from time to time, and (vi) be entitled to all of the benefits of this Agreement and the other Loan Documents and subject to the provisions hereof and thereof. The Revolving Credit/Term Notes are an amendment, restatement and renewal of a series of Third Amended and Restated Renewal Revolving Credit/Term Promissory Notes, dated June 5, 1996, in the original aggregate principal amount of up to $100,000,000, each executed and delivered by the Borrower to the Lenders to evidence the loans made under the Revolving Credit/Term Facility, pursuant to the Fourth Amended and Restated Loan Agreement. Upon execution and delivery of the Revolving Credit/Term Notes, the notes amended, restated and renewed thereby will be marked: "Renewed and reevidenced by a series of promissory notes dated May 2, 1997, which are substituted herefor in entirety."

     (c) Each Lender will record on its internal records the amount of each Loan made by it and each payment received by it in respect thereof and will, in the event of any transfer of any of its Revolving Credit/Term Notes, either endorse on the reverse side thereof the outstanding principal amount of the Loans evidenced thereby as of the date of transfer or provide such information on Annex I to the Assignment and Acceptance relating to such transfer; provided, however, that the failure of any Lender to make any such recordation or provide any such information, or any error in such recordation or information, shall not affect the Borrower's obligations in respect of such Loans.

     2.4  Reduction of Commitments.

     (a) At any time and from time to time, upon at least five (5) Business Days' prior written notice to the Agent, the Borrower may terminate in whole or reduce in part the Total Unutilized Revolving Credit/Term Commitment, provided that any such partial reduction shall be in an aggregate amount of not less than $1,000,000 or integral multiples thereof. The amount of any termination or reduction made under this subsection (a) may not thereafter be reinstated.

     (b) Each reduction of the Revolving Credit/Term Commitment under this Section shall be applied ratably to the Revolving Credit/Term Commitments of the Lenders according to their respective Percentages under the Revolving Credit/Term Facility.

After any such reduction, the fee provided for in Sections 2.7(a) shall be calculated with respect to the reduced Commitments.

     2.5  Payments; Voluntary, Mandatory.

     (a) The Borrower shall have the right from time to time to prepay the Loans, in whole or in part, upon written notice to the Agent prior to 11:00 a.m., Charlotte time, at least three (3) Business Days' prior to each intended prepayment of LIBOR Loans and at least one (1) Business Day prior to each intended prepayment of Base Rate Loans, provided that (i) each partial prepayment shall be in an aggregate principal amount of no less than $500,000 or an integral multiple thereof, (ii) no partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000 and, if greater, in an integral multiple of $1,000,000 in excess thereof and (iii) unless made together with all amounts required under Section 2.13 to be paid as a consequence of such prepayment, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto. Each such notice shall specify (x) the proposed date of such prepayment and (y) the aggregate principal amount and the Types of the Loans to be prepaid (and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made) and shall be irrevocable and shall bind the Borrower to make such prepayment on the terms specified therein. Amounts prepaid under the Revolving Credit/Term Facility pursuant to this subsection (a) may be reborrowed, subject to the terms and conditions of this Agreement.

     (b) In the event that the sum of (i) the aggregate principal amount of the Revolving Credit/Term Loans outstanding on any date plus (ii) the aggregate
                                                    ----
Letter of Credit Outstandings as of such date exceeds the Total Revolving Credit/Term Commitment as of such date (after giving effect to any termination or reduction thereof as of such date), the Borrower will repay the principal amount of the Revolving Credit/Term Loans on such date in the amount of such excess; provided that, (A) such payment shall be accompanied by all amounts required under Section 2.13 if applied to a LIBOR Loan and such payment is not made on the last day of the Interest Period applicable thereto, and (B) to the extent such excess amount required to be repaid is greater than the aggregate principal amount of the Revolving Credit/Term Loans outstanding immediately prior to the application of such repayment, the amount so repaid shall be retained by the Agent and held in the Cash Collateral Account as security for the Borrower's Reimbursement Obligations, as more particularly described in
Section 2.17(i).

     (c) The Borrower shall repay the Revolving Credit/Term Notes in full on the Revolving Credit/Term Facility Termination Date; provided, however, that if no Default or Event of Default shall have occurred and be continuing and the Revolving Credit/Term Facility

Termination Date occurs on, and solely because of, the occurrence of the Revolving Credit/Term Facility Conversion Date, the aggregate outstanding principal balance of the Revolving Credit/Term Loans on the Revolving Credit/Term Facility Conversion Date will be converted to a term loan and shall be due and payable and repaid by the Borrower in sixteen (16) equal quarterly installments, on March 31, June 30, September 30 and December 31 in each year, commencing on June 30, 2000 through and including the Revolving Credit/Term Facility Maturity Date. Prepayments of such term loan shall be applied to installments of the Loans in inverse order of maturity.

     2.6  Interest.

     (a) The Borrower will pay interest in respect of the unpaid principal amount of each Loan, from the date of Borrowing thereof until such principal amount shall be paid in full, (i) at the Adjusted Base Rate, as in effect from time to time during such periods as such Loan is a Base Rate Loan, and (ii) at the Adjusted LIBOR Rate, as in effect from time to time during such periods as such Loan is a LIBOR Loan.

     (b) Any principal amounts of the Loans not paid when due and, to the greatest extent permitted by law, all interest accrued on the Loans and all other fees and amounts hereunder not paid when due (whether at maturity, pursuant to acceleration or otherwise), shall bear interest at a rate per annum equal to the interest rate then applicable to such Loans (whether the Adjusted Base Rate or the Adjusted LIBOR Rate) plus two percentage points (2.0%), and such default interest shall be payable on demand. Further, but without duplication of the foregoing, during the existence of any Event of Default in response to which the Lenders do not elect to declare the outstanding principal amounts of the Revolving Credit/Term Loans immediately due and payable, if required by the Required Lenders, the Borrower will pay interest on the dates provided pursuant to subsection (c), below, in respect of the unpaid principal amount of each Revolving Credit/Term Loan, from the date the Event of Default first exists until it is cured, at a rate per annum equal to the Adjusted Base Rate plus two percentage points (2.0%). To the greatest extent permitted by law, interest shall continue to accrue after the filing by or against the Borrower of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign.

     (c) Accrued (and theretofore unpaid) interest shall be payable (i) in respect of each Base Rate Loan, in arrears on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending June 30, 1997 and (ii) in respect of each LIBOR Loan, in arrears on the last Business Day of the Interest Period applicable thereto (subject to the provisions of clause (iv) in Section 2.8) and for any Interest Period longer than three (3) months, interest shall also be payable on the first Business Day occurring three (3) months after the first day of such Interest Period and (iii) in respect of any Loan, on the date of any repayment or prepayment in full, at maturity (whether pursuant to acceleration or otherwise) and, after maturity, on demand.

     (d) Nothing contained in this Agreement or in any other Loan Document shall be deemed to establish or require the payment of interest to any Lender at a rate in excess of the maximum rate permitted by applicable law. If the amount of interest payable for the account of any Lender on any interest payment date would exceed the maximum amount permitted by applicable law to be charged by such Lender, the amount of interest payable for its account on such interest payment date shall be automatically reduced to such maximum permissible amount. In the event of any such reduction affecting any Lender, if from time to time thereafter the amount of interest payable for the account of such Lender on any interest payment date would be less than the maximum amount permitted by applicable law to be charged by such Lender, then the amount of interest payable for its account on such subsequent interest payment date shall be automatically increased to such maximum permissible amount, provided that at no time shall the aggregate amount by which interest paid for the account of any Lender has been increased pursuant to this sentence exceed the aggregate amount by which interest paid for its account has theretofore been reduced pursuant to the previous sentence.

     (e) The Agent shall promptly notify the Borrower and the Lenders upon determining the interest rate for each Borrowing after its receipt of the relevant Notice of Borrowing or Notice of Conversion/Continuation; provided, however, that the failure of the Agent to provide the Borrower or the Lenders with any such notice shall neither affect any obligations of the Borrower or the Lenders hereunder nor result in any liability on the part of the Agent to the Borrower or any Lender. Each such determination (including each determination of the Reserve Requirement in connection with a Borrowing of LIBOR Loans) shall, absent manifest error, be final and conclusive and binding on all parties hereto.

     2.7  Fees.  The Borrower agrees to pay:

     (a) To the Agent, for the account of each Lender with a Revolving Credit/Term Commitment, a commitment fee per annum for the period from the Closing Date to the Revolving Credit/Term Facility Termination Date, at the applicable percentage per annum determined under the following matrix and applied to the average daily Unutilized Revolving Credit/Term Commitment of such Lender, payable in arrears (i) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending June 30, 1997, and (ii) on the Revolving Credit/Term Facility Termination Date:


            Ratio of Consolidated Debt
             to Annualized Cash Flow                      Commitment Fee
         (including Foreign Subsidiaries)                   Percentage
         --------------------------------                 --------------
             Greater than or equal to
               3.0 to 1.0                                     0.25%

             Greater than or equal to
               2.0 to 1.0
               but less than 3.0 to 1.0                       0.225%

             Less than 2.0 to 1.0                             0.20%

     (b) To the Agent, for the account of each Lender with a Revolving Credit/Term Commitment, a letter of credit fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at a rate per annum equal to the Applicable Margin for LIBOR Loans in effect from time to time during such period on the daily average Stated Amount thereof, payable in arrears (i) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending June 30, 1997, and (ii) on the later of the Revolving Credit/Term Facility Termination Date or the date of termination of the last outstanding Letter of Credit;

     (c) To the Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit for the period from the date of its issuance to the date of its termination, at the rate of 0.125% per annum on the daily average Stated Amount thereof, payable in arrears (i) on the last Business Day of each fiscal quarter, beginning with the last Business Day of the fiscal quarter ending June 30, 1997, and (ii) on the later of the Revolving Credit/Term Facility Termination Date and the date of termination of the last outstanding Letter of Credit;

     (d) To the Issuing Bank, for its own account, such commissions, issuance fees, transfer fees and other fees and charges incurred in connection with the issuance and administration of each Letter of Credit as are customarily charged from time to time by the Issuing Bank for the performance of such services in connection with similar letters of credit, or as may be otherwise agreed to by the Issuing Bank, but without duplication of amounts payable under subsection
(C) above; and

     (e) To the Agent, for its own account, the annual agency fee in the amount and at the times provided in the Fee Letter, such fee to accrue from the Closing Date to the date upon which all of the Obligations have been indefeasibly paid in full and the Commitments have been terminated.

     2.8 Interest Periods. Concurrently with the giving of any Notice of Borrowing or Notice of Conversion/Continuation in respect of any Borrowing comprised of LIBOR Loans, the Borrower shall have the right to elect, pursuant to such notice, the interest period (each, an "Interest Period") to be applicable to such LIBOR Loans, which Interest Period shall, at the option of the Borrower, be a one, two, three or six-month period (subject to availability); provided, however, that:

     (i) all LIBOR Loans comprising a single Borrowing shall at all times have the same Interest Period;

    (ii) the initial Interest Period for any LIBOR Loan shall commence on the date of the Borrowing of such Loan (including the date of any continuation of, or conversion into, such LIBOR Loan), and each successive Interest Period applicable to such LIBOR Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

   (iii) the Borrower may not select any Interest Period that expires after the Revolving Credit/Term Facility Maturity Date, with respect to Revolving Credit/Term Loans that are to be maintained as LIBOR Loans;

    (iv) if any Interest Period otherwise would expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day unless such next succeeding Business Day falls in another calendar month, in which case such Interest Period shall expire on the next preceding Business Day;

     (v) if any Interest Period begins on a day for which there is no numerically corresponding day in the calendar month during which such Interest Period would otherwise expire, such Interest Period shall expire on the last Business Day of such calendar month; and

    (vi) if, upon the expiration of any Interest Period applicable to a Borrowing of LIBOR Loans, the Borrower shall have failed to elect a new Interest Period to be applicable to such LIBOR Loans, then the Borrower shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans as of the expiration of the then current Interest Period applicable thereto.

     2.9  Conversions and Continuations.

     (a) The Borrower shall have the right, on any Business Day, to elect (y) to convert all (or a portion in an amount not less than (A) in the case of Base Rate Loans, $500,000 or, if greater, an integral multiple of $100,000 in excess thereof and (B) in the case of LIBOR Loans, $3,000,000 or, if greater, an integral multiple of $1,000,000 in excess thereof) of the outstanding principal amount of any Loans of one Type made pursuant to one or more Borrowings under any Facility (and, in the case of LIBOR Loans, having the same Interest Period) into a Borrowing or Borrowings of Loans (under the same Facility) of the other Type, or (z) to continue all (or a portion, subject to the restrictions as to amount set forth in clause (B) of the parenthetical in clause (y) above) of the outstanding principal amount of any LIBOR Loans made pursuant to one or more Borrowings under any Facility (and having the same Interest Period) for an additional Interest Period, provided that (i) except as otherwise provided for in Section 2.11(d), LIBOR Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto (and, in any event, if a LIBOR Loan is converted into a Base Rate Loan on any day other than the last day of the Interest Period applicable thereto, the Borrower will pay, upon such conversion, all amounts required under Section 2.13 to be paid as a consequence thereof), (ii) if any partial conversion of LIBOR Loans into Base Rate Loans shall have reduced the outstanding principal amount of the remaining LIBOR Loans made pursuant to a single Borrowing (and thereby continued) to less than $3,000,000 and, if greater, an integral multiple of $1,000,000 in excess thereof, such remaining LIBOR Loans shall be converted immediately into Base Rate Loans and may not thereafter be converted into or continued as LIBOR Loans unless the requirements of clause (y) above are satisfied, (iii) no conversion of Base Rate Loans into LIBOR Loans or continuation of LIBOR Loans shall be permitted during the existence of a Default or Event of Default and (iv) no conversion or continuation under this Section shall result in a greater number of separate Interest Periods in respect of LIBOR Loans under either Facility than is permitted under Section 2.2(a)(vi).

     (b) The Borrower shall make each such election by delivering written notice to the Agent prior to 11:00 a.m., Charlotte time, at least three (3) Business Days prior to the effective date of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans and at least one (1) Business Day prior to the effective date of any conversion of LIBOR Loans into Base Rate Loans. Each such notice (each, a "Notice of Conversion/Continuation") shall be irrevocable, shall be given in the form of Exhibit B-2 and shall be appropriately completed to specify (x) the date of such conversion or continuation, (y) in the case of a conversion into, or a continuation of, LIBOR Loans, the Interest Period to be applicable thereto and (z) the aggregate amount and Type of the Loans being converted or continued. Upon the receipt of a Notice of Conversion/Continuation, the Agent will promptly notify each Lender having a Commitment under the Facility pursuant to which such conversion or continuation is elected of the proposed conversion or continuation, of such Lender's Pro Rata Share thereof and of the other matters specified in the Notice of Conversion/Continuation. In the event that the Borrower shall fail to deliver a Notice of Conversion/ Continuation as provided hereinabove with respect to any Borrowing of LIBOR Loans, such LIBOR Loans shall automatically be converted to Base Rate Loans upon the expiration of the then current Interest Period applicable thereto.

     2.10 Method of Payments; Computations.

     (a) All payments by the Borrower hereunder and under the Revolving Credit/Term Notes shall be made without setoff, counterclaim or other defense, in Dollars and in immediately available funds to the Agent, for the account of the Lenders (except as otherwise provided in SECTIONS 2.7(C), 2.7(D), 2.7(E), 2.11, 2.12, 2.13, 2.17, 10.6 and 10.7 as to payments required to be made directly to the Issuing Bank and the Lenders) to First Union, ABA Routing #053000219, to the Credit of First Union National Bank of North Carolina, Charlotte, North Carolina, Attention: Syndication Agency Services, G/L #465906, RC # 5007, RE: Renal Treatment Centers, prior to 12:00 noon, Charlotte time, on the date payment is due. Any payment made as required hereinabove, but after 12:00 noon, Charlotte time, shall be deemed to have been made on the next succeeding Business Day. If any payment falls due on a day that is not a Business Day, then such due date shall be extended to the next succeeding Business Day (except that in the case of LIBOR Loans to which the provisions of clause (iv) in SECTION 2.8 are applicable, such due date shall be the next preceding Business Day), and such extension of time shall then be included in the computation of payment of interest, fees or other applicable amounts.

     (b) The Agent will distribute to the Lenders like amounts relating to payments made to the Agent for the account of such Lenders as follows: (i) if the payment is received by 12:00 noon, Charlotte time, in immediately available funds, the Agent will make available to each such Lender on the same date, by wire transfer of immediately available funds, such Lender's Pro Rata Share of such payment, and (ii) if such payment is received after 12:00 noon, Charlotte time, or in other than immediately available funds, the Agent will make available to each such Lender its Pro Rata Share of such payment by wire transfer of immediately available funds on the next succeeding Business Day (or in the case of uncollected funds, as soon as practicable after collected). If the Agent shall not have made a required distribution to the appropriate Lenders as required hereinabove after receiving a payment for the account of such Lenders, the Agent will pay to each such Lender, on demand, its Pro Rata Share of such payment with interest thereon at the Federal Funds Rate for each day from the date such amount was required to be disbursed by the Agent until the date repaid to such Lender. The Agent will distribute to the Issuing Bank like amounts relating to payments made to the Agent for the account of the Issuing Bank in the same manner, and subject to the same terms and conditions, as set forth hereinabove with respect to distributions of amounts to the Lenders.

     (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender hereunder that such payment will not be made in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date, and the Agent may, in reliance on such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due to each such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Agent, each such Lender shall repay to the Agent forthwith on demand such amount so distributed to such Lender, together with interest thereon for each day from the date such amount is so distributed to such Lender until the date repaid to the Agent, at the Federal Funds Rate.

     (d) The Borrower hereby authorizes each Lender, if and to the extent that any payment owed to such Lender is not made when due hereunder or under any Revolving Credit/Term Note held by such Lender, to charge from time to time against any or all of the accounts of the Borrower with such Lender any amount so due.

     (e) With respect to each payment on the Loans hereunder, except as specifically provided otherwise herein or in any of the other Loan Documents, the Borrower may designate by written notice to the Agent prior to or concurrently with such payment the Types of Loans that are to be repaid or prepaid and, in the case of LIBOR Loans, the specific Borrowing or Borrowings pursuant to which made, provided that (i) unless made together with all amounts required under SECTION 2.13 to be paid as a consequence thereof, a prepayment of a LIBOR Loan may be made only on the last day of the Interest Period applicable thereto, (ii) if any partial prepayment of LIBOR Loans made pursuant to any single Borrowing shall reduce the outstanding principal amount of the remaining LIBOR Loans under such Borrowing to less than $3,000,000, and if greater, in integral multiples of $1,000,000 in excess thereof, such remaining LIBOR Loans shall be converted immediately into Base Rate Loans and (iii) each prepayment of Loans comprising a single Borrowing shall be applied pro rata among such Loans. In the absence of any such designation by the Borrower, the Agent shall, subject to the foregoing, make such designation in its sole discretion.

     (f) All computations of interest and fees hereunder (including computations of the Reserve Requirement) shall be made on the basis of a year consisting of 360 days and the actual number of days (including the first day, but excluding the last day) elapsed; provided, that interest on Base Rate Loans shall be computed on the basis of 365/366-day year and the actual days elapsed.

     2.11 Increased Costs, Change in Circumstances, etc.

     (a) If, at any time after the Closing Date and from time to time, the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of the Lenders with any of such requirements, shall:

     (i) subject any Lender to, or increase the net amount of, any tax, impost, duty, charge or withholding with respect to any amount received or to be received hereunder in connection with LIBOR Loans (other than taxes imposed on net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);

    (ii) change the basis of taxation of payments to any Lender in connection with LIBOR Loans (other than changes in taxes on the net income or profits of, or any branch or franchise tax applicable to, such Lender or a Lending Office of such Lender);

   (iii) impose, increase or render applicable any reserve (other than the Reserve Requirement), capital adequacy, special deposit or similar requirement against assets of, deposits with or for the account of, or loans, credit or commitments extended by, any Lender or a Lending Office of such Lender; or

    (iv) impose on any Lender or in the London interbank Eurodollar market any other condition or requirement affecting this Agreement or LIBOR Loans;

and the result of any of the foregoing is to increase the costs to any Lender of agreeing to make, making, funding or maintaining any LIBOR Loans or to reduce the yield or rate of return of or any sum received or receivable by such Lender on any LIBOR Loans to a level below that which such Lender could have achieved or received pursuant to this Agreement but for the adoption or modification of any such requirements, the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as shall compensate such Lender for such increase in costs or reduction in return.

     (b) If, at any time after the Closing Date and from time to time, any Lender shall have determined that the adoption or modification of any applicable federal, state or local law, rule or regulation regarding such Lender's (or a corporation controlling such Lender) required level of capital (including any allocation of capital requirements or conditions, but excluding federal, state or local income tax liability), or the implementation of any such requirements previously adopted but not implemented prior to the Closing Date, or any interpretation or administration thereof by any Governmental Authority (whether or not having the force of law) charged with the interpretation, administration or compliance of such Lender (or a corporation controlling such Lender) with any of such requirements, has or would have the effect of reducing the rate of return on such Lender's capital (or the capital of any corporation controlling such Lender) as a consequence of its Commitments, Loans or participations in Letters of Credit hereunder to a level below that which such Lender (or a corporation controlling such Lender) could have achieved but for such adoption, modification, implementation or interpretation (taking into account such Lender's policies with respect to capital adequacy), the Borrower will, within fifteen (15) days after delivery to the Borrower by such Lender of written demand therefor (with a copy thereof to the Agent), pay to such Lender such additional amounts as will compensate such Lender for such reduction in return.

          (c) If, on or prior to the first day of any Interest Period, (i) the Agent shall have received written notice from any Lender of such Lender's determination that Dollar deposits in the amount of such Lender's required LIBOR Loan pursuant to such Borrowing are not generally available in the London interbank Eurodollar market or that the rate at which such Dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its LIBOR Loan during such Interest Period or (ii) the Agent shall have determined that adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate for such Interest Period, the Agent will forthwith so notify the Borrower and the Lenders, whereupon the obligation of (y) in the case of clause (i) above, each such affected Lender, and (z) in the case of clause (ii) above, all Lenders, in each case to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended (including pursuant to the Borrowing to which such Interest Period applies), and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall be deemed to be a request for Base Rate Loans (but in the case of clause (i) above, only to the extent of such affected Lender's Pro Rata Share thereof) until the Agent or the affected Lender, as the case may be, shall have determined that the circumstances giving rise to such suspension no longer exist (and the affected Lender, if making such determination, shall have so notified the Agent), and the Agent shall have so notified the Borrower and the Lenders.

          (d) Notwithstanding any other provision in this Agreement, if, at any time after the Closing Date and from time to time, any Lender shall have determined that the adoption or modification of any applicable law, rule or regulation, or any interpretation or administration thereof by any Governmental Authority or central bank (whether or not having the force of law) charged with the interpretation, administration or compliance of such Lender with any of such requirements, has or would have the effect of making it unlawful for such Lender to honor its obligation to make LIBOR Loans or to continue to make or maintain LIBOR Loans, such Lender will forthwith so notify the Agent and the Borrower, whereupon (i) each of such Lender's outstanding LIBOR Loans shall automatically, on the expiration date of the respective Interest Period applicable thereto or, to the extent any such LIBOR Loan may not lawfully be maintained as a LIBOR Loan until such expiration date, upon such notice, be converted into a Base Rate Loan and (ii) the obligation of such Lender to make, to convert Base Rate Loans into, or to continue, LIBOR Loans shall be suspended, and any Notice of Borrowing or Notice of Conversion/Continuation given at any time thereafter with respect to LIBOR Loans shall, as to such Lender, be deemed to be a request for Base Rate Loans, until such Lender shall have determined that the circumstances giving rise to such suspension no longer exist and shall have so notified the Agent, and the Agent shall have so notified the Borrower.

          (e) Determinations by the Agent or any Lender for purposes of this Section of any increased costs, reduction in return, market contingencies, illegality or any other matter shall, absent manifest error, be conclusive, provided that such determinations are made in good faith. Each Lender agrees that, upon the occurrence of any event giving rise to the operation of this Section with respect to such Lender, it will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

          (f) Each demand for payment under this Section shall be preceded by a notice to the Borrower of such anticipated demand, which notice shall specify in reasonable detail the basis for such demand, but the failure to provide such advance notice shall not relieve the Borrower of any of its obligations hereunder. No failure by the Agent or any Lender to demand payment of any amounts payable under this Section shall constitute a waiver of its right to demand payment of any additional amounts arising at any subsequent time. Nothing in this Section shall be construed or so operate as to require the Borrower to pay any interest, fees, costs or charges in excess of that permitted by applicable law.

          2.12 Taxes.

          (a) Any and all payments by the Borrower hereunder or under any Revolving Credit/Term Note shall be made, in accordance with the terms hereof and thereof, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto (other than net income and franchise taxes imposed on the Agent, the Issuing Bank or any Lender) (y) by the jurisdiction under the laws of which the Agent, the Issuing Bank or such Lender, as the case may be, is organized or any political subdivision thereof and (z) in the case of each Lender, by the jurisdiction in which any Lending Office of such Lender is located or any political subdivision thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Revolving Credit/Term Note to the Agent, the Issuing Bank or any Lender, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Agent, the Issuing Bank or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower will make such deductions and (iii) the Borrower will pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

          (b) The Borrower will indemnify the Agent, the Issuing Bank and each Lender for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this Section) paid by the Agent, the Issuing Bank or such Lender, as the case may be, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date the Agent, the Issuing Bank or any Lender, as the case may be, makes written demand therefor. Within thirty (30) days after the date of any payment of Taxes pursuant to this Section, the Borrower will furnish to the Agent, the Issuing Bank or the relevant Lender, as the case may be, the original or a certified copy of a receipt evidencing payment thereof.

          (c) If any Lender is a "foreign corporation, partnership or trust" within the meaning of the Code, and such Lender claims exemption from United States withholding tax under Section 1441 or 1442 of the Code, such Lender will deliver to the Agent and the Borrower:

          (i) if such Lender claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, properly completed IRS Forms 1001 and W-8 before the payment of any interest in the first calendar year, and before the payment of any interest in each third succeeding calendar year, during which interest may be paid to such Lender under this Agreement;

          (ii) if such Lender claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Lender, two (2) properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Lender, and in each succeeding taxable year of such Lender, during which interest may be paid to such Lender under this Agreement, and IRS Form W-9; and

         (iii) such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

          Each such Lender will promptly notify the Agent and the Borrower of any changes in circumstances that would modify or render invalid any claimed exemption or reduction.

          (d) If any Lender is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable withholding tax after taking into account such reduction. If the forms or other documentation required under subsection (c) above are not delivered to the Agent, then the Agent may withhold from any interest payment to such Lender not providing such forms or other documentation an amount equivalent to the applicable withholding tax. For purposes of this Section, a distribution hereunder by the Agent to or for the account of any Lender shall be deemed a payment by the Borrower.

          (e) If the IRS or any other Governmental Authority, domestic or foreign, asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (whether because the appropriate form was not delivered or was not properly executed, because such Lender failed to notify the Agent of a change in circumstances that rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this subsection (e), together with all costs, expenses and reasonable attorneys' fees incurred or paid in connection therewith.

          (f) If at any time the Borrower requests any Lender to deliver any forms or other documentation pursuant to subsection (c) above, then the Borrower shall, upon demand of such Lender, reimburse such Lender for any reasonable costs or expenses incurred by such Lender in the preparation or delivery of such forms or other documentation.

          (g) Each Lender agrees that, if the Borrower is required to pay additional amounts to any Lender pursuant to subsection (a) above, then such Lender will, if requested by the Borrower and to the extent permitted by law, endeavor in good faith to designate another Lending Office for its LIBOR Loans, but only if such designation would make it lawful for such Lender to continue to make or maintain LIBOR Loans hereunder; provided that such designation is made on such terms that such Lender, in its good faith determination, suffers no increased cost or economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this Section.

          2.13 Compensation. The Borrower will compensate each Lender, upon its written request (which request shall set forth the basis for requesting such compensation and shall be copied to the Agent), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its LIBOR Loans) that such Lender may sustain
(i) if for any reason (other than a default by such Lender or the Agent) a Borrowing of, or conversion of or into, LIBOR Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/ Continuation, (ii) if any repayment, prepayment or conversion of any of its LIBOR Loans occurs on a date other than the last day of an Interest Period applicable thereto, (iii) if any prepayment of any of its LIBOR Loans is not made on any date specified in a notice of prepayment given by the Borrower or
(iv) as a consequence of any other failure by the Borrower to make any payments with respect to LIBOR Loans when due hereunder, including as a consequence of acceleration of the maturity of such Loans pursuant to Section 8.1. In addition, the Borrower will pay to the Agent, for its own account, an administrative fee of $500 concurrently with any payments made in respect of any single occurrence pursuant to this Section. Calculation of all amounts payable to a Lender under this Section shall be made as though such Lender had actually funded its relevant LIBOR Loan through the purchase of a Eurodollar deposit bearing interest at the LIBOR Rate in an amount equal to the amount of such LIBOR Loan, having a maturity comparable to the relevant Interest Period and through the transfer of such Eurodollar deposit from an offshore Lending Office of such Lender to a Lending Office of such Lender in the United States; provided, however, that each Lender may fund each of its LIBOR Loans in any manner it sees fit and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section. Determinations by any Lender for purposes of this Section 2.13 of any such losses, expenses or liabilities shall, absent manifest error, be conclusive, provided that such determinations are made in
                               --------
good faith.

          2.14 Use of Proceeds. The proceeds of the Revolving Credit/Term Loans shall be used by the Borrower solely (i) to refinance existing Debt, (ii) to provide working capital and for general corporate purposes for the Borrower and its Subsidiaries and (iii) to finance Permitted Acquisitions pursuant to this Agreement.

          2.15 Recovery of Payments.

          (a) The Borrower agrees that to the extent the Borrower makes a payment or payments to or for the account of the Agent, the Lenders or the Issuing Bank, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Obligation intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been received.

          (b) If any amounts distributed by the Agent to a Lender are subsequently returned or repaid by the Agent to the Borrower or its representative or successor in interest, whether by court order or by settlement approved by the Lender in question, such Lender will, promptly upon receipt of notice thereof from the Agent, pay the Agent such amount. If any such amounts are recovered by the Agent from the Borrower or its representative or successor in interest, the Agent shall redistribute such amounts to the Lenders on the same basis as such amounts were originally distributed.

          2.16 Pro Rata Borrowings.

          (a) All Borrowings, continuations and conversions of Loans shall be made by the Lenders pro rata on the basis of their respective Percentages, as appropriate from time to time, rounded to the nearest penny.

          (b) Each Lender agrees that if it shall receive any amount hereunder (whether by voluntary payment, realization upon security, exercise of the right of setoff or banker's lien, counterclaim or cross action, enforcement of any right under the Loan Documents, or otherwise) applicable to the payment of any of the Obligations that exceeds its Pro Rata Share of payments on account of such Obligations then or therewith obtained by all the Lenders to which such payments are required to have been made, such Lender shall forthwith purchase from the other Lenders such participations in such Obligations as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each such other Lender shall be rescinded and each such other Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such other Lender's ratable share (according to the proportion of (i) the amount of such other Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to the provisions of this Section may, to the fullest extent permitted by law, exercise any and all rights of payment (including, without limitation, setoff, banker's lien or counterclaim) with respect to such participation as fully as if such participant were a direct creditor of the Borrower in the amount of such participation.

          2.17 Letters of Credit.

          (a) Subject to and upon the terms and conditions herein set forth, so long as no Default or Event of Default has occurred and is continuing, the Issuing Bank will, at any time and from time to time on and after the Closing Date and prior to the Revolving Credit/Term Facility Termination Date, and upon request by the Borrower in accordance with the provisions of
     Section 2.17(b), issue for the account of the Borrower one or more irrevocable standby letters of credit denominated in Dollars and in a form customarily used or otherwise approved by the Issuing Bank (together with all amendments, modifications and supplements thereto, substitutions therefor and renewals and restatements thereof, collectively, the "Letters of Credit"). The Stated Amount of each Letter of Credit shall not be less than such amount as may be acceptable to the Issuing Bank. Notwithstanding the foregoing:

          (i) No Letter of Credit shall be issued the Stated Amount upon issuance of which (i) when added to all other Letter of Credit Outstandings at such time, would exceed $10,000,000 or (ii) when added to all other Letter of Credit Outstandings at such time and the aggregate principal amount of all Revolving Credit/Term Loans then outstanding, would exceed the Total Revolving Credit/Term Commitment at such time;

         (ii) No Letter of Credit shall be issued that by its terms expires more than one (1) year after its date of issuance or later than the seventh day prior to the Revolving Credit/Term Facility Conversion Date; provided, however, that a Letter of Credit may, if requested by the Borrower, provide by its terms, and on terms acceptable to the Issuing Bank, for renewal for successive periods of one year or less (but not beyond the seventh day prior to the Revolving Credit/Term Facility Conversion Date), unless and until the Issuing Bank shall have delivered a notice of nonrenewal to the beneficiary of such Letter of Credit; and

        (iii) The Issuing Bank shall be under no obligation to issue any Letter of Credit if, at the time of such proposed issuance, (A) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain the Issuing Bank from issuing such Letter of Credit, or any Requirement of

               Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which the Issuing Bank is not otherwise compensated) not in effect on the Closing Date, or any unreimbursed loss, cost or expense that was not applicable, in effect or known to the Issuing Bank as of the Closing Date and that the Issuing Bank in good faith deems material to it, or (B) the Issuing Bank shall have actual knowledge, or shall have received notice from any Lender, prior to the issuance of such Letter of Credit that one or more of the conditions specified in
               Section 3.2 (if applicable) or 3.3 are not then satisfied or that the issuance of such Letter of Credit would violate the provisions of subsection (i) above.

          (b) Whenever the Borrower desires the issuance of a Letter of Credit, the Borrower will notify the Issuing Bank (with copies to the Agent) in writing, by 11:00 a.m., Charlotte time, at least three (3) Business Days' (or such shorter period as is acceptable to the Issuing Bank in any given case) prior to the requested date of issuance thereof. Each such request (each, a "Letter of Credit Request") shall be irrevocable, shall be given in the form of Exhibit B-3 and shall be appropriately completed to specify
     (i) the proposed date of issuance (which shall be a Business Day), (ii) the proposed Stated Amount and expiry date of the Letter of Credit, and (iii) the name and address of the proposed beneficiary or beneficiaries of the Letter of Credit. The Borrower will also complete any application procedures and documents required by the Issuing Bank in connection with the issuance of any Letter of Credit. The Agent will, promptly upon its receipt thereof, notify each Lender of the Letter of Credit Request. Upon its issuance of any Letter of Credit, the Issuing Bank will promptly notify each Lender of such issuance and will notify each Lender with a Revolving Credit/Term Commitment of the amount of its participation therein under
     Section 2.17(c).

          (c) Immediately upon the issuance of any Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Lender with a Revolving Credit/Term Commitment, and each such Lender (each, in such capacity, an "L/C Participant") shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, pro rata to the extent of its Revolving Credit/Term Percentage at such time, in such Letter of Credit, each drawing made thereunder and the obligations of the Borrower under this Agreement with respect thereto and any security therefor (including the Collateral) or guaranty pertaining thereto; provided, however, that the fees and other charges relating to Letters of Credit described in Sections 2.7(c) and (d) shall be payable directly to the Issuing Bank as provided therein, and the L/C Participants shall have no right to receive any portion thereof. Upon any change in the Revolving Credit/Term Commitments of any of the Lenders pursuant to Section 10.5, with respect to all outstanding Letters of Credit and Reimbursement Obligations there shall be an automatic adjustment to the participations pursuant to this Section to reflect the new Revolving Credit/Term Percentages of the assigning Lender and the Eligible Assignee.

          (d) The Borrower hereby agrees to reimburse the Issuing Bank by making payment to the Agent, for the account of the Issuing Bank, in immediately available funds, for any payment made by the Issuing Bank under any Letter of Credit (each such amount so paid until reimbursed, together with interest thereon payable as provided hereinbelow, a "Reimbursement Obligation") immediately after, and in any event on the date of, such payment, together with interest on the amount so paid by the Issuing Bank, to the extent not reimbursed prior to 2:00 p.m., Charlotte time, on the date of such payment or disbursement, (i) for the period from the date of the respective payment to the date of receipt by the Borrower from the Issuing Bank of notice of such payment, the Adjusted Base Rate as in effect from time to time during such period, and (ii) for the period from the date of receipt by the Borrower from the Issuing Bank of notice of such payment to the date the Reimbursement Obligation created thereby is satisfied, the Base Rate as in effect from time to time during such period plus two percentage points (2.0%), such interest also to be payable on demand. The Issuing Bank will provide the Agent and the Borrower with prompt notice of any payment or disbursement made under any Letter of Credit, although the failure to give, or any delay in giving, any such notice shall not release, diminish or otherwise affect the Borrower's obligations under this Section or any other provision of this Agreement.

          (e) In the event that the Issuing Bank makes any payment under any Letter of Credit and the Borrower shall not have timely satisfied in full its Reimbursement Obligation to the Issuing Bank pursuant to Section 2.17(d), and to the extent that any amounts then held in the Cash Collateral Account established pursuant to Section 2.17(i) shall be insufficient to satisfy such Reimbursement Obligation in full, the Issuing Bank will promptly notify the Agent, and the Agent will promptly notify each L/C Participant, of such failure. If the Agent gives such notice prior to 11:00 a.m., Charlotte time, on any Business Day to any L/C Participant, such L/C Participant will make available to the Agent, for the account of the Issuing Bank, its Pro Rata Share (calculated with respect to its Revolving Credit/Term Percentage) of the amount of such payment on such Business Day in immediately available funds. If the Agent gives such notice after 11:00 a.m., Charlotte time, on any Business

     Day to any such L/C Participant, such L/C Participant shall make its Pro Rata Share of such amount available to the Agent on the next succeeding Business Day. If and to the extent such L/C Participant shall not have so made its Pro Rata Share of the amount of such payment available to the Agent, such L/C Participant agrees to pay to the Agent, for the account of the Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent at the Federal Funds Rate. The failure of any L/C Participant to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit shall not relieve any other L/C Participant of its obligation hereunder to make available to the Agent its Pro Rata Share of any payment under any Letter of Credit on the date required, as specified above, but no L/C Participant shall be responsible for the failure of any other L/C Participant to make available to the Agent such other L/C Participant's Pro Rata Share of any such payment. Each such payment by an L/C Participant under this Section 2.17(e) of its Pro Rata Share of an amount paid by the Issuing Bank shall constitute a Revolving Credit/Term Loan by such Lender (the Borrower being deemed to have given a timely Notice of Borrowing therefor) and shall be treated as such for all purposes of this Agreement; provided that for purposes of determining the available unused portion of the Total Revolving Credit/Term Commitment immediately prior to giving effect to the application of the proceeds of such Revolving Credit/Term Loans, the Reimbursement Obligation being satisfied thereby shall be deemed not to be outstanding at such time.

          (f) Whenever the Issuing Bank receives a payment in respect of a Reimbursement Obligation as to which the Agent has received, for the account of the Issuing Bank, any payments from the L/C Participants pursuant to Section 2.17(e), the Issuing Bank will promptly pay to the Agent, and the Agent will promptly pay to each L/C Participant that has paid its Pro Rata Share thereof, in immediately available funds, an amount equal to such L/C Participant's ratable share (based on the proportionate amount funded by such L/C Participant to the aggregate amount funded by all L/C Participants) of such Reimbursement Obligation.

          (g) The Reimbursement Obligations of the Borrower, and the obligations of the L/C Participants to make payments to the Agent, for the account of the Issuing Bank, with respect to Letters of Credit, shall be irrevocable, shall remain in effect until the Issuing Bank shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit, and, except to the extent resulting from any gross negligence or willful misconduct on the part of the Issuing Bank as finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth herein), shall not be subject to counterclaim, setoff or other defense or any other qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this

     Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (i) Any lack of validity or enforceability of this Agreement, any of the other Loan Documents or any documents or instruments relating to any Letter of Credit;

         (ii) Any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations in respect of any Letter of Credit or any other amendment, modification or waiver of or any consent to departure from any Letter of Credit or any documents or instruments relating thereto, in each case whether or not the Borrower has notice or knowledge thereof;

        (iii) The existence of any claim, setoff, defense or other right that the Borrower may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Lender or other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated hereby or any unrelated transactions (including any underlying transaction between the Borrower and the beneficiary named in any such Letter of Credit);

         (iv) Any draft, certificate or any other document presented under the Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, any errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, telecopier or otherwise, or any errors in translation or in interpretation of technical terms;

          (v) Any defense based upon the failure of any drawing under a Letter of Credit to conform to the terms of the Letter of Credit (the Issuing Bank's sole obligation, in determining whether to pay under any Letter of Credit, being in good faith to confirm that any documents required to be delivered under such Letter of Credit have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit), any nonapplication or misapplication by the beneficiary or any transferee of the proceeds of such drawing or any other act or omission of such beneficiary or transferee in connection with such Letter of Credit;

         (vi) The exchange, release, surrender or impairment of any Collateral or other security for the Obligations;

        (vii)  The occurrence of any Default or Event of Default; or

       (viii) Any other circumstance or event whatsoever, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

None of the foregoing shall impair, prevent or otherwise affect any of the rights and powers granted to the Issuing Bank hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall be binding upon the Borrower and each L/C Participant and shall not create or result in any liability of the Issuing Bank to the Borrower or any L/C Participant.

          (h) If at any time after the Closing Date the Issuing Bank or any L/C Participant determines that the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any L/C Participant with any request or directive by any such authority (whether or not having the force of law) shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against Letters of Credit issued by the Issuing Bank or participated in by any L/C Participant or (ii) impose on the Issuing Bank or any L/C Participant any other conditions relating, directly or indirectly, to this Agreement or any Letter of Credit, and the result of any of the foregoing is to increase the cost to the Issuing Bank or L/C Participant of issuing, maintaining or participating in any Letter of Credit, or to reduce the amount of any sum received or receivable by the Issuing Bank or such L/C Participant hereunder or reduce the rate of return on its capital with respect to Letters of Credit, then the Borrower will, within fifteen (15) days after delivery to the Borrower by the Issuing Bank or such L/C Participant of written demand therefor (with a copy thereof to the Agent), pay to the Issuing Bank or such L/C Participant such additional amounts as shall compensate the Issuing Bank or such L/C Participant for such increase in costs or reduction in return. A certificate submitted to the Borrower by the Issuing Bank or such L/C Participant, as the case may be (a copy of which certificate shall be sent by the Issuing Bank or such L/C Participant to the Agent), setting forth the basis for the determination of such additional amount or amounts necessary to compensate the Issuing Bank or such L/C Participant as aforesaid, shall be conclusive and binding on the Borrower absent manifest error.

          (i) At any time and from time to time (i) during the continuance of an Event of Default, the Agent may, and at the direction of the Required Lenders shall, require the Borrower to deliver to the Agent such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit at any time outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder) or (ii) in the event of a repayment under Section 2.5(b), the Agent will retain such amount as may then be required to be retained under the proviso in Section 2.5(b), such amount in each case under clauses (i) and (ii) above to be held by the Agent in a non-interest bearing cash collateral account (the "Cash Collateral Account") as security for, and for application to, the Borrower's Reimbursement Obligations. In the event of a drawing, and subsequent payment by the Issuing Bank, under any Letter of Credit at any time during which any amounts are held in the Cash Collateral Account, the Agent will deliver to the Issuing Bank an amount equal to the Reimbursement Obligation created as a result of such payment (or, if the amounts so held are less than such Reimbursement Obligation, all of such amounts) to reimburse the Issuing Bank therefor. Any amounts remaining in the Cash Collateral Account after the expiration of all Letters of Credit and reimbursement in full of the Issuing Bank for all of its obligations thereunder shall be held by the Agent, for the benefit of the Borrower, to be applied against the Obligations in such order as the Agent may direct.

          (j) Notwithstanding any termination of the Commitments or repayment of the Loans, or both, the obligations of the Borrower under this Section 2.17 shall remain in full force and effect until the Issuing Bank and the L/C Participants shall have no further obligations to make any payments or disbursements under any circumstances with respect to any Letter of Credit.

          2.18 Sale and Assignment of Existing Loans.

          Each of the original Lenders party hereto that is selling Loans in existence immediately prior to the date hereof ("Existing Loans") pursuant to this Section 2.18 (each, a "Selling Lender," and collectively, the "Selling Lenders") hereby represents and warrants to (i) each of the Lenders party hereto that is not an original Lender, and (ii) each other original lender party hereto that is purchasing Existing Loans pursuant to this Section 2.18 (the Lenders described under (i) and (ii), each, a "Purchasing Lender," and collectively, the "Purchasing Lenders"), that it is the legal and beneficial owner of the interest in the Existing Loans being assigned by it hereunder and that such interest is free and clear of any adverse claim. In order to give effect to the assignment to the Purchasing Lenders of their respective pro rata shares of the Existing Loans to be concurrently converted to Loans hereunder as of the Closing Date, all as contemplated hereunder, each Selling lender shall and does hereby sell and assign to each Purchasing Lender, without recourse, representation or warranty (except as set forth in the first sentence of this subsection (a)), and each Purchasing Lender shall and does hereby purchase and assume from each Selling lender, a portion of all of the rights and obligations of each Selling Lender with respect to such Existing Loans converted to Loans hereunder as of the Closing Date and each of the Loan Documents, in each case in the amounts set forth in Annex A hereto (the "Assigned Rights"),
                                      -------
such that after giving effect to such sale and assignment, the Lenders shall own the Existing Loans converted to Loans hereunder in proportion to their respective Commitments.


                                  ARTICLE III

                 CLOSING; CONDITIONS OF CLOSING AND BORROWING

     3.1 Closing. The closing of the transactions contemplated by this Loan Agreement (the "Closing") shall take place at the offices of Robinson, Bradshaw & Hinson, P.A., 1900 Independence Center, 101 North Tryon Street, Charlotte, North Carolina 28246 at 10:00 a.m. on May 2, 1997, or at such other place or time as the parties hereto shall mutually agree.

     3.2 Conditions of Loans and Advances. The obligations of the Lenders to enter into this financing and to make the Loans under this Agreement on the Closing Date and the obligation of the Issuing Bank to issue any Letter of Credit on the Closing Date are subject to the satisfaction of the following conditions:

     3.2.1 Executed Loan Documents.

     (a) Revolving Credit/Term Notes. The Revolving Credit/Term Notes required under Sections 2.3 shall have been duly authorized, executed and delivered to the appropriate Lenders by the Borrower, in form and substance satisfactory to the Lenders, shall be in full force and effect and no Default shall exist thereunder, each Lender shall have received its original Revolving Credit/Term Note and a copy of each other Revolving Credit/Term Note, and the Agent shall have received a copy of each Revolving Credit/Term Note.

     (b) Pledge Agreements. The Pledge Agreement and the Subsidiary Pledge Agreement shall have been duly authorized, executed and delivered to the Agent and each Lender by the Borrower and Guarantors, respectively, in form and substance satisfactory to the Lenders, together with all certificates for the Stock being pledged thereunder and duly executed undated stock powers for each such certificate, shall be in full force and effect and no Default shall exist thereunder, and the Agent and each Lender shall have received a fully executed original thereof.

     (c) Guaranty Agreement. Each Guarantor shall have duly authorized, executed and delivered to the Agent and each Lender the Guaranty Agreement, or a confirmation thereof, in form and substance satisfactory to the Lenders, each such document shall be in full force and effect and no Default shall exist thereunder, and the Agent and each Lender shall have received a fully executed original thereof.

     (d) Intercompany Loan Documents. A promissory note in respect of intercompany indebtedness shall have been duly authorized, executed and delivered by each Guarantor and assigned by the Borrower to the Agent, in form and substance satisfactory to the Agent, such assignment shall be evidenced and perfected in a manner satisfactory to the Agent, each such document shall be in full force and effect and no Default shall exist thereunder.

     3.2.2 Closing Certificates; etc.

     (a) Certificate of the Borrower. The Agent and each Lender shall have received a certificate dated as of the Closing Date from the President or Vice President and Secretary of the Borrower, in form and substance satisfactory to the Lenders, to the effect that, to the best of their knowledge after diligent inquiry, all representations and warranties of the Borrower contained in this Agreement and the other Loan Documents are true, correct and complete as of the Closing Date; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the conditions set forth in this Section.

     (b) Secretaries' Certificates. The Agent and each Lender shall have received a certificate dated as of the Closing Date from the Secretary or an Assistant Secretary of the Borrower and each Guarantor, in form and substance satisfactory to the Lenders, certifying: (i) that attached thereto is a true and complete copy of the bylaws of such corporation as in effect on the date of such certification; (ii) that attached thereto is a true and complete copy of resolutions adopted by the Board of Directors and stockholders (if necessary) of such corporation, authorizing the execution, delivery and performance of this Agreement and the other Loan Documents, as applicable; and (iii) as to the incumbency and genuineness of the signature of each officer of such corporation executing this Agreement or any of the other Loan Documents, as applicable.

     (c) Articles of Incorporation. The Agent and each Lender shall have received copies of the articles or certificate of incorporation of the Borrower and each Guarantor and all amendments thereto, each certified as of a recent date by the Secretary of State (or other equivalent officer) of its state of incorporation, together with a certification by the Secretary or an Assistant Secretary of the Borrower and each Guarantor that such articles of incorporation have not been amended since such date.

     (d) Certificates of Good Standing. The Agent and each Lender shall have received (i) long-form certificates as of a recent date of the good standing of the Borrower and each Guarantor under the laws of its state of incorporation and each state where the Borrower and each Guarantor is qualified to transact business, and (ii) where reasonably available, certificates as of a recent date from the department of revenue or other appropriate Governmental Authority of each such state indicating that the Borrower or such Guarantor, as appropriate, has filed all required tax returns and owes no delinquent taxes.

     (e) Opinion of Counsel to the Borrower and the Guarantors. The Agent and each Lender shall have received the favorable opinion of Duane, Morris & Heckscher, counsel to the Borrower and the Guarantors, addressed to the Agent, for the benefit of the Lenders, the Issuing Bank and each Lender, in form and substance satisfactory to the Agent and each Lender.

     (f) UCC Search. The Agent and each Lender shall have received the results of a search of all filings made against the Borrower and each Guarantor under the Uniform Commercial Code as in effect in any state in which any assets of the Borrower or any Guarantor are located, indicating that the Collateral is free and clear of any liens or encumbrances except for Permitted Liens.

     (g) Insurance. The Agent shall have received certificates, and copies of policies, of insurance, in form and substance satisfactory to the Agent, upon the Collateral and the business of the Borrower and each Guarantor, with the mortgagee and loss payable clauses and endorsements required by SECTION 5.7.

     3.2.3 Consents; No Adverse Change.

     (a) Consents and Approvals. All necessary approvals, authorizations and consents, if any be required, of any Person and all Governmental Authorities having jurisdiction with respect to the Collateral and the transactions contemplated by this Agreement shall have been obtained.

     (b) No Injunction, Etc. No action, proceeding, investigation, claim, regulation or legislation shall have been instituted, threatened or proposed before any court or other Governmental Authority to enjoin, restrain or prohibit, or to obtain substantial damages in respect of, or that is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or that, in the Required Lenders' discretion, would make inadvisable the consummation of the transactions contemplated by this Agreement.

     (c) No Material Adverse Change. Since December 31, 1996, there shall not have occurred any Material Adverse Change or any event, condition or state of facts that could reasonably be expected to have a Material Adverse Effect, other than as specifically contemplated by this Agreement and the other Loan Documents.

     (d) Event of Default. No Default or Event of Default shall have occurred and be continuing.

     3.2.4 Financial Matters.

     (a) Financial Statements. The Lenders shall have received the Financial Statements from the Borrower, in form and substance satisfactory to the Lenders.

     (b) Projections. The Lenders shall have received the Projections from the Borrower, together with a certificate of the chief financial officer of the Borrower as to the assumptions used in preparing the Projections, all in form and substance satisfactory to the Lenders.

     (c) Financial Condition Certificate. The Lenders shall have received a certificate of the Borrower, in form and substance satisfactory to the Lenders, executed by the chief financial officer of the Borrower, to the effect that on a consolidated basis the Borrower and each of its Subsidiaries is Solvent as of the Closing Date, taking into account any rights of contribution that may exist between the Subsidiaries or between any Subsidiary and the Borrower.

     (d) Taxes. All taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents shall have been paid by the Borrower.

     3.2.5 Miscellaneous.

     (a) Account Designation Letter. The Agent shall have received an Account Designation Letter, together with written instructions from an authorized officer, including wire transfer information, directing payment of the proceeds of the initial Loan or Loans to be made hereunder.

     (b) Disbursement Instructions. The Agent shall have received written instructions from the Borrower to the Agent directing the payment of any proceeds of Loans made hereunder that are to be paid on the Closing Date.

     (c) Proceedings and Documents. The Agent and the Lenders shall have received copies of all other documents, certificates, opinions, instruments and other evidence as each may reasonably request, in form and substance satisfactory to the Agent and the Lenders, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

     3.3 Conditions to All Loans and Advances. The obligation of the Lenders to make any Loan hereunder (including any Loans made on the Closing Date) and the obligation of the Issuing Bank to issue any Letters of Credit are subject to the continued validity of all Loan Documents and the satisfaction of the following conditions precedent on the relevant Borrowing Date:

     (a) Each of the representations and warranties made by the Borrower contained in ARTICLE IV shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of the Borrowing Date, except to the extent the facts upon which such representation and warranty are based may be changed as a result of transactions permitted or contemplated hereby and such representation or warranty relates solely to a prior date; and

     (b) No Default or Event of Default shall have occurred and be continuing on the Borrowing Date with respect to such Loan or Letter of Credit or after giving effect to the Loans to be made or Letters of Credit to be issued on such Borrowing Date.

     (c) The security interest in certain Collateral previously pledged to the Agent, for the benefit of the Lenders, pursuant to the Loan Documents shall remain in full force and effect.

     3.4 Acquisition Loans. The obligation of the Lenders to make any Revolving Credit/Term Loan the proceeds of which are requested to be used, in whole or in part, to pay all or a portion of the purchase price in connection with a Permitted Acquisition, shall be subject to the following conditions, in addition to the other conditions precedent set forth in this ARTICLE III:

     (a) All acquisition agreements and other material agreements and documents relating to the Permitted Acquisition shall have been fully executed and, to the extent necessary, recorded or filed with the appropriate Governmental Authorities;

     (b) All conditions to the Borrower's and any Subsidiary's obligations with respect to the Permitted Acquisition shall have been satisfied or waived, and the Permitted Acquisition shall have been consummated (before or concurrent with such Loan); and

     (c)   The Permitted Acquisition complies with the provisions of SECTION
5.15.

     3.5 Waiver of Conditions Precedent. If any Lender makes any Loan hereunder, or if the Issuing Bank issues any Letter of Credit, prior to the fulfillment of any of the conditions precedent set forth in this ARTICLE III, the making of such Loan or the issuance of such Letter of Credit shall constitute only an extension of time for the fulfillment of such condition and not a waiver thereof, and unless the Required Lenders indicate otherwise in writing, the Borrower shall thereafter use its best efforts to fulfill each such condition promptly. No failure by the Borrower to fulfill any such condition precedent shall constitute a Default or an Event of Default hereunder, except to the extent any such failure is continuing after the expiration of any period within which such condition is specifically required to be fulfilled.


                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     In order to induce the Lenders to enter into this Loan Agreement, to make the Loans and to continue to make the Loans, and to induce the Issuing Bank to issue, and the Lenders to participate in, the Letters of Credit, the Borrower makes the following warranties and representations to the Agent, the Issuing Bank and each Lender:

     4.1   Corporate Organization and Power. The Borrower and each Subsidiary
(a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction set forth opposite its name on SCHEDULE 4.1; (b) is qualified to do business and is in good standing in every other jurisdiction where the nature of its business or the ownership of its properties requires it to be so qualified and where the failure to be so qualified would have a Material Adverse Effect, which jurisdictions are set forth on SCHEDULE 4.1; (c) except as set forth on SCHEDULE 4.1, has no Subsidiaries or Affiliates (other than its officers, directors and shareholders) and is not a partner or joint venturer in any partnerships or joint ventures; (d) has the corporate power to own and give a lien on and security interest in its respective Collateral and to engage in the transactions contemplated hereby; and (e) has the full corporate power, authority and legal right to execute and deliver this Agreement and the other Loan Documents to which it is a party and to perform and observe the terms and provisions thereof. Neither the Borrower nor any of its Subsidiaries has, during the preceding five (5) years, been known as or used any other corporate, fictitious or trade names in the United States other than as set forth on
SCHEDULE 4.1.

     4.2 Litigation; Government Regulation. Except as set forth in SCHEDULE 4.2, (a) there are no material actions, suits, investigations or proceedings pending (pursuant to which the Borrower or any Subsidiary has been served) or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any Subsidiary or its business, or that question the validity of this Agreement or any of the Loan Documents, at law or in equity before any court, arbitrator or Governmental Authority, and (b) neither the Borrower nor any Subsidiary is in violation of or in default under any Requirement of Law where such violation could have a Material Adverse Effect.

     4.3 Taxes. Except as set forth in SCHEDULE 4.3, neither the Borrower nor any Subsidiary is delinquent in the payment of any taxes that have been levied or assessed by any Governmental Authority against it or its assets. Except as set forth in SCHEDULE 4.3, the Borrower and each Subsidiary (a) has timely filed all tax returns that are required by law to be filed prior to the date hereof, and has paid all taxes shown on said returns and all other assessments or fees levied upon it or upon its properties to the extent that such taxes, assessments or fees have become due, and if not due, such taxes have been adequately provided for and sufficient reserves therefor established on its books of account, and (b) is current with respect to payment of all federal and state withholding taxes, social security taxes and other payroll taxes.

     4.4 Enforceability of Loan Documents; Compliance With Other Instruments. Each of the Loan Documents to which the Borrower or any Guarantor is a party, as the case may be, has been duly authorized by all necessary corporate action on the part of the Borrower or such Guarantor, has been validly executed and delivered by the Borrower or such Guarantor and is the legal, valid and binding obligation of the Borrower or such Guarantor, enforceable against the Borrower or such Guarantor in accordance with its terms. Except as set forth in SCHEDULE 4.4, neither the Borrower nor any Subsidiary is in default in any material respect with respect to any indenture, loan agreement, mortgage, lease, deed or similar agreement related to the borrowing of monies to which it is a party or by which it, or any of its property, is bound. Neither the execution, delivery or performance of the Loan Documents by the Borrower and the Guarantors, nor compliance by the Borrower and the Guarantors therewith: (a) conflicts or will conflict with or results or will result in any breach of, or constitutes or will constitute with the passage of time or the giving of notice or both, a default under, (i) any Requirement of Law or (ii) any agreement or instrument to which the Borrower or any Guarantor is a party or by which it, or any of its property, is bound or (b) results or will result in the creation or imposition of any lien, charge or encumbrance upon the properties of the Borrower or any Subsidiary pursuant to any such agreement or instrument, except for Permitted Liens.

     4.5   Governmental Authorization.

     (a) No authorization, consent or approval of, notice to, or declaration or filing with, any Governmental Authority is required for the valid execution, delivery and performance by the Borrower or any Guarantor of the Loan Documents to which it is a party or the consummation by the Borrower or any Guarantor of the transactions contemplated thereby. The Borrower and each Subsidiary has, and is in good standing with respect to, all material licenses, approvals, permits, certificates, inspections, consents and franchises of Governmental Authorities and other Persons necessary to continue to conduct its business as heretofore conducted and to own or lease and operate its respective properties as now owned or leased by it. None of such licenses, approvals, permits, certificates, consents, or franchises contains any term, provision, condition or limitation more burdensome than such as are generally applicable to Persons engaged in the same or similar business as the Borrower or such Subsidiary. Without limitation of the foregoing, the Borrower and each Subsidiary has, to the extent applicable, (i) obtained (or been duly assigned) all required certificates of need or determinations of need, as required by the relevant state Governmental Authority, for the acquisition, construction, expansion of, investment in or operation of its businesses as currently operated; (ii) obtained and maintains Medicare Certification; and (iii) entered into and maintains in good standing its Medicaid Provider Agreement.

     4.6 Event of Default. No Default or Event of Default has occurred and is continuing.

     4.7 Margin Securities. None of the proceeds of the Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock," as such term is defined in Regulation U, or for the purposes of maintaining, reducing or retiring any Debt originally incurred to purchase or carry margin stock or for any other purpose that might constitute the transactions contemplated herein a "purpose credit" within the meaning of Regulation U, Regulation X or Regulation G or any other regulations of the Board of Governors of the Federal Reserve System, as in effect from time to time.

     4.8 Full Disclosure. None of (i) the Loan Documents, (ii) any document, report or other correspondence filed with the Securities and Exchange Commission or distributed to the Borrower's stockholders pursuant to the requirements of the Exchange Act, or (iii) any statements furnished to the Agent or any Lender by or on behalf of the Borrower or any Subsidiary in connection with the Loan Documents, contains any untrue statement of a material fact or, to the Borrower's knowledge, omits to state a material fact necessary to make the statements contained therein or herein, in light of the circumstances under which they were made, not misleading. To the Borrower's knowledge, there is no fact that the Borrower or any other Person has not disclosed to the Agent or the Lenders that may result in a Material Adverse Effect.

     4.9 Principal Places of Business. SCHEDULE 4.9 lists the chief executive office and principal place of business, as provided in the Uniform Commercial Code, of the Borrower and each Subsidiary as of the Closing Date.

     4.10  ERISA; Employee Benefits.

     (a) SCHEDULE 4.10 (i) lists, as of the Closing Date, all Employee Plans and Pension Plans ("Plans") maintained or sponsored by the Borrower and its Subsidiaries or to which the Borrower or any Subsidiary is obligated to contribute and (ii) separately identifies all Qualified Plans (as defined below) and all Multiemployer Plans.

     (b) Each such Plan is in compliance in all material respects (or may be brought into compliance without a Material Adverse Effect) with the applicable provisions of ERISA, the Internal Revenue Code and other federal or state law, including all requirements under the Internal Revenue Code or ERISA for filing reports (which are true and correct in all material respects as of the date filed), and benefits have been paid in accordance with the provisions of each such Plan.

     (c) The form of each Plan intended to be qualified under Section 401 of the Internal Revenue Code ("Qualified Plan") in the opinion of Borrower qualifies under Section 401 of the Internal Revenue Code, and the trusts created thereunder are, in the opinion of the Borrower, exempt from tax under the provisions of Section 501 of the Internal Revenue Code, and to the knowledge of the Borrower nothing has occurred that would cause the loss of such qualification or tax-exempt status.

     (d) There is no outstanding liability under Title IV of ERISA with respect to any Plan maintained or sponsored by the Borrower and its Subsidiaries (as to which the Borrower or any Subsidiary is or may be liable), nor with respect to any Plan to which the Borrower or any Subsidiary (wherein the Borrower or any Subsidiary is or may be liable) contributes or is obligated to contribute.

     (e) None of the Qualified Plans subject to Title IV of ERISA has any unfunded benefit liability (as to which the Borrower or any Subsidiary is or may be liable).

     (f) No Plan maintained or sponsored by the Borrower or any Subsidiary provides medical or other welfare benefits or extends coverage relating to such benefits beyond the date of a participant's termination of employment with the Borrower or such Subsidiary, except to the extent required by Section 4980B of the Internal Revenue Code and at the sole expense of the participant or the beneficiary of the participant to the fullest extent permissible under such Section of the Internal Revenue Code. The Borrower and its Subsidiaries have complied in all material respects with the notice and continuation coverage requirements of Section 4980B of the Internal Revenue Code.

     (g) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan maintained or sponsored by the Borrower and its Subsidiaries or to which the Borrower or any Subsidiaries is obligated to contribute.

     (h) As of the Closing Date, there are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, other than routine claims for benefits in the usual and ordinary course, asserted or instituted against (i) any Plan maintained or sponsored by the Borrower and its Subsidiaries or their assets, or (ii) any fiduciary with respect to any Plan for which the Borrower or any Subsidiary may be directly or indirectly liable, through indemnification obligations or otherwise.

     (i) Neither the Borrower nor any Subsidiary has incurred or, to the knowledge of the Borrower, reasonably expects to incur (i) any liability (and no event has occurred that, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan or (ii) any liability under Title IV of ERISA (other than premiums due and not delinquent under Section 4007 of ERISA) with respect to a Plan.

     (j) Neither the Borrower nor any Subsidiary has engaged, directly or indirectly, in a non-exempt prohibited transaction (as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA) in connection with any Plan that has a Material Adverse Effect.

     4.11 Subsidiaries. SCHEDULE 4.11 contains a complete and accurate list of the Subsidiaries of the Borrower as of the Closing Date, showing, as to each Subsidiary, the number of shares of each class of capital stock authorized and outstanding. Except as set forth on SCHEDULE 4.11, all of such issued and outstanding shares of capital stock of all of the Borrower's Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Borrower, free and clear of any liens, charges, encumbrances, security interests, claims or restrictions of any nature whatsoever, except for liens in favor of the Agent, for the benefit of the Lenders, granted under the Loan Documents, and there are no other equity securities of any Subsidiary issued and outstanding or reserved for any purpose.

     4.12 Financial Statements. The Financial Statements delivered to the Lenders have been prepared by the Borrower and its Subsidiaries and, in the case of the annual Financial Statements, audited in accordance with Generally Accepted Accounting Principles by Coopers & Lybrand, independent certified public accountants, contain no material misstatement or omission and fairly present the financial position, assets and liabilities of the Borrower and its Subsidiaries on a consolidated basis as of the respective dates thereof and the consolidated results of operations of the Borrower and its Subsidiaries for the respective periods then ended. Since December 31, 1996, there has been no Material Adverse Change.

     4.13 Title to Assets. Except as set forth on SCHEDULE 4.13, (a) the Borrower and each Subsidiary holds interests as lessee under leases in full force and effect with respect to all leased real and personal property used in connection with its business, and has good and indefeasible title to the Collateral and the other assets owned by it that are reflected in the most recent Financial Statements, in each case free and clear of all liens, claims, security interests and encumbrances except Permitted Liens; and (b) no financing statement that names the Borrower or any Subsidiary as debtor has been filed and is still in effect or has been authorized to be filed, other than financing statements evidencing Permitted Liens.

     4.14 Solvency. The Borrower and each Subsidiary (i) is Solvent, and (ii) after giving effect to the transactions contemplated hereby, will be Solvent.

     4.15 Use of Proceeds. The Borrower's use of the proceeds of any Loans made by the Lenders to the Borrower pursuant to this Agreement are and will be legal and proper corporate uses, duly authorized by the Board of Directors of the Borrower, and such uses are and will be consistent with all applicable laws and statutes, as in effect from time to time.

     4.16 Assets for Conduct of Business. The Borrower and each Subsidiary possesses adequate assets, licenses and trade names to continue to conduct its business as heretofore conducted without any material conflict with the rights of other Persons.

     4.17 Compliance With Laws. The Borrower and each Subsidiary has duly complied with, and the Collateral and their business operations and leaseholds are in compliance in all material respects with, all Requirements of Law, including, without limitation, all federal and state securities laws, OSHA, Titles XVIII and XIX of the Social Security Act (42 U.S.C. (S)(S) 1395 et seq. and (S)(S) 1396 et seq., respectively, as amended from time to time), the Bloodborne Pathogens Standard, the Medicare Regulations and the Medicaid Regulations, other than those the failure to comply with which would not have a Material Adverse Effect.

     4.18  Environmental Matters.

     (a) All activities and operations of the Borrower and its Subsidiaries are in material compliance with all applicable Environmental Laws.

     (b) Neither the Borrower nor any Subsidiary is involved in any suit or proceeding or has received any notice from any Governmental Authority with respect to a release of Hazardous Substances or has received notice of any claims from any Person relating to personal injuries from exposure to Hazardous Substances.

     (c) The Borrower and each Subsidiary has timely filed all reports required to be filed, has acquired all necessary certificates, approvals and permits and has generated and maintained in all material respects all required data, documentation and records under all applicable Environmental Laws.

     (d) Neither the Borrower nor any Subsidiary has ever sent a Hazardous Substance to a site that, pursuant to any Environmental Law, (1) has been placed on the "National Priorities List" or "CERCLIS List" of hazardous waste sites (or any similar state list) or (2) that is subject to a claim, an administrative order or other request to take "removal" or "remedial" action (as defined under CERCLA) or to pay for the costs of cleaning up such a site.

     4.19 Projections. Prior to the date hereof, the Borrower has delivered to the Lenders projected financial statements of the Borrower and its Subsidiaries (the "Projections"). The Projections have been prepared by the executive and financial personnel of the Borrower in light of the past business of the Borrower and its Subsidiaries and on the basis of the assumptions that are set forth therein, and give effect to the transactions contemplated by this Agreement. The Projections have been prepared in good faith, have a reasonable basis and represent the good faith opinion of the Borrower and senior management of the Borrower as to the projected results of the operations of the Borrower and its Subsidiaries, on a consolidated basis.

     4.20 First Priority. Except for Permitted Liens, when the initial Loans are made hereunder, this Agreement, together with the other Loan Documents, will create valid and perfected first priority security interests and liens in and upon the Collateral covered thereby, in each case enforceable against the Borrower or such Subsidiary and all other Persons in all relevant jurisdictions and securing the payment of all Obligations purported to be secured thereby.

     4.21 Contracts; Labor Disputes. Neither the Borrower nor any Subsidiary is a party to any contract or agreement, or subject to any charge, corporate restriction, judgment, injunction, decree, rule, regulation or order of any court or other Governmental Authority, that has or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is a party to, and there is not pending or, to the Borrower's knowledge, threatened, any labor dispute, strikes, lock-out, grievance, work stoppage or walkouts relating to any labor contract to which the Borrower or any Subsidiary is a party.

     4.22 Insurance. SCHEDULE 4.22 accurately summarizes all insurance policies or programs of the Borrower and its Subsidiaries in effect as of the Closing Date, and indicates the insurer's name, policy number, expiration date, amount of coverage, type of coverage, annual premiums, exclusions and deductibles, and also indicates any self-insurance program that is in effect.

     4.23 Reimbursement from Third Party Payors. The Accounts of the Borrower and its Subsidiaries have been and will continue to be adjusted to reflect reimbursement policies of third party payors such as Medicare, Medicaid, Blue Cross/Blue Shield, private insurance companies, health maintenance organizations, preferred provider organizations, alternative delivery systems, managed care systems and other third party payors. In particular, Accounts relating to such third party payors do not and shall not exceed amounts the Borrower and its Subsidiaries are entitled to receive under any capitation arrangement, fee schedule, discount formula, cost-based reimbursement or other adjustment or limitation to the usual charges of the Borrower and its Subsidiaries.

     4.24 Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of their respective stockholders, officers or directors have engaged on behalf of Borrower or any Subsidiary in any activities that are prohibited under the federal Medicare and Medicaid statutes, 42 U.S.C. (S) 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors. With respect to this Section, knowledge by an individual director or officer of the Borrower or a Subsidiary of any of the events described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by the director or officer in his or her official capacity as a director or officer of the Borrower or such Subsidiary. No activity of the Borrower or any Subsidiary shall be considered to be a breach of this Section, except in the case of a knowing and willful violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation.

     4.25 Single Business Enterprise. The Borrower and the Guarantors have historically operated as, and intend to continue operating as, a single business enterprise. Although separate entities, the Borrower and the Guarantors operate under a common business plan. Each of the Borrower and the Guarantors will accordingly benefit from the financing arrangement established by this Agreement. The Borrower acknowledges that, but for the agreement by each Guarantor to execute and deliver the Guaranty Documents, the Borrower would not have qualified separately for the total amount of the credit facilities established hereby.


                                  ARTICLE V

                             AFFIRMATIVE COVENANTS

     Until payment in full of all Obligations and the termination of the Lenders' obligation to make Loans and the Issuing Bank's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that:

     5.1 Repayment of Obligations. The Borrower will repay the Obligations when due, whether due by maturity, acceleration of maturity or otherwise, including, without limitation, the amounts due under the Revolving Credit/Term Notes, according to the terms of this Agreement and the other Loan Documents.

     5.2 Performance Under Loan Documents. The Borrower will perform, and will cause each of its Subsidiaries to perform, all obligations required to be performed by it under the terms of this Agreement and the other Loan Documents and any other agreements now or hereafter existing or entered into between the Borrower or any of its Subsidiaries and the Lenders (or the Agent on their behalf).

     5.3 Financial and Business Information about the Borrower. The Borrower shall deliver to the Agent and the Lenders:

     (a) Within forty-five (45) days after the close of each of the first three fiscal quarters of each fiscal year of the Borrower, beginning with the current fiscal quarter, an unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited consolidated statements of income, retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal quarter then ended and for that portion of the fiscal year then ended, all prepared in accordance with Generally Accepted Accounting Principles (subject to the absence of notes required by Generally Accepted Accounting Principles and subject to normal and reasonable year-end audit adjustment) applied on a basis consistent with that of the preceding quarter or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the quarter, and certified by the Vice President - Finance of the Borrower to be true and accurate in all material respects (subject to normal and reasonable year-end audit adjustment);

     (b) Within one hundred (100) days after the close of each fiscal year of the Borrower, beginning with the current fiscal year, an audited consolidated and unaudited consolidating balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal year and audited consolidated and unaudited consolidating statements of operations, retained earnings and cash flows for the Borrower and its Subsidiaries for the fiscal year then ended, including the notes to each, prepared by Coopers & Lybrand or any other independent certified public accountant acceptable to the Required Lenders, in accordance with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding year or containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants, containing an opinion that is not qualified with respect to scope limitations imposed by the Borrower or its Subsidiaries or with respect to accounting principles followed by the Borrower or its Subsidiaries not in accordance with Generally Accepted Accounting Principles;

     (c) Concurrently with the delivery of the financial statements described in subsection (B) above, a report from the independent certified public accountant that in making its audit of the consolidated financial statements of the Borrower and its Subsidiaries, that nothing came to their attention regarding any Event of Default, or Default under SECTIONS 6.9 through 6.16 as of December 31 of the fiscal year subject to audit or a statement specifying the nature and period of existence of any such Default or Event of Default disclosed by their examination, it being understood that such audit was not performed primarily for the purpose of obtaining knowledge of noncompliance with this Agreement or the Loan Documents;

     (d) Concurrently with the delivery of the financial statements described in subsections (A) and (B) above, a Compliance Certificate with respect to the period covered by the financial statements then being delivered, attaching an Interest Rate Calculation Worksheet and a Covenant Compliance Worksheet reflecting the computation of the financial covenants set forth in ARTICLE VI as of the last day of the period covered by such financial statements;

     (e) As soon as practicable and in any event within thirty (30) days after the close of each fiscal year of the Borrower, beginning with the current fiscal year, an annual operating budget and capital budget prepared on a quarterly basis for the Borrower and its Subsidiaries on a consolidated basis, in form and detail acceptable to the Agent;

     (f) Promptly upon their becoming available, copies of (i) all financial statements, reports, notices and proxy statements that the Borrower or any Subsidiary shall send or make available generally to its stockholders, (ii) all regular, periodic and special reports, registration statements and prospectuses that the Borrower or any Subsidiary shall render to or file with the Securities and Exchange Commission, the National Association of Securities Dealers or any national securities exchange, (iii) all material reports and other statements (other than routine reports prepared in the ordinary course of business that would not result in any adverse action) that the Borrower or any Subsidiary may render to or file with any other Governmental Authority, including, without limitation, HCFA, the Environmental Protection Agency, OSHA and state environmental and health authorities and agencies, (iv) all press releases and other statements that the Borrower or any Subsidiary shall make available generally to the public concerning developments in the business of the Borrower or any of its Subsidiaries, other than press releases or statements issued in the ordinary course of business, and (v) all material consulting reports and other similar business reports that the Borrower or any Subsidiary shall request of any Person from time to time, other than routine reports received in the ordinary course of business;

     (g) Promptly after review by the Borrower's Board of Directors, but in any event within thirty (30) days after the Borrower's receipt thereof, copies of any management letters from certified public accountants;

     (h) Concurrently with each delivery of the financial statements described in Subsections (a) and (b) an aging of the accounts receivable of the Borrower and its Subsidiaries by payor class as of the end of such fiscal quarter;

     (i) Concurrently with the delivery thereof or immediately (but not more than three (3) Business Days after receipt) upon the receipt thereof, copies of any notices to or from the trustee or the noteholders delivered pursuant to the Indenture.

     (j) Upon the Agent's or any Lender's request, such other information about the Collateral or the financial condition and operations of the Borrower and its Subsidiaries as the Agent or any Lender may from time to time reasonably request.

     5.4 Notice of Certain Events. The Borrower shall promptly, but in no event later than five (5) Business Days after the Borrower obtains knowledge thereof, give written notice to the Agent and the Lenders of:

     (a) Any litigation or proceeding brought against the Borrower or any Subsidiary that could reasonably be expected to have a Material Adverse Effect;

     (b) Any written notice of a violation received by the Borrower or any Subsidiary from any Governmental Authority that, if such violation were established and not promptly corrected, could reasonably be expected to have a Material Adverse Effect;

     (c) Any attachment, judgment, lien, levy or order in excess of $100,000 that may be placed on, assessed against or threatened against the Borrower or any Subsidiary or any of the Collateral, except for Permitted Liens;

     (d)  Any Default or Event of Default;

     (e) Any material default or event of default under any agreement or instrument to which the Borrower or any Subsidiary is a party or by which the Borrower or any Subsidiary, or any of their respective property, is bound, the termination of which could reasonably be expected to have a Material Adverse Effect; and

     (f)  Any other matter that has resulted in a Material Adverse Change.

     5.5 Corporate Existence and Maintenance of Properties. The Borrower shall, and shall cause each of its Subsidiaries to:

     (a) Maintain and preserve in full force and effect its corporate existence, except as otherwise permitted by Section 6.1, and all material rights, privileges and franchises;

     (b) Conduct its business in an orderly and efficient manner, keep its properties in good working order and condition (normal wear and tear excepted) and from time to time make all needed repairs to, renewals of or replacements of its properties (except to the extent that any of such properties are obsolete or are being replaced) so that the efficiency of its business operations shall be fully maintained and preserved; and

     (c) File or cause to be filed in a timely manner all reports, applications, estimates and licenses required by any Governmental Authority that, if not timely filed, could reasonably be expected to have a Material Adverse Effect.

    5.6 Payment of Debt. The Borrower shall, and shall cause each of its Subsidiaries to, pay all Debt when due and all other obligations in accordance with customary trade practices.

     5.7  Maintenance of Insurance.

     (a) The Borrower shall, and shall cause each of its Subsidiaries to, maintain and pay for insurance on its properties, assets and business, now owned or hereafter acquired, against such casualties, risks and contingencies, and in such types and amounts and with such insurance companies, as shall be satisfactory to the Agent (and in any event in such amounts as shall be adequate to cover the Collateral), and deliver certificates and policies of such insurance to the Agent with satisfactory standard loss payable endorsements naming the Agent as loss payee, additional insured and mortgagee thereunder, as appropriate.

     (b) Each such policy of insurance shall contain a clause requiring the insurer to give not less than ten (10) days prior written notice to the Agent before any cancellation of the policies due to nonpayment and not less than thirty (30) days prior written notice before any cancellation of the policies for any other reason whatsoever, and a clause that the interest of the Agent shall not be impaired or invalidated by any act or neglect of the Borrower or any Subsidiary or the owner of the property nor by the occupation of the premises wherein such property is located for purposes more hazardous than are permitted by such policy. The Borrower hereby directs, and will cause each of its Subsidiaries to direct, all insurers under policies of property and casualty insurance on the Collateral to pay all proceeds payable thereunder for losses in excess of $250,000 per occurrence directly to the Agent. The Agent, on behalf of the Lenders, shall hold all such proceeds for the account of the Borrower and its Subsidiaries. So long as no Default or Event of Default has occurred and is continuing, the Agent shall, at the Borrower's request, disburse such proceeds as payment for the purpose of replacing or repairing destroyed or damaged assets, as and when required to be paid and upon presentation of evidence satisfactory to the Agent of such required payments and such other documents as the Agent may reasonably request, or shall apply such proceeds in whole or in part as a prepayment of the Loans, in such order as the Borrower may determine. Upon and during the continuance of a Default or Event of Default, the Agent shall apply such proceeds as a prepayment of the Revolving Credit/Term Loans in accordance with Section 2.5(a). The Borrower hereby irrevocably makes, constitutes and appoints the Agent (and all officers, employees or agents designated by the Agent) as its true and lawful attorney (and agent-in-fact) for the purpose of making, settling and adjusting claims under such policies of insurance, endorsing its name or the name of any Subsidiary on any check, draft, instrument or other item or payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance.

     (c) If the Borrower or any Subsidiary fails to obtain and maintain any of the policies of insurance required to be maintained hereunder or to pay any premium in whole or in part, then the Agent may, at the Borrower's expense, without waiving or releasing any obligation or Default by the Borrower hereunder, procure the same, but shall not be required to do so. All sums so disbursed by the Agent, including reasonable attorneys' fees, court costs, expenses and other charges related thereto, shall be payable on demand by the Borrower to the Lenders and shall be additional Obligations hereunder, secured by the Collateral.

     (d) Upon the reasonable request of the Agent from time to time, the Borrower shall deliver to the Agent evidence that the insurance required to be maintained pursuant to this Agreement is in effect.

     5.8 Inspection. The Borrower shall, and shall cause each of its Subsidiaries to, permit employees or agents of the Agent (or any Lender, at the Lenders' expense), at any reasonable time during normal business hours upon reasonable notice to inspect its properties and to examine or audit its books, records, reports, accounts and other papers and make copies and memoranda of them, and to discuss its affairs, finances and accounts with its officers and employees and, upon notice to the Borrower, the independent public accountants of the Borrower and its Subsidiaries (and by this provision the Borrower and each Subsidiary authorizes said accountants to discuss the finances and affairs of the Borrower or such Subsidiary), all at such reasonable times and as often as may be reasonably requested without undue interference in the business and operations of the Borrower and its Subsidiaries.

     5.9 COBRA. The Employee Plans of the Borrower and its Subsidiaries shall be operated in such a manner that neither the Borrower nor any Subsidiary will incur any material tax liability under Section 4980B of the Internal Revenue Code or any material liability to any qualified beneficiary as defined in
Section 4980B.

     5.10 Payment of Taxes. The Borrower shall, and shall cause each of its Subsidiaries to, pay and discharge all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties would attach thereto, and all lawful claims that, if unpaid, might become a lien or charge upon any of its properties; provided, however, that the Borrower or any Subsidiary may in good faith by appropriate proceedings and with due diligence contest any such tax, assessment, charge, levy or claim if the Borrower or such Subsidiary establishes any reserves reasonably requested by the Agent with respect thereto in accordance with Generally Accepted Accounting Principles.

     5.11 Compliance with Laws. The Borrower shall, and shall cause each of its Subsidiaries to, (i) have all material licenses, permits, certifications, approvals and authorizations required by Governmental Authorities necessary to the ownership, occupation or use of its properties or the conduct of its business, including, without limitation, certificates of need, and maintain the same at all times in full force and effect, and (ii) comply with all Requirements of Law in respect of the conduct of its business, the ownership of its property and the Collateral, including, without limitation, Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, ERISA, OSHA and the Bloodborne Pathogens Standard, other than those the failure to comply with which would not have a Material Adverse Effect.

     5.12 Name Change. The Borrower shall notify the Agent and the Lenders at least thirty (30) days prior to the effective date of any change of its name or the name of any Subsidiary, and prior to such effective date the Borrower or such Subsidiary shall have taken such actions and executed such documents as the Agent shall reasonably require.

     5.13 Creation or Acquisition of New Subsidiaries. The Borrower and its Subsidiaries may from time to time create or acquire new Subsidiaries, provided that, at any time promptly upon request by the Agent (and in any event, with respect to any new Subsidiary that is created or acquired in connection with a Permitted Acquisition or that receives proceeds of any Borrowings, prior to or concurrently with satisfaction of the conditions set forth in clauses (y) and
(z) of clause (i) below or, if earlier, the consummation of such Permitted Acquisition), (i) each such new Subsidiary (y) having assets with a gross value (determined in accordance with Generally Accepted Accounting Principles) in excess of $25,000, and (z) having commenced the conduct of an active business, will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Guaranty Agreement and such other Guaranty Documents as may be requested by the Required Lenders, each in form and substance satisfactory to the Agent, pursuant to which such new Subsidiary shall become a party thereto, (ii) the Borrower or any Subsidiary that is the parent of such new Subsidiary, as applicable, will execute and deliver to the Agent (with sufficient copies for each Lender) an amendment or supplement to the Pledge Agreement or the Subsidiary Pledge Agreement, in form and substance satisfactory to the Agent, pursuant to which all of the capital stock or other ownership interests of such new Subsidiary that is directly or indirectly owned by the Borrower or such parent Subsidiary shall be pledged to the Agent under the Pledge Agreement or the Subsidiary Pledge Agreement, together with the certificates representing such capital stock or other ownership interests and stock powers duly executed in blank, and (iii) the Borrower will cause each such new Subsidiary to execute and deliver, and will cause to be delivered, all documentation of the type described in Sections 3.2.2(b), (c) and (d) as such new Subsidiary would have had to deliver were it a Subsidiary on the Closing Date. In addition, with respect to any newly created or acquired Foreign Subsidiary, the Borrower shall cause to be delivered an opinion of counsel in form and substance satisfactory to the Agent and each Lender regarding the due organization of such Foreign Subsidiary and the due authorization, execution and enforceability of the Loan Documents related thereto. The Borrower will provide the Agent with written notice concurrently with or prior to the creation or acquisition of any new Subsidiary that is required to become a Guarantor pursuant to this Section 5.13.

     5.14  Disbursement of Proceeds By the Borrower.

     (a) The Borrower shall obtain Intercompany Loan Documents with respect to advances of any portion of the Loans to any Subsidiary and such other amounts owing from any Subsidiary to the Borrower from time to time, and shall promptly thereafter grant to the Agent a first priority perfected security interest in such Intercompany Loan Documents as security for the Obligations. The Borrower will not be required to obtain a security interest in the assets of such Subsidiaries to secure any amounts owing under the Intercompany Loan Documents, nor will the Borrower be required to assign any such intercompany security interest to the Lenders.

     (b) Subject to the security interest of the Agent therein under the Pledge Agreement, the Borrower may assign any Intercompany Loan Documents to RTC Holdings as a contribution to capital, pursuant to the Assignment Agreement and in accordance with Section 6.6. In such instance, RTC Holdings need not enter into any Intercompany Loan Documents as a borrower thereunder in order to evidence such assignment. For purposes of this Agreement, the receipt and possession by Mellon, as custodian under the Notification and Consent Agreement and pursuant to the terms thereof, of any Intercompany Loan Documents assigned by the Borrower to RTC Holdings, shall be deemed evidence of perfection of the assignment thereof.

     (c) Should any Subsidiary become a debtor under the Bankruptcy Code, the Agent, on behalf of the Lenders, is authorized, but not required, to file proofs of claim on the Borrower's behalf and vote the rights of the Borrower in any plan of reorganization. The Agent, on behalf of the Lenders, is further empowered to demand, sue for, collect and receive every payment and distribution on such Debt owing to the Borrower in such Subsidiary's bankruptcy proceeding.

     5.15 Certain Acquisitions. Subject to the provisions of this Section and the requirements contained in the definition of Permitted Acquisition, and subject to the other terms and conditions of this Agreement, the Borrower may from time to time after the Closing Date effect Permitted Acquisitions, provided that (unless consented to in writing by the Required Lenders):

     (a) With respect to each Permitted Acquisition financed, in whole or in part, with the proceeds of Revolving Credit/Term Loans, the conditions set forth in Section 2.2(a) shall be satisfied with respect to all Borrowings comprised of such Revolving Credit/Term Loans;

     (b) With respect to each Permitted Acquisition, no Default or Event of Default shall have occurred and be continuing at the time of the consummation of such Permitted Acquisition or would exist immediately after giving effect thereto;

     (c) Not less than five (5) days prior to the consummation of any Permitted Acquisition with respect to which the Acquisition Amount is $12,000,000 or more, the Borrower shall have delivered to the Agent (and the Agent shall provide the Lenders) the following items:

     (i) a reasonably detailed description of the material terms of such Acquisition (including, without limitation, the purchase price and method and structure of payment) and of each Person or business that is the subject of such Permitted Acquisition (each, a "Target") and draft copies of the primary material acquisition documents;

    (ii) historical financial statements of each Target for the two (2) most recent fiscal years available and for any interim periods since the most recent fiscal year-end for which such interim statements are available;

   (iii) projected income statements with respect to each Target for the five-year period following the consummation of such Permitted Acquisition, in reasonable detail, together with any appropriate statement of assumptions and pro forma adjustments; and

    (iv) a certificate executed by the chief financial officer or Vice President-Finance of the Borrower setting forth the Borrower's good faith calculation of the Acquisition Amount (together with any supporting calculations) and further to the effect that, to the best of his knowledge, (A) the consummation of such Permitted Acquisition will not result in a violation of any provision of this Section 5.15,
           (B) after giving effect to any Borrowings made in connection therewith, the Borrower is in covenant compliance with the financial covenants contained in Sections 6.9 through 6.16 at the most recent calculation period taking into account the Borrowing (such calculations to be attached to the certificate) and (C) the Borrower believes in good faith that such financial covenants will continue to be met for the one-year period following the date of the consummation of such Permitted Acquisition (such calculations to be based on the projections required by subparagraph (iii) above and attached to the certificate).

     (d) Within forty-five (45) days after the end of each fiscal quarter, the Borrower will deliver to the Agent (i) with respect to any Permitted Acquisition during such fiscal quarter, a copy of the fully executed acquisition agreement (including schedules and exhibits thereto) and (ii) with respect to any Permitted Acquisition during such fiscal quarter with respect to which the Acquisition Amount is less than $12,000,000, the items described in clauses (i),
(ii) and (iii) of subsection (C) above, each in form and substance reasonably satisfactory to the Agent.

     The consummation of each Permitted Acquisition subject to this Section shall be deemed to be a representation and warranty by the Borrower that all conditions thereto have been satisfied, that the same is permitted in accordance with the terms of this Agreement and that the matters certified to by the chief financial officer of the Borrower in the certificate referred to in subsection
(c)(iv) above are true and correct as of the date such certificate is given, which representation and warranty shall be deemed to be a representation and warranty for all purposes hereunder, including, without limitation, for purposes of Sections 3.3 and 7.1.

     5.16 Foreign Subsidiaries. Within three (3) months following the Closing Date, the Borrower shall cause RTC-Argentina S.A., RTC Buenos Aires S.A. and RTC Cordoba S.A. to execute and deliver to the Agent valid, binding and enforceable Guaranty Agreement and Guaranty Documents, together with opinions of Argentina counsel and other Loan Documents required by the Agent with respect thereto.


                                  ARTICLE VI

                               NEGATIVE COVENANTS

     Until payment in full of the Obligations and termination of the Lenders' obligation to make Loans and the Issuing Bank's obligation, on behalf of the Lenders, to issue Letters of Credit, the Borrower covenants and agrees that the Borrower will not, and will not permit any of its Subsidiaries to, individually or in the aggregate:

     6.1 Merger, Consolidation. Liquidate, wind up or dissolve, or enter into any consolidation, merger or other combination, or agree to do any of the foregoing; provided, however, that:

     (i)   the Borrower may merge or consolidate with another Person so long as
           (x) the Borrower is the surviving corporation, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of Section 5.15 shall be satisfied and (z) immediately after giving effect thereto, no Default or Event of Default would exist;

     (ii) any Subsidiary may merge or consolidate with another Person so long as (w) the Person surviving such merger or consolidation is the Borrower or a Guarantor, (y) if such merger or consolidation is in connection with a Permitted Acquisition, the applicable conditions of Sections 5.13 and 5.15 shall be satisfied and (z) immediately after giving effect thereto, no Default or Event of Default would exist.

      6.2  Debt.   Create, incur, assume or suffer to exist any Debt other than:

      (i)  Debt incurred pursuant to this Agreement;

     (ii)  Subordinated Debt;

    (iii) accrued expenses, current trade payables and other current liabilities arising in the ordinary course of business and not incurred through the borrowing of money;

     (iv) unsecured Debt (x) of any Subsidiary to the Borrower (pursuant to Intercompany Loan Documents), (y) of any Subsidiary to a Subsidiary and (z) of the Borrower to any Subsidiary, provided that any such Debt under this clause (iv) is incurred in the ordinary course of business consistent with past practice, is evidenced by one or more promissory notes pledged to the Agent pursuant to the Pledge Agreement or Subsidiary Pledge Agreement, is payable on demand and is fully subordinated in right of payment to the Obligations;

      (v)  Contingent Obligations permitted by Section 6.3; and

     (vi) other Consolidated Senior Debt (including, without limitation, Debt secured by liens described in clauses (e) and (h) of the definition of Permitted Liens and Capital Lease Obligations) in an aggregate principal amount at any time outstanding not to exceed $20,000,000 for the Borrower and its Subsidiaries.

      6.3 Contingent Obligations. Create, incur, assume or suffer to exist any Contingent Obligation other than:

      (i) endorsements of instruments or items of payment for deposit or collection in the ordinary course of business;

     (ii)  Contingent Obligations incurred pursuant to the Guaranty Agreements;

    (iii) customary indemnification obligations of the Borrower and its Subsidiaries incurred in connection with Permitted Acquisitions made in compliance with Section 5.15;

     (iv) guarantees by the Borrower of obligations of Subsidiaries under leases permitted hereunder;

      (v)  guarantees by the Borrower of any other Debt permitted under
           Section 6.2; and

     (vi) other guarantees, not covered in clauses (i) through (v) above, of Debt of Domestic Subsidiaries in an aggregate amount not to exceed $2,500,000 at any time.

      6.4 Liens and Encumbrances. Create, assume or suffer to exist any deed of trust, mortgage or encumbrance, lien (including a lien of attachment, judgment or execution) or security interest (including the interest of a conditional seller of goods), securing a charge or obligation, in or on any of its property, real or personal, whether now owned or hereafter acquired, except for Permitted Liens.

      6.5 Disposition of Assets. Sell, lease, transfer, convey or otherwise dispose of any of its assets or property, including, without limitation, the Collateral, except for (i) sales of inventory in the ordinary course of business; (ii) the sale or exchange of used equipment, to the extent the proceeds of such sale are applied towards, or such equipment is exchanged for, similar replacement equipment; (iii) dispositions not exceeding $2,000,000 in the aggregate, for the Borrower and its Subsidiaries, for any fiscal year; (iv) the assignment of any Intercompany Loan Documents by the Borrower to RTC Holdings pursuant to the Assignment Agreement; and (v) any sale, lease, transfer or conveyance from one Subsidiary to another Subsidiary or to the Borrower or from the Borrower to any, Subsidiary in accordance with Section 6.6, provided that, (y) immediately after giving effect thereto, no Default or Event of Default would exist, and (z) with respect to any transfer from the Borrower or a Guarantor to a Subsidiary that is not a Guarantor, the Borrower shall notify the Agent and the Lenders thereof and, shall cause the transferee Subsidiary to comply with the provisions of Section 5.13 as if such transferee Subsidiary were a new Subsidiary.

     6.6 Transactions with Related Persons. Except as otherwise permitted by Sections 5.15, 6.2 and 6.7, directly or indirectly make any loan or advance to, or purchase, assume or guarantee any Debt to or from, any of its officers, directors, stockholders or Affiliates, or subcontract any operations to any Affiliate, or enter into any transaction with any Affiliate, except (a) in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and (b) upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate; provided, however, that the provisions of this Section shall not prohibit the assignment of any Intercompany Loan Documents by the Borrower to RTC Holdings made in compliance with subsection (B) above.

     6.7 Restricted Investments. Purchase, own, invest in or otherwise acquire, directly or indirectly, any Stock, evidence of indebtedness or other obligation or security or any interest whatsoever in any other Person, or make or permit to exist any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person, or consummate an Acquisition, or make a commitment or otherwise agree to do any of the foregoing, except for (a) investments in Cash Investments, (b) investments in Domestic Subsidiaries evidenced by the Intercompany Loan Documents, (c) loans and advances to employees for reasonable travel and business expenses in the ordinary course of business, (d) prepaid expenses incurred in the ordinary course of business, (e) trade accounts receivable created in the ordinary course of business, (f) investments in corporations that are Domestic Subsidiaries in existence as of the Closing Date or in new Domestic Subsidiaries created or acquired in compliance with Sections 5.13 and 6.19, (g) Permitted Acquisitions other than Foreign Acquisitions in compliance with Section 5.15, (h) investments related to Foreign Acquisitions or in Foreign Subsidiaries in compliance with Sections 5.13, 5.15 and 6.19 in an aggregate amount for the Borrower and its Subsidiaries on a consolidated basis not to exceed ten percent (10%) of Consolidated Net Assets in the aggregate for the most recent fiscal year end at any time, (i) other investments not covered in clauses (a) through (h) having an aggregate cost to the Borrower and its Subsidiaries not to exceed $5,000,000 at any time.

     6.8 Restricted Payments. Except as set forth on Schedule 6.8, declare or pay any dividends upon any of its Stock (other than dividends paid in Stock and dividends paid to the Borrower or by a Subsidiary to another Subsidiary), or purchase, redeem, retire or otherwise acquire for value other than Stock, directly or indirectly, any shares of its Stock, any shares of Stock of any Affiliate or any option, warrant or other right to acquire shares of its Stock or Stock of any Affiliate, or make any distribution of cash, property or assets other than Stock among the holders of shares of its Stock.

     6.9 Capital Expenditures. Make any Capital Expenditure not as part of an Acquisition if, after giving effect to such Capital Expenditure, (a) the aggregate amount of all such Capital Expenditures made by the Borrower and its Subsidiaries (other than Capital Expenditures described in clause (b) below) during any fiscal year, beginning with the current fiscal year, shall exceed an amount equal to ten percent (10%) of Consolidated Net Revenue for such fiscal year, and (b) the amount of all such Capital Expenditures made by the Borrower and its Subsidiaries associated with the construction and start-up of the Borrower's laboratory operations shall exceed $10,000,000 in the aggregate after the Closing Date.

     6.10 Consolidated Net Worth. Permit Consolidated Net Worth at the end of any fiscal quarter after the Closing Date, beginning with the current fiscal quarter, to be less than (i) $125,000,000, increased by 80% of Consolidated Net Income (if positive) for each full fiscal quarter after the Closing, plus (ii)
                                                                     ----
90% of the positive amount of all increases in capital stock and additional paid-in capital from issuances of equity securities or other capital investments.

     6.11 Foreign Subsidiary EBITDA. The Borrower will not permit Foreign Subsidiary EBITDA, as of the end of any fiscal quarter, to be less than $1.

     6.12 Cash Available to Fixed Charges. Permit the ratio of Cash Available to Fixed Charges at the end of any fiscal quarter to be less than 2.25 to 1.0.

     6.13 Cash Available to Debt Service Ratio. Permit the ratio of Cash Available to Debt Service at the end of any fiscal quarter to be less than 1.20 to 1.0.

     6.14 Consolidated Senior Debt to Annualized Cash Flow. Permit the ratio of Consolidated Senior Debt to Annualized Cash Flow as of the end of any fiscal quarter to be greater than 3.0 to 1.0.

     6.15 Consolidated Debt to Annualized Cash Flow. Permit the ratio of Consolidated Debt to Annualized Cash Flow as of the end of any fiscal quarter to be greater than 4.25 to 1.0.

     6.16 Consolidated Debt to Consolidated Total Capital. Permit the ratio of Consolidated Debt to Consolidated Total Capital as of the end of any fiscal quarter to be greater than 0.65 to 1.0.

     6.17 Sale and Leaseback. Except as set forth in Schedule 6.17, enter into any arrangement with any Person (other than the Borrower or any Subsidiary, provided the provisions of Section 6.6 are satisfied) providing for the leasing by the Borrower or any Subsidiary of any asset that has been sold or transferred by the Borrower or such Subsidiary to such Person.

     6.18 New Business. Engage in any business other than the business in which the Borrower or such Subsidiary is currently engaged or a business reasonably related thereto, including, without limitation, laboratories predominately performing dialysis related functions, or make any material change in any of its business objectives, purposes and operations that would be reasonably likely to materially adversely affect the repayment of the Obligations.

     6.19 Subsidiaries or Partnerships. (a) Become a partner or joint venturer in any partnership or joint venture, or (b) create or acquire any new Subsidiary; provided that the Borrower or any Subsidiary may (i) create or acquire one or more Subsidiaries in connection with a Permitted Acquisition consummated in compliance with this Agreement, and (ii) create a Subsidiary de novo; provided further that, in any such instance, the created or acquired Subsidiary complies with the provisions of Section 5.13. RTC Holdings International will not engage in any activities other than holding the stock of its operating Subsidiaries and ordinary course administrative functions.

     6.20 Transactions Affecting the Collateral. Enter into any transaction that adversely affects the Collateral or the ability of the Borrower to repay any Debt or the Obligations, commit or allow the commission of any forgiveness or release of Collateral pursuant to the Intercompany Loan Documents or permit or agree to any material extension, compromise or settlement or make any material change or modification of any kind or nature with respect to any Account.

     6.21 Hazardous Wastes. Permit any Hazardous Substances the removal of which is required or the maintenance of which is restricted, prohibited or penalized by any Governmental Authority, to be unlawfully brought on to any real property owned or leased by the Borrower or any Subsidiary, or if so brought or found located thereon, fail to immediately remove such materials, with proper disposal, in accordance with required cleanup procedures under applicable Environmental Laws.

     6.22  Fiscal Year.  Change its fiscal year from a December 31 year end.

     6.23 Amendments; Prepayments of Debt, etc. Except with respect to the Debt created under the Loan Documents, (a) amend or modify (or permit the amendment or modification of) any of the terms or provisions of any Debt or any agreement related thereto (including without limitation, the Indenture) or (b) make any voluntary or optional payment or prepayment or redemption or acquisition (other than for Stock) for value of (including, without limitation, by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due), or exchange (other than for Stock), any Debt (including, without limitation, any redemption pursuant to
Article III of the Indenture or any deposit of funds by the Borrower with the trustee pursuant to Article XIII of the Indenture). Notwithstanding the foregoing, conversion of the Convertible Notes for Stock (and cash for fractional shares) in accordance the terms of the Indenture shall be permitted.

     6.24 Fraud and Abuse. Neither the Borrower nor any Subsidiary, nor any of their respective officers or directors, shall engage on behalf of Borrower or any Subsidiary in any activities that are prohibited under the federal Medicare and Medicaid statutes, 42 U.S.C. (S) 1320a-7b, or the regulations promulgated pursuant to such statutes or related state or local statutes or regulations, including but not limited to the following: (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment; (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently;
(iv) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind or offering to pay such remuneration (a) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors, or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or order of any good, facility, service, or item for which payment may be made in whole or in part by Medicare, Medicaid or other applicable third party payors. With respect to this Section, knowledge by an individual director or officer of the Borrower or a Subsidiary of any event described in this Section shall not be imputed to the Borrower or such Subsidiary unless such knowledge was obtained or learned by the director or officer in his or her official capacity as a director or officer of the Borrower or such Subsidiary. Neither the Borrower nor any Subsidiary shall be considered to have breached this Section, except in the case of a knowing and willful violation thereof, until the Borrower or such Subsidiary has received notification, written or oral, by a Governmental Authority of competent jurisdiction as to any such violation.

     6.25 Limitation on Certain Restrictions. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any restriction or encumbrance on (i) the ability of the Borrower and its Subsidiaries to perform and comply with their respective obligations under the Loan Documents or (ii) the ability of any Subsidiary of the Borrower to make any dividend payments or other distributions in respect of its Stock, to repay Debt owed to the Borrower or any other Subsidiary, to make loans or advances to the Borrower or any other Subsidiary, or to transfer any of its assets or properties to the Borrower or any other Subsidiary, in each case other than such restrictions or encumbrances existing under or by reason of (i) the Loan Documents, (ii) applicable Requirements of Law, and (iii) customary non-assignment provisions in any lease governing a leasehold interest.

     6.26 No Other Negative Pledges. The Borrower will not, and will not permit or cause any of its Subsidiaries to, directly or indirectly, enter into or suffer to exist any agreement or restriction that prohibits or conditions the creation, incurrence or assumption of any Lien upon or with respect to any part of its properties or assets, whether now owned or hereafter acquired, or agree to do any of the foregoing, other than as set forth in this Agreement and the other Loan Documents.

     6.27 Accounting Changes. The Borrower will not, and will not permit or cause any of its Subsidiaries to, make or permit any material change in its accounting policies or reporting practices, except as may be required by Generally Accepted Accounting Principles.


                                  ARTICLE VII

                               EVENTS OF DEFAULT

     7.1 Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default":

     (a) The Borrower fails to pay when due any principal, fees or interest on the Obligations;

     (b) The Borrower or any Subsidiary fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained in SECTIONS 2.14, 5.1, 5.3, 5.4 or 5.5 (A), 5.13, 5.15 or ARTICLE VI;

     (c) The Borrower or any Subsidiary fails or neglects to observe, perform or comply with any term, provision, condition or covenant contained herein except those specified in subsections (A) and (B) above (and except to the extent that violations of any such provisions or covenants otherwise trigger an Event of Default under any of the other subparagraphs of this SECTION 7.1, including, without limitation, violations of SECTION 5.6 to the extent covered by subparagraph (e) below), and the same is not cured to the Required Lenders' satisfaction within thirty (30) Business Days after the Borrower or such Subsidiary acquires knowledge thereof;

     (d) If any representation or warranty made in writing by or on behalf of the Borrower or any Subsidiary in this Agreement, in the other Loan Documents or in any other agreement now existing or hereafter executed between the

Borrower or any Subsidiary and the Agent or any Lender, or in connection with the transactions contemplated hereby or thereby, shall prove to have been false or misleading in any material respect when made;

     (e) (i) the occurrence of any payment default on the part of the Borrower or any Subsidiary under the terms of any agreement, document or instrument pursuant to which the Borrower or such Subsidiary has incurred any Debt (including, without limitation, the Indenture) having an individual or aggregate principal amount of greater than $500,000 (other than the Obligations and Debt under the Intercompany Loan Documents), or (ii) the occurrence of any nonpayment default or event of default on the part of the Borrower or any Subsidiary under the terms of any agreement, document or instrument pursuant to which the Borrower or such Subsidiary has incurred any Debt (including, without limitation, the Indenture) having an individual principal amount greater than $1,000,000 or aggregate principal amount greater than $2,500,000 (other than the Obligations and Debt under the Intercompany Loan Documents);

     (f) The termination of any agreement, contract or instrument to which a Borrower or any Subsidiary is a party or by which it or any of its properties are bound, and such termination results in a Material Adverse Effect;

     (g) The occurrence of an event of default under any of the Loan Documents or in any other agreement now existing or hereafter executed evidencing or securing any of the Obligations;

     (h) The occurrence of any material uninsured damage to or loss, theft or destruction of the Collateral or other assets of the Borrower or any Subsidiary that has a Material Adverse Effect;

     (i) The filing by the Borrower or any Subsidiary of any voluntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing;

     (j) The filing against the Borrower or any Subsidiary of any involuntary petition seeking liquidation, reorganization, arrangement, readjustment of debts or for any other relief under the Bankruptcy Code or under any other act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, now or hereafter existing, which petition is not dismissed within sixty (60) days after the date of filing;

     (k) A custodian, trustee, receiver or assignee for the benefit of creditors is appointed or takes possession of the Collateral or any other assets of the Borrower or any Subsidiary;

          (l) The Borrower or any of its Subsidiaries (other than an immaterial Subsidiary) ceases to be Solvent (taking into account any rights of contribution), or ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs, except as otherwise specifically permitted under SECTION 6.1;

          (m) A notice of lien, levy or assessment in excess of $500,000 is filed of record against any portion of the assets of the Borrower or any Subsidiary by the United States, or any department, agency or instrumentality thereof, or by any other Governmental Authority, including, without limitation, the Pension Benefit Guaranty Corporation, or if any taxes or debts owing at any time or times hereafter to any one of them becomes a lien or encumbrance (other than a Permitted Lien) upon the Collateral or any other asset of the Borrower or any Subsidiary, and the same is not dismissed, released or discharged within thirty (30) days after the same becomes a lien or encumbrance or, in the case of ad valorem taxes, prior to the last day when payment may be made without penalty;

          (n) The entry of a judgment or the issuance of a warrant of attachment, execution or similar process against the Borrower or any Subsidiary or any of their respective assets in excess of $500,000 which shall not be dismissed, discharged, stayed pending appeal or bonded within thirty (30) days after entry or is otherwise covered by insurance;

          (o) The occurrence of any of the following events: (i) the happening of a Reportable Event that could give rise to liability (that is not waived by the by the Pension Benefit Guaranty Corporation or by the Required Lenders, or if such liability can be avoided by any corrective action of the Borrower, such corrective action is not completed within ninety (90) days after the occurrence of such Reportable Event) with respect to any Pension Plan; (ii) the termination of any Pension Plan in a "distress termination" under the provisions of Section 4041 of ERISA; (iii) the appointment of a trustee by an appropriate United States District Court to administer any Pension Plan; (iv) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any Pension Plan or to appoint a trustee to administer any such plan; and (v) the failure of the Borrower to notify the Lenders promptly upon receipt by the Borrower of any notice of the institution of any proceeding or any other actions that may result in the termination of any such plan;

          (p) The Borrower or any Subsidiary, to the extent presently participating or required by law to participate, in Medicaid or Medicare programs shall fail to be eligible for any reason to participate in Medicaid or Medicare programs or to accept assignments or rights to reimbursement under Medicaid Regulations or Medicare Regulations except in the case where such failure is de minimis or immaterial;

          (q)  The occurrence of any Material Adverse Change; or

          (r) Robert L. Mayer, Jr. shall cease (i) to be the chief executive officer of the Borrower, (ii) to perform for the Borrower the normal and customary duties of a chief executive officer, or (iii) to be involved in the day-to-day operations of the Borrower, unless in any such event the Borrower shall have hired a new chief executive officer of comparable skill and expertise, reasonably acceptable to the Required Lenders, within ninety
     (90) days of such occurrence; or

          (s)  The occurrence of a Change of Control.


                                  ARTICLE VIII

                   RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT

          8.1 Remedies: Termination of Commitments, Acceleration, etc. Upon and at any time after the occurrence and during the continuance of any Event of Default, the Agent shall at the direction, or may with the consent, of the Required Lenders, take any or all of the following actions at the same or different times:

          (a) Declare the Commitments of each Lender, and the Issuing Bank's obligation to issue Letters of Credit, to be terminated, whereupon the same shall terminate (provided that, upon the occurrence of an Event of Default pursuant to SECTIONS 7.1(I), (J) or (K), all of the Commitments, together with the Issuing Bank's obligation to issue Letters of Credit, shall automatically be terminated);

          (b) Declare all or any part of the outstanding principal amount of the Loans, all unpaid interest accrued thereon, and all other amounts payable under this Agreement, the Revolving Credit/Term Notes and the other Loan Documents to be immediately due and payable, whereupon such outstanding principal amounts, accrued interest and other such amounts shall become immediately due and payable without presentment, demand, protest, notice of intent to accelerate or other notice or legal process of any kind, all of which are hereby knowingly and expressly waived by the Borrower (provided that, upon the occurrence of an Event of Default pursuant to SECTIONS 7.1(I), (J) or (K), all of such outstanding principal amounts, accrued interest and other such amounts shall automatically become immediately due and payable);

          (c) Direct the Borrower to deliver (and the Borrower hereby agrees, upon receipt of notice of such direction from the Agent, to deliver) to the Agent from time to time such additional amount of cash as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding (whether or not any beneficiary under any Letter of Credit shall have drawn or be entitled at such time to draw thereunder), such amount to be held by the Agent in the Cash Collateral Account as security for the Borrower's Reimbursement Obligations as described in SECTION 2.17(I); and

          (d) Exercise all rights and remedies available to it under this Agreement, the other Loan Documents and applicable law.

          8.2 Right of Set-off. The Agent and each Lender (and each of their Affiliates) may, and are hereby authorized by the Borrower, at any time and from time to time, to the fullest extent permitted by applicable law, without advance notice to the Borrower (any such notice being expressly waived by the Borrower) and irrespective of demand for payment, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held in other than a fiduciary account and any other indebtedness at any time owing by such Lender (or any of its Affiliates) to or for the credit or the account of the Borrower against any or all of the Obligations now or hereafter existing, whether or not such Obligations have matured. The Agent agrees to notify the Borrower after any such setoff or application, provided that the failure to give such notice shall not affect the validity of such set-off and application.

          8.3 Rights and Remedies Cumulative; Non-Waiver; etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the Loan Documents or under any other agreement between the Borrower or any Subsidiary and the Agent or the Lenders or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrower or any Subsidiary and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE IX

                                   THE AGENT

          9.1 Appointment. The Lenders and the Issuing Bank (for purposes of this Article, any reference to the Lenders or any Lender shall be deemed also to include a reference to the Issuing Bank) hereby designate and appoint First Union as Agent to act as specified herein and in the other Loan Documents. Each Lender hereby authorizes, and each holder of any Revolving Credit/Term Note by the acceptance of such Revolving Credit/Term Note shall be deemed to authorize, the Agent to take such action as agent on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto. The Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents or attorneys-in-fact and shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact that it selects with reasonable care.

          9.2 Nature of Duties. The Agent shall have no duties or responsibilities other than those expressly set forth in this Agreement and the other Loan Documents. Neither the Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it or them as such hereunder or under any other Loan Document or in connection herewith or therewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Lender or the holder of any Revolving Credit/Term Note; and nothing in this Agreement or any other Loan Document, express or implied, is intended to or shall be so construed as to impose upon the Agent any obligations or liabilities in respect of this Agreement or any other Loan Document except as expressly set forth herein or therein.

          9.3     Absence of Reliance on the Agent.

          (a) Each Lender acknowledges that neither the Agent nor any of its officers, directors, employees or agents has made any representation or warranty to it and that no act by the Agent hereinafter taken, including any review of the affairs of the Borrower and its Subsidiaries, shall be deemed to constitute any representation or warranty by the Agent to any Lender.

          (b) Each Lender acknowledges that, independently and without reliance upon the Agent or any other Lender and based on such documents and information as it has deemed and may deem appropriate, (i) it has made its own appraisal of and investigation into the business, prospects, operations, properties, financial and other condition and creditworthiness of the Borrower and its Subsidiaries in connection with its decision to enter into this Agreement and extend credit to the Borrower hereunder, and (ii) it will continue to make its own credit analysis, appraisals and decisions in taking or not taking action hereunder.

          (c) Except as expressly provided in this Agreement, the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender or the holder of any Revolving Credit/Term Note with any credit or other information concerning the business, prospects, operations, properties, financial or other condition or creditworthiness of the Borrower, its Subsidiaries or any other Person that may come into its possession, whether before the making of the initial Loans, the participation in the initial Letters of Loan or at any time or times thereafter.

          (d) The Agent shall not be responsible to any Lender or the holder of any Revolving Credit/Term Note for any recitals, statements, information, representations or warranties herein or in any other Loan Document or in any document, instrument, certificate or other writing delivered in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority or sufficiency of this Agreement or any other Loan Document or the financial condition of the Borrower, its Subsidiaries or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Loan Document, or the financial condition of the Borrower, its Subsidiaries or any other Person or the existence or possible existence of any Default or Event of Default.

          (e) The Agent shall be under no obligation or duty to take any action under this Agreement or any other Loan Document if taking such action (i) would subject the Agent to a tax in any jurisdiction where it is not then subject to a tax, (ii) would require the Agent to qualify to do business in any jurisdiction where it is not then so qualified, unless the Agent receives security or indemnity satisfactory to it against any tax or other liability in connection with such qualification or resulting from the taking of such action in connection therewith or (iii) would subject the Agent to in personam jurisdiction in any location where it is not then so subject.

          9.4 Certain Rights of the Agent. If the Agent shall request instructions from the Required Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, the Agent shall be entitled to refrain from such act or taking such action unless and until it shall have received such instructions, and the Agent shall incur no liability by reason of so refraining. The Agent shall not be obligated to take any action hereunder or under any other Loan Document (i) if such action would, in the reasonable opinion of the Agent, be contrary to applicable law or this Agreement or the other Loan Documents, (ii) if it shall not receive such advice or concurrence of the Required Lenders as it reasonably deems appropriate or (iii) if it shall not first be indemnified to its satisfaction by the Lenders requesting such action against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender or holder of any Revolving Credit/Term Note shall have any right of action whatsoever against the Agent as a result of the Agent's acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of the Required Lenders.

          9.5 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, other than any Default or Event of Default arising out of the failure to pay any principal, interest, fees or other amounts payable to the Agent for the account of the Lenders, unless the Agent has received written notice from the Borrower or a Lender describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Agent receives such a notice, the Agent shall give notice thereof to the Lenders as soon as reasonably practicable; provided, however, that if any such notice has also been furnished to the Lenders, the Agent shall have no obligation to notify the Lenders with respect thereto. Each Lender shall promptly give the Agent such a notice upon its actual knowledge of a Default or an Event of Default; provided, however, that the failure of any Lender to deliver such notice in the absence of gross negligence or willful misconduct shall not affect its rights hereunder or under the other Loan Documents.

          9.6 Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, consent, certificate, telex, teletype or facsimile message, order or other documentary, teletransmission or telephone message believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person. The Agent may consult with legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it with respect to all matters pertaining to this Agreement and the other Loan Documents and its duties hereunder and thereunder and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          9.7 Indemnification. To the extent the Agent is not reimbursed by or on behalf of the Borrower, and without limiting the obligation of the Borrower to do so, the Lenders will reimburse and indemnify the Agent, in proportion to their respective percentages as used in determining the Required Lenders, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees and expenses) or disbursements of any kind or nature whatsoever that may at any time (including at any time following the indefeasible repayment in full of the Loans) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement or any other Loan Document or the transactions contemplated hereby or thereby or any action taken or omitted by the Agent under or in connection with any of the foregoing, and in particular will reimburse the Agent for out-of-pocket expenses promptly upon demand by the Agent therefor; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements finally determined by a court of competent jurisdiction and not subject to any appeal (or pursuant to arbitration as set forth herein) to have resulted from the Agent's gross negligence or willful misconduct.

          9.8 The Agent in its Individual Capacity. With respect to its Commitments, the Loans made by it and the Revolving Credit/Term Notes issued to it, the Agent shall have the same rights and powers under the Loan Documents as any other Lender or holder of a Revolving Credit/Term Note and may exercise the same as though it were not performing the agency duties specified herein; and the terms "Lenders," "Required Lenders," "holders of Revolving Credit/Term Notes" and any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. The Agent may accept deposits from, lend money to and generally engage in any kind of banking, trust, financial advisory or other business with the Borrower or any of its Subsidiaries or any of their respective Affiliates as if it were not performing the agency duties specified herein, and may accept fees and other consideration from the Borrower for services in connection with this Agreement and otherwise without having to account for the same to the Lenders.

          9.9 Holders. The Agent may deem and treat the payee of any Revolving Credit/Term Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment, transfer or endorsement thereof, as the case may be, shall have been filed with the Agent. Any request, authority or consent of any Person that, at the time of making such request or giving such authority or consent, is the holder of any Revolving Credit/Term Note, shall be conclusive and binding on any subsequent holder, transferee, assignee or endorsee, as the case may be, of such Revolving Credit/Term Note or of any Revolving Credit/Term Note or Revolving Credit/Term Notes issued in exchange therefor.

          9.10 Successor Agent. The Agent may resign at any time upon sixty (60) days' prior written notice to the Borrower and the Lenders. The Agent may be removed with or without cause by the

Required Lenders (and, so long as no Default or Event of Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld), at any time upon sixty (60) days' prior written notice to the Borrower and the Agent. Such resignation or removal, as the case may be, shall take effect upon the appointment of a successor Agent as provided hereinbelow. Upon any such notice of resignation or removal (and, in the case of removal, upon the consent of the Borrower, if required as provided hereinabove), the Required Lenders (so long as no Default or Event of Default has occurred and is continuing, with the consent of the Borrower, which consent shall not be unreasonably withheld) will appoint from among the Lenders a successor Agent. If no successor Agent shall have been appointed within such sixty-day period, the Agent may appoint, after consulting with the Lenders and the Borrower, a successor agent from among the Lenders, who shall serve as Agent until such time, if any, as the Required Lenders shall have appointed a successor Agent as provided hereinabove. Upon the written acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents. After any retiring Agent's resignation as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          9.11    Collateral Matters.

          (a) The Agent is hereby authorized on behalf of all the Lenders, without the necessity of any notice to or further consent from the Lenders, from time to time (but without any obligation) to take any action with respect to the Collateral, the Pledge Agreement and the Subsidiary Pledge Agreement that may be necessary to perfect and maintain perfected the liens upon the Collateral granted pursuant to the Pledge Agreement, the Subsidiary Pledge Agreement or the other Loan Documents.

          (b) The Lenders hereby irrevocably authorize the Agent, at its option and in its discretion, to release any lien granted to or held by the Agent upon any Collateral (i) upon termination of the Commitments and indefeasible payment in full of all Obligations, (ii) constituting property sold or to be sold or disposed of as part of or in connection with a disposition permitted hereunder, (iii) constituting property in which neither the Borrower nor any Subsidiary owned any interest at the time such lien was granted or at any time thereafter or (iv) if approved, authorized or ratified in writing by the Lenders or the Required Lenders, as may be required with respect to any such release in accordance with SECTION 10.8(B). Upon request by the Agent at any time, the Lenders will confirm in writing the Agent's authority to release Collateral pursuant to this subsection (b).

                                   ARTICLE X

                                 MISCELLANEOUS

          10.1 Survival. The representations and warranties made by or on behalf of the Borrower or any Subsidiary in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document. Notwithstanding any other provision herein or anything provided or implied by law to the contrary, no termination or cancellation (regardless of cause or procedure) of the Commitments, this Agreement or any of the other Loan Documents shall in any way affect or impair the rights and obligations of the parties hereto with respect to any of the provisions of (i) SECTION 10.3 hereof, (ii) SECTION 2.15 or (iii) this Agreement and the other Loan Documents relating to indemnification or payment of costs and expenses, including, without limitation, all of the provisions of SECTIONS 2.11(a), 2.11(b), 2.12, 2.13, 2.17(h), 9.7, 10.6 and 10.7, and, in each case, such provisions shall survive any such termination or cancellation and the making and repayment of the Loans.

          10.2 Governing Law; Consent to Jurisdiction. THIS AGREEMENT HAS BEEN EXECUTED, DELIVERED AND ACCEPTED IN, AND SHALL BE DEEMED TO HAVE BEEN MADE IN, NORTH CAROLINA AND SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NORTH CAROLINA; PROVIDED THAT EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT OR, IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICES FOR DOCUMENTARY CREDITS, INTERNATIONAL CHAMBER OF COMMERCE, AS IN EFFECT FROM TIME TO TIME (THE "UNIFORM CUSTOMS") AND, AS TO MATTERS NOT GOVERNED THEREBY, THE INTERNAL LAWS OF THE STATE OF THE DOMICILE OF THE ISSUING BANK. AS PART OF THE CONSIDERATION FOR NEW VALUE THIS DAY RECEIVED, THE BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE COURT WITHIN MECKLENBURG COUNTY, NORTH CAROLINA OR ANY FEDERAL COURT LOCATED WITHIN THE WESTERN DISTRICT OF THE STATE OF NORTH CAROLINA FOR ANY PROCEEDING INSTITUTED HEREUNDER OR UNDER ANY OF THE OTHER LOAN DOCUMENTS, OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, OR ANY PROCEEDING TO WHICH THE AGENT, THE ISSUING BANK, ANY LENDER OR THE BORROWER IS A PARTY, INCLUDING ANY ACTIONS BASED UPON, ARISING OUT OF, OR IN CONNECTION WITH ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE ISSUING BANK, ANY LENDER OR THE BORROWER. THE BORROWER IRREVOCABLY AGREES TO BE BOUND (SUBJECT TO ANY AVAILABLE RIGHT OF APPEAL) BY ANY JUDGMENT RENDERED OR RELIEF GRANTED THEREBY AND FURTHER WAIVES ANY OBJECTION THAT IT MAY HAVE BASED ON LACK OF JURISDICTION OR IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY SUCH

PROCEEDING. THE BORROWER CONSENTS THAT ALL SERVICE OF PROCESS BE MADE BY REGISTERED OR CERTIFIED MAIL DIRECTED TO RENAL TREATMENT CENTERS, INC. AT ITS ADDRESS SET FORTH HEREINBELOW, AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON THE EARLIER OF ACTUAL RECEIPT THEREOF OR THREE (3) DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID AND PROPERLY ADDRESSED. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR AFFECT THE RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.

          10.3    Arbitration; Remedies.

          (a) Upon demand of any party hereto, whether made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to this Agreement or any of the Loan Documents ("Disputes") between or among parties hereto or thereto shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from documents executed in the future, or claims arising out of or connected with the transaction contemplated by this Agreement or any of the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA"), as in effect from time to time, and Title 9 of the U.S. Code, as amended. All arbitration hearings shall be conducted in Charlotte, North Carolina. The expedited procedures set forth in Rule 51 et seq. of the Arbitration Rules shall be applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. The panel from which all arbitrators are selected shall be comprised of licensed attorneys. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. Notwithstanding the foregoing, this arbitration provision does not apply to Disputes under or related to any Hedge Agreements.

          (b) Notwithstanding the foregoing, the parties hereto agree to preserve, without diminution, certain remedies, more particularly described below, that any party hereto may employ or exercise freely, either alone, in conjunction with or during a Dispute; provided, however, that the Borrower preserves its right to seek injunctive or other appropriate judicial relief from a court of competent jurisdiction with respect to the foregoing pending final resolution of the Dispute pursuant to subsection (A) above. The Agent, on behalf of the Lenders, shall have the right to proceed in any court of proper jurisdiction or by self-help to exercise or prosecute the following remedies, as applicable: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted under any Loan Documents or under applicable law or by judicial foreclosure and sale, including a proceeding to confirm the sale; (ii) all rights of self-help including peaceful occupation of real property and collection of rents, set-off, and peaceful possession of personal property;
(iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of any arbitrator to grant similar remedies that may be requested by a party in a Dispute.

          The parties hereto agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute, and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.]

          10.4 Notice. All notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, facsimile transmission or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered to the party to be notified at the following addresses:

          If to the Borrower:   Renal Treatment Centers, Inc.
                                1180 W. Swedesford Road
                                Building 2, Suite 300
                                Berwyn, Pennsylvania  19312
                                Attention:  Ronald H. Rogers, Jr.
                                            Vice President and
                                            and Thomas J. Karl
                                            President and General Counsel
                                Telephone:  (610) 644-4796
                                Telecopy:   (610) 889-7415

          With copies to:       Duane, Morris & Heckscher
                                One Liberty Place
                                Philadelphia, Pennsylvania 11903-7396
                                Attention:  Jeffrey S. Henderson
                                Telephone:  (215) 979-1262
                                Telecopy:   (215) 979-1020

          If to the Agent
          or the Issuing Bank:  First Union National Bank of
                                 North Carolina
                                One First Union Center, TW10
                                Charlotte, North Carolina  28288-0608
                                Attention:  Syndication Agency Services
                                Telephone:  (704) 388-0281
                                Telecopy:   (704) 383-0288

          with a copy to:       First Union National Bank of
                                 North Carolina
                                One First Union Center, 5th Floor
                                301 South College Street
                                Charlotte, North Carolina  28288-0735
                                Attention:  Healthcare Finance Group
                                Telephone:  (704) 383-6249
                                Telecopy:   (704) 383-9144

                                Robinson, Bradshaw & Hinson, P.A.
                                101 North Tryon Street
                                1900 Independence Center
                                Charlotte, North Carolina 28246
                                Attention:  Stokely G. Caldwell, Jr.
                                Telephone:  (704) 377-2536
                                Telecopier: (704) 378-4000

          If to any Lender:     At the address set forth on its signature page
                                hereto

or to such other address as any party may designate for itself by like notice to all other parties hereto. All such notices and communications shall be deemed to have been given (i) if mailed as provided above by any method other than overnight delivery service, on the third Business Day after deposit in the mails, (ii) if mailed by overnight delivery service, telegraphed, telexed, telecopied or cabled, when delivered for overnight delivery, delivered to the telegraph company, confirmed by telex answerback, transmitted by telecopier or delivered to the cable company, respectively, or (iii) if delivered by hand, upon delivery; provided that notices and communications to the Agent shall not be effective until received by the Agent.

     All wire transfers to the Agent shall be sent to First Union National Bank of North Carolina, ABA Routing #053000219, to the credit of First Union National
Bank of North Carolina, Charlotte, North Carolina, Attention:   Syndication
Agency Services, G/L #465906, RC #5007, RE: Renal Treatment Centers, Inc., unless otherwise instructed by the Agent.

          10.5 Assignments, Participations.

          (a) With the prior consent of the Agent and the Borrower, which consent shall not be unreasonably withheld, each Lender may assign to one or more other Persons all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the outstanding Revolving Credit/Term Loans made by it and the Revolving Credit/Term Note or Revolving Credit/Term Notes held by it); provided, however, that (i) except in the case of an assignment to an Affiliate of such Lender or a Person that, immediately prior to such assignment, was a Lender, the amount of the Commitments of such assigning Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to each such assignment) shall in no event be less than the lesser of (y) the aggregate Commitments of such Lender immediately prior to such assignment or (z) $10,000,000, (ii) each such assignment shall be to an Eligible Assignee and
     (iii) the parties to each such assignment will execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Revolving Credit/Term Note or Revolving Credit/Term Notes subject to such assignment, and will pay a processing fee of $3,000 to the Agent for its own account. Upon such execution, delivery, acceptance and recording of the Assignment and Acceptance, from and after the effective date specified therein (a) the assignee thereunder shall be deemed a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of such Lender hereunder with respect thereto and (b) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than rights under the provisions of this Agreement and the other Loan Documents relating to indemnification or payment of fees, costs and expenses, to the extent such rights relate to the time prior to the effective date of such Assignment and Acceptance) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree, with each other and with the other parties hereto, as follows: (i) other than as may be provided in such Assignment and Acceptance, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document or any other instrument or document furnished hereto or pursuant thereto;
     (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under this Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (iv) such assignee will, independently and without reliance upon the Agent, the assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents and any other instruments and agreements referred to herein or therein, and to exercise such powers and to perform such duties hereunder and thereunder, as are specifically delegated to or required of the Agent by the terms hereof or thereof and such other powers as are reasonably incidental thereto; and
     (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

          (c) The Agent will maintain a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank or any Lender at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, together with any Revolving Credit/Term Note or Revolving Credit/Term Notes subject to such assignment, the Agent will, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT D, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give notice thereof to the Borrower. Within five (5) Business Days after its receipt of such notice, the Borrower, at its own expense, will execute and deliver to the Agent in exchange for the surrendered Revolving Credit/Term Note or Revolving Credit/Term

     Notes a new Revolving Credit/Term Note or Revolving Credit/Term Notes to the order of such assignee in an amount equal to the Commitment or Commitments assumed by it pursuant to such Assignment and Acceptance and, to the extent the assigning Lender has retained its Commitments hereunder, a new Revolving Credit/Term Note or Revolving Credit/Term Notes to the order of the assigning Lender in an amount equal to the Commitment or Commitments retained by it hereunder. Such new Revolving Credit/Term Note or Revolving Credit/Term Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Revolving Credit/Term Note or Revolving Credit/Term Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of EXHIBIT A.

          (e) Each Lender may sell to one or more other Persons participations in any portion comprising less than all of its rights and obligations under this Agreement (including, without limitation, a portion of its Commitments, the outstanding Loans made by it and the Revolving Credit/Term Note or Revolving Credit/Term Notes held by it); provided, however, that
     (i) such Lender's obligations under this Agreement shall remain unchanged,
     (ii) such Lender shall remain solely responsible for the performance of such obligations, (iii) the Borrower, the Issuing Bank, the Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) any such participation shall be in an amount of not less than $5,000,000, (v) no Lender shall sell any participation that, when taken together with all other participations, if any, sold by such Lender, covers all of such Lender's rights and obligations under this Agreement (including, without limitation, all of its Commitments, the outstanding Loans made by it and the Revolving Credit/Term Note or Revolving Credit/Term Notes held by it) and (vi) no Lender shall permit any participant to have any voting rights or any right to control the vote of such Lender with respect to any amendment, modification, waiver, consent or other action hereunder or under any other Loan Document except as to actions of the type described in SECTION 10.8(A). In the case of a participation, the participant shall not have any rights under this Agreement or any of the other Loan Documents, the participant's rights against the granting Lender in respect of such participation to be those set forth in the participation agreement, and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation; provided, however, that each such participant shall have the rights of a Lender for purposes of SECTIONS 2.11(A), 2.11(B), 2.12, and 2.13, and shall be entitled to the benefits thereto, to the extent that the Lender selling such participation would be entitled to such benefits if the participation had not been sold.

          (f) With the prior consent of the Required Lenders and the Borrower, which consent shall not be unreasonably withheld, the

     Issuing Bank may assign all, but not less than all, of its rights and obligations as Issuing Bank under this Agreement, including, without limitation, its commitment to issue Letters of Credit, to any Eligible Assignee, and upon acceptance of such assignment, the successor Issuing Bank shall succeed to such rights and obligations and the assigning Issuing Bank shall be discharged therefrom.

          (g) The Agent, the Issuing Bank and each Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section, disclose to the assignee or participant, or proposed assignee or participant, any information relating to the Borrower and its Subsidiaries furnished to it by or on behalf of any other party hereto, provided that such assignee or participant or proposed assignee or participant agrees in writing to the Agent, the Issuing Bank or such Lender, as the case may be, to keep such information confidential to the same extent required of the Lenders under Section 10.17.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender may at any time pledge all or any portion of its Loans and Revolving Credit/Term Note to any Federal Reserve Bank in connection with borrowings from the Federal Reserve Bank (provided that any such pledge shall not affect the obligations of such Lender hereunder).

          10.6 Fees and Expenses. Whether or not the transactions contemplated by this Agreement shall be consummated, the Borrower shall be obligated:

          (a) to pay or reimburse the Agent upon demand and after notice in accordance with Section 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's regularly employed personnel and overhead) incurred or paid by the Agent in connection with: (i) the preparation, execution, delivery, interpretation, modification, amendment or termination of this Agreement or the other Loan Documents or any consent or waiver requested by the Borrower hereunder or thereunder; (ii) charges for appraisers, examiners, environmental consultants, auditors or similar Persons whom the Agent may engage with respect to rendering opinions concerning the financial condition of the Borrower and its Subsidiaries; and (iii) any commercially reasonable attempt to inspect, verify, protect, preserve, collect, sell, liquidate or otherwise dispose of the Collateral or any other assets of the Borrower or any Guarantor;

          (b) to pay or reimburse the Agent and each Lender upon demand and after notice in accordance with Section 10.4 for all reasonable expenses (including, without limitation, reasonable attorneys' fees, but excluding salaries of the Agent's or such Lender's regularly employed personnel and overhead) incurred or or paid by the Agent or such Lender in connection with: (i) any litigation, contest, dispute, suit or proceeding or action (whether instituted by the Agent, the Lenders, or any of them, the Borrower or any other Person) in any way relating to this Agreement or the other Loan Documents or to the Borrower's or any Subsidiary's affairs (other than a dispute solely between or among the Lenders); (ii) any attempt by the Agent or such Lender to enforce any of its rights against the Borrower or any other Person that may be obligated to the Agent or such Lender by virtue of this Agreement or the other Loan Documents; and (iii) any Default or Event of Default, including without limitation, any refinancing or restructuring of the credit arrangement provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding;

          (c) to pay and hold the Agent and each Lender harmless from and against any and all liability and loss with respect to or resulting from the nonpayment or delayed payment of any and all intangibles, documentary stamp and other similar taxes, fees and excises, if any, including any interest and penalties, that may be, or be determined to be, payable in connection with the transactions contemplated by this Agreement and the other Loan Documents or in any modification hereof or thereof; and

          (d) to pay and hold the Agent and each Lender harmless from and against any and all finder's or brokerage fees and commissions that may be payable in connection with the transactions contemplated by this Agreement and the other Loan Documents, other than any fees or commissions of finders or brokers engaged by the Agent or any Lender.

          10.7 Indemnification. From and at all times after the date of this Agreement, and in addition to the costs and expenses payable under
     Section 10.6 and all of the Agent's and the Lenders' other rights and remedies against the Borrower, the Borrower agrees to indemnify and hold harmless the Agent, the Issuing Bank and each Lender and each of their directors, officers, employees, agents and Affiliates (each, an "Indemnified Person") against any and all claims, losses, damages, liabilities, costs and expenses of any kind or nature whatsoever, including, without limitation, attorneys' fees, costs and expenses (collectively, "Indemnified Costs") incurred by or asserted against any such Indemnified Person from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any suit, action or proceeding (including any inquiry or investigation) by any Person, whether threatened or initiated, asserting a claim for any legal or equitable remedy under any statute or regulation, including, without limitation, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with the negotiation, preparation, execution, performance or enforcement of this Agreement or the other Loan Documents or any of the transactions contemplated herein or therein, and including, without limitation, Environmental Claims, whether or not such Indemnified Person is a party to any such action, proceeding or suit or the target of any such inquiry or investigation; provided, however, that no Indemnified Person shall have the right to be indemnified hereunder for any Indemnified Costs resulting primarily from the gross negligence or willful misconduct of such Indemnified Person (as finally determined by a court of competent jurisdiction or pursuant to arbitration as set forth herein). All of the foregoing losses, damages, costs and expenses of any Indemnified Person shall be payable by the Borrower, as and when incurred and upon demand, and shall be additional Obligations hereunder. In the event that the foregoing indemnity is unavailable or insufficient to hold each Indemnified Person harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Persons in respect of their losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Persons in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

          10.8 Amendments, Waivers, Etc. Except as may be otherwise specifically set forth in this Agreement or the other Loan Documents, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be amended, modified, waived, discharged or terminated, and no consent to any departure by the Borrower from any provision hereof or thereof may be given, except in a writing signed by the Required Lenders; provided, however, that:

          (a) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of each Lender holding Obligations directly affected thereby, (i) reduce the principal amount of, or rate of interest on, any Loan, or reduce any fees or other Obligations (other than fees payable to the Agent for its own account) or any obligations of any Person now or hereafter primarily or contingently liable with respect to the Obligations or (ii) postpone any date fixed for any payment of principal, interest (other than additional interest payable under Section 2.6(B) during the continuance of an Event of Default), fees (other than fees payable to the Agent for its own account) or any other Obligations including any mandatory prepayment;

          (b) no such amendment, modification, waiver, discharge, termination or consent shall, without the consent of all Lenders, (i) increase the Commitments of any Lender (it being understood that a waiver of any Default or Event of Default or of any mandatory reduction in either Total Commitment shall not constitute such an increase), (ii) change the definition of "Required Lenders" or otherwise change the number or percentage of Lenders that shall be required for the Lenders or any of them to take or approve, or direct the Agent to take, any action hereunder,
     (iii) amend, modify or waive any of the provisions for extending, or take action to extend, the term of the Revolving Credit/Term Facility, (iv) affect the obligation of the Lenders having Revolving Credit/Term Commitments to become L/C Participants, (v) amend any provision of this Section, (vi) release all or substantially all of the Collateral or (vii) consent to the assignment or transfer by the Borrower, or by any other Person now or hereafter primarily or contingently liable with respect to the Obligations, of any of its rights and obligations under this Agreement or any of the other Loan Documents;

          (c) no provision relating to the rights or obligations of the Issuing Bank under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Issuing Bank; and

          (d) no provision relating to the rights or obligations of the Agent under this Agreement or any of the other Loan Documents may be amended, modified or waived without the consent of the Agent.

          10.9 Rights and Remedies Cumulative, Non-waiver, etc. The enumeration of the Agent's and the Lenders' rights and remedies set forth in this Agreement and the other Loan Documents is not intended to be exhaustive, and the exercise by the Agent or any Lender of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder, under the other Loan Documents or under any other agreement between the Borrower and the Lenders, or any of them (or the Agent on their behalf), or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between any of the Borrower and the Agent or the Lenders or their agents or employees shall be effective to change, modify or discharge any provision of this Agreement or to constitute a waiver of any Event of Default. No notice to or demand upon the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of the Agent or any Lender to exercise any right or remedy or take any other or further action in any circumstances without notice or demand.

          10.10 Binding Effect, Assignment. All of the terms of this Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and assigns of the Borrower, the Agent, the Issuing Bank and each Lender; provided, however, that (i) the Borrower may not sell, assign or transfer this Agreement or any portion hereof or thereof, including, without limitation, any of its rights, title, interests, remedies, powers and duties hereunder or thereunder and (ii) any assignees and participants and any successor Issuing Bank shall have such rights and obligations with respect to this Agreement and the other Loan Documents as are provided for in and pursuant to Section 10.5.

          10.11 Severability. To the extent any provision of this Agreement is prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          10.12 Entire Agreement. THIS AGREEMENT AND THE DOCUMENTS AND INSTRUMENTS EXECUTED AND DELIVERED CONTEMPORANEOUSLY HEREWITH EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES HERETO AND SUPERSEDE ALL PRIOR AGREEMENTS AND UNDERSTANDINGS OF SUCH PERSONS, VERBAL OR WRITTEN, RELATING TO THE SUBJECT MATTER HEREOF EXCEPT FOR THE FEE LETTER AND ANY PRIOR ARRANGEMENTS MADE WITH RESPECT TO PAYMENT BY THE BORROWER OF (OR ANY INDEMNIFICATION FOR) ANY FEES, COSTS OR EXPENSES PAYABLE TO OR INCURRED (OR TO BE INCURRED) BY OR ON BEHALF OF THE AGENT, THE ISSUING BANK OR ANY LENDER, THE PROVISIONS OF WHICH FEE LETTER AND ANY SUCH PRIOR ARRANGEMENTS ARE HEREBY INCORPORATED INTO THIS AGREEMENT BY THIS REFERENCE. THIS AGREEMENT, THE REVOLVING CREDIT/TERM NOTES, THE OTHER LOAN DOCUMENTS AND THE INSTRUMENTS AND DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

          10.13 Interpretation. The captions to the various sections and subsections of this Agreement have been inserted for convenience only and shall not limit or affect any of the terms hereof. Unless the context otherwise requires, words in the singular include the plural and words in the plural include the singular, and the use of any gender shall be applicable to all genders.

          10.14 Counterparts, Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of which shall together constitute one and the same instrument. This Agreement shall become effective upon the execution of a counterpart hereof by each of the parties hereto.

          10.15 Conflict of Terms. The provisions of the exhibits and schedules hereto and the other Loan Documents are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision of the other Loan Documents, the provision contained in this Agreement shall control.

          10.16 Injunctive Relief. The Borrower recognizes that in the event it fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Agent and the Lenders. The Borrower therefore agrees that the Agent and the Lenders, if the Agent so requests, shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages in any case where a remedy at law, in the reasonable opinion of the Required Lenders, may prove to be inadequate relief.

          10.17 Confidentiality. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all non-public confidential information provided in connection with this Agreement or any other Loan Document and agrees and undertakes that it shall not use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement. Any Lender may disclose such information (i) at the request of any bank regulatory authority or in connection with an examination of such Lender by any such authority, (ii) pursuant to subpoena or other court process, (iii) when required to do so in accordance with the provisions of any applicable law, (iv) at the express direction of any agency of any State of the United States of America or of any other jurisdiction in which such Lender conducts its business or (v) to such Lender's directors, employees, affiliates, independent auditors and other professional advisors that have a reasonable need or basis for access thereto, (vi) to the extent the same has become publicly available other than as a result of a breach of this Agreement or (vii) pursuant to and in accordance with the provisions of
     Section 10.5(g).

          10.18 Post-Closing Matters. The Borrower will, and will cause each of its Subsidiaries to, use its best efforts to assist the Agent in the syndication of the Facilities and the resultant addition of Lenders after the Closing Date.

          10.19 Acknowledgement. The Borrower covenants and agrees that it shall not use any credit facility provided by First Union or any affiliate thereof for the purpose of making any payment of principal, interest or dividends on any securities of the Borrower underwritten or privately placed by First Union Capital Markets Corp. It is understood that it is not practical for the Borrower to segregate or trace funds and that it does not contemplate doing so.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their corporate names by their duly authorized corporate officers as of the date first above written.


                          RENAL TREATMENT CENTERS, INC.


                          By: /s/ Ronald H. Rodgers, Jr.,
                              -----------------------------------
                              Ronald H. Rodgers, Jr.,
                              Vice President



                          FIRST UNION NATIONAL BANK
                            OF NORTH CAROLINA, AS AGENT


                          By: /s/ Joseph H. Towell
                              -----------------------------------
                              Joseph H. Towell,
                              Senior Vice President



                             (signatures continued)

                                 ABN AMRO BANK N.V., New York Branch

                                 By: /s/ Nancy W. Lanzoni
                                     --------------------------------------
                                 Title: Group Vice President
                                        -----------------------------------

                                 By: /s/ Thomas T. Rogers
                                     --------------------------------------
                                 Title: Assistant Vice President
                                        -----------------------------------

                                    Revolving Credit/
                                    Term Commitment           $7,500,000.00


                                    Address:

                                    500 Park Avenue
                                    New York, New York 10022
                                    Attention:  Stephen Van Besien,
                                                Vice President
                                    Telephone:  212-446-4386
                                    Telecopy:   212-446-4237


                                    Wiring Instructions:

                                    ABN AMRO BANK, N.V.
                                    New York Branch
                                    ABA #026009580
                                    Account Name:  Loan Suspense
                                    Account Number:  516-0-820172-00
                                    Reference:  Renal Treatment Centers,
                                                Inc.

                               BANQUE PARIBAS

                               By: /s/ Judith A. Kirshner
                                   --------------------------------------
                                   Judith A. Kirshner,
                                   Vice President

                               By: /s/ David I. Canavan
                                   --------------------------------------
                                   David I. Canavan
                                   Group Vice President



                                  Revolving Credit/
                                  Term Commitment           $7,500,000.00


                                  Address:

                                  787 Seventh Avenue
                                  New York, New York 10019
                                  Attention:  Judith A. Kirshner,
                                              Vice President
                                  Telephone:  212-841-2568
                                  Telecopy:   212-841-2292


                                  Wiring Instructions:

                                  Bankers Trust New York
                                  New York, New York
                                  ABA #021001033
                                  For Account of:  Banque Paribas
                                  A/C # 04-202-195
                                  Reference:  Renal Treatment Centers,
                                              Inc.

                                       COOPERATIEVE CENTRALE RAIFFEISEN-
                                       BOERENLEENBANK, B.A., "RABOBANK
                                       NEDERLAND", New York branch


                                       By: /s/ Ian Reece
                                           ----------------------------------
                                            Title:     IAN REECE
                                                   --------------------------
                                                    Senior Credit Officer

                                       By: /s/ M. Christina Debler
                                           ----------------------------------
                                            Title: M. Christina Debler
                                                   --------------------------
                                                    Vice President

                                         Revolving Credit/
                                         Term Commitment:      $12,500,000.00


                                         Address:

                                         Rabobank Nederland
                                         245 Park Avenue
                                         New York, New York 10167
                                         Attention: Corporate Services Dept.
                                         Telephone: 212-916-7800
                                         Telecopy:  212-818-0233

                                         Wiring Instructions:

                                         Bank of New York
                                         New York, New York
                                         ABA #021000018
                                         Account: 802-6002-533
                                         Account Name: Rabobank Nederland,
                                                       New York Branch
                                         Attention: Ref: Renal Treatment
                                                         Centers, Inc.

                         CORESTATES BANK, N.A.


                         By: /s/ Lisa Rothenberger, Commercial Officer
                             -----------------------------------------
                             Lisa Rothenberger, Commercial Officer


                           Revolving Credit/
                           Term Commitment:     $30,000,000.00


                           Address:

                           Corestates Bank, N.A.
                           1339 Chestnut Street, 3rd Floor
                           FC1-8-3-22
                           Philadelphia, Pennsylvania  19101
                           Attention:  Lisa S. Rothenberger
                                       Commercial Officer
                           Telephone:  (215) 973-1838
                           Telecopy:   (215) 973-2738


                           Wiring Instructions:

                           Corestates Bank, N.A.
                           Philadelphia, Pennsylvania
                           ABA #031000011
                           Attn:  Joy Ditre, Commercial Loan
                           Account #0132-0452
                           Reference:  Renal Treatment Centers, Inc.

                               CREDIT LYONNAIS NEW YORK BRANCH

                               By: /s/ F. Tavangar
                                   --------------------------------------
                                   Farboud Tavangar
                                   First Vice President



                                  Revolving Credit/
                                  Term Commitment           $12,500,000.00


                                  Address:

                                  Health Care Group
                                  1301 Avenue of the Americas
                                  New York, New York 10019
                                  Attention:  Evan S. Wasser,
                                              Vice President
                                  Telephone:  212-261-7685
                                  Telecopy:   212-261-3440


                                  Wiring Instructions:

                                  Credit Lyonnais
                                  New York Branch
                                  ABA #0260-0807-3
                                  Account:  01-88179-3701
                                  Attn:  Loan Servicing
                                  Reference:  Renal Treatment Centers,
                                              Inc.

                            FIRST UNION NATIONAL BANK
                            OF NORTH CAROLINA


                          By: /s/ Joseph H. Towell
                              ----------------------------------
                              Joseph H. Towell,
                              Senior Vice President



                           Revolving Credit/
                           Term Commitment:     $31,000,000.00


                           Address:

                           First Union National Bank
                           of North Carolina
                           One First Union Center, TW19
                           301 South College Street
                           Charlotte, North Carolina  28288-0735
                           Attention:  Healthcare Finance Group
                           Telephone:  (704) 383-6249
                           Telecopy:  (704) 383-9144


                           Wiring Instructions:

                           First Union National Bank
                           of North Carolina
                           Charlotte, North Carolina
                           ABA #053000219
                           Attn:  Syndications Agency Services
                           G/L #465906, RC #5007
                           Account #465906 0001802
                           Reference:  Renal Treatment Centers, Inc.

                                          FLEET NATIONAL BANK

                                          By:  /s/ Ginger Stolzenthaler
                                              ---------------------------------
                                              Ginger Stolzenthaler,
                                              Senior Vice President

                                          Revolving Credit/
                                          Term Commitment:       $12,500,000.00


                                          Address:

                                          75 State Street
                                          MABOFO 4A
                                          Boston, Massachusetts 02109
                                          Attention:  Ginger Stolzenthaler,
                                                      Senior Vice President
                                          Telephone:  617-346-1647
                                          Telecopy:   617-346-1634

                                          Wiring Instructions:

                                          Fleet National Bank
                                          Boston, Massachusetts
                                          ABA #011000138
                                          G/L Acct.:  1510351-03156
                                          Reference:  Renal Treatment Centers,
                                                      Inc.

                                       LTCB TRUST COMPANY



                                       By: /s/ Jun Ebihara
                                          -------------------------------------
                                          Jun Ebihara, Vice President



                                         Revolving Credit
                                         Term Commitment:     $12,500,000.00

                                         Address:

                                         165 Broadway
                                         New York, New York 10006
                                         Attention:  Jun Ebihara
                                                     Vice President
                                         Telephone:  212-335-4477
                                         Telecopy:   212-608-2371

                                         Wiring Instructions:

                                         Bankers Trust Company
                                         New York, New York
                                         ABA  #021001033
                                         Account #:  04203606
                                         Account Name:  LTCB Trust Company
                                         Ref:  Renal Treatment Centers, Inc.
                                         Attn:  Winston Brown

                                       MELLON BANK, N.A.



                                       By:  /s/ Carol Paige
                                          ------------------------------------
                                          Carol Paige, Vice President



                                         Revolving Credit/
                                         Term Commitment:         $12,500,000.00

                                         Address:

                                         Health Care Banking
                                         610 West Germantown Pike, Suite 200
                                         Plymouth Meeting, Pennsylvania 19462
                                         Attention:  Carol Paige,
                                                     Vice President
                                         Telephone:  610-941-8409
                                         Telecopy:   610-941-4136

                                         Wiring Instructions:

                                         Mellon Bank, N.A.
                                         ABA #031-000-037
                                         A/C #:  990873703
                                         Attn:  Patricia Stewart
                                         Reference:  Renal Treatment Centers,
                                                     Inc.

                                       NATIONAL CITY BANK OF KENTUCKY


                                       By:  /s/ Roderic M. Brown
                                          -------------------------------------
                                          Roderic M. Brown, Vice President



                                         Revolving Credit/
                                         Term Commitment:       $7,500,000.00


                                         Address:

                                         101 S. Fifth Street
                                         Louisville, Kentucky 40202
                                         Attention:  Roderic M. Brown
                                                     Vice President
                                         Telephone:  502-581-4369
                                         Telecopy:   502-581-4424


                                         Wiring Instructions:

                                         National City Bank of Kentucky
                                         Louisville, Kentucky
                                         ABA #083000056
                                         Reference:  Renal Treatment Centers,
                                                     Inc.

                                       NATIONSBANK, N.A.


                                       By: /s/ Kevin Wagley
                                          ------------------------------------
                                          Kevin Wagley, Vice President



                                         Revolving Credit/
                                         Term Commitment:      $12,500,000.00


                                         Address:

                                         1 NationsBank Plaza, 5th Floor
                                         Nashville, Tennessee 37239
                                         Attention:  Kevin Wagley,
                                                     Vice President
                                         Telephone:  615-749-3802
                                         Telecopy:   615-749-4640


                                         Wiring Instructions:

                                         NationsBank, N.A.
                                         ABA #053000196
                                         Acct #:  136621-22506
                                         Attn:  Corporate Credit Services
                                         Reference:  Renal Treatment Centers,
                                                     Inc.

                                       PNC BANK, NATIONAL ASSOCIATION


                                       By: /s/ Gabrielle Wanamaker
                                          -----------------------------------
                                          Gabrielle Wanamaker, Vice President



                                       Revolving Credit/
                                       Term Commitment:         $21,500,000.00


                                       Address:

                                       PNC Bank, National Association
                                       1600 Market Street, 22nd Floor
                                       Philadelphia, Pennsylvania 19103
                                       Attention:  Gabrielle Wanamaker,
                                                   Vice President
                                       Telephone:  215-595-6389
                                       Telecopy:   215-585-6987


                                       Wiring Instructions:

                                       PNC Bank, National Association
                                       Philadelphia, Pennsylvania
                                       ABA #031000053
                                       Credit:  Comm'l Loans in Process,
                                       G/L Acct. #13076-156
                                       Reference:  Renal Treatment Centers,
                                                   Inc.
                                       Add'l Info:  Contact Donna
                                       (215) 585-5237 upon receipt

                                       UNION BANK OF CALIFORNIA, N.A.


                                       By:  /s/ Albert W. Kelley
                                          ------------------------------------
                                          Albert W. Kelley, Vice President



                                         Revolving Credit/
                                         Term Commitment:        $12,500,000.00


                                         Address:

                                         Union Bank of California
                                         445 So. Figueroa St., 16th Floor
                                         Los Angeles, CA  90071
                                         Attention:  Albert W. Kelley,
                                                     Vice President
                                         Telephone:  213-236-4284
                                         Telecopy:   213-236-7814

                                         Wiring Instruction:

                                         Union Bank of California
                                         ABA #070196431
                                         Attn:  Wire Clearing Account
                                         Reference:  Renal Treatment Centers,
                                                     Inc.

                                       UNION BANK OF SWITZERLAND,
                                       NEW YORK BRANCH


                                       By: /s/ Leo L. Baltz
                                          ----------------------------------
                                          Title:  LEO L. BALTZ
                                                ----------------------------
                                                  VICE PRESIDENT

                                       By: /s/ Stephen A. Caver
                                          ----------------------------------
                                          Title:  Stephen A. Caver
                                                ----------------------------
                                                  Assistant Vice President

                                         Revolving Credit/
                                         Term Commitment:         $7,500,000.00


                                         Address:

                                         Union Bank of Switzerland
                                         New York Branch
                                         299 Park Avenue, 40th Floor
                                         New York, New York  10171
                                         Attention:  Leo L. Baltz
                                                     Vice President
                                         Telephone:  212-821-5372
                                         Telecopy:   212-821-3914


                                         Wiring Instructions:

                                         Union Bank of Switzerland
                                         New York Branch
                                         ABA #026008439
                                         Ref:  Loan Servicing
                                         By order of:  Renal Treatment Centers,
                                                       Inc.

                                                   Annex A to Fifth Amended and
                                                     Restated Loan Agreement
                                                   First Union National Bank of
                                                     North Carolina, as Agent
                                                   Renal Treatment Centers, Inc.
                                                    May 2, 1997 / $200,000,000
                                                   -----------------------------



==================================================================================================================================
                                                                                       Amount
                                             Existing Loans       Existing Loans     Purchased      Pro Rata
                 Lender                   (Prior to Agreement)  (After Assignments)    (Sold)         Share         Commitment
----------------------------------------------------------------------------------------------------------------------------------

First Union National
Bank of North Carolina                    $                     $                                      %           $
----------------------------------------------------------------------------------------------------------------------------------
PNC Bank, National
Association                               $                     $                                      %           $
----------------------------------------------------------------------------------------------------------------------------------
Corestates Bank, NA                       $                     $                                      %           $
----------------------------------------------------------------------------------------------------------------------------------
First National Bank of Boston             $                     $                                      %           $
----------------------------------------------------------------------------------------------------------------------------------
                                          $                     $                                      %           $
----------------------------------------------------------------------------------------------------------------------------------
                                          $                     $                                      %           $
----------------------------------------------------------------------------------------------------------------------------------
Total                                     $                     $ 200,000,000                       100%           $ 200,000,000
==================================================================================================================================

                                                  Exhibit A to Fifth Amended and
                                                     Restated Loan Agreement
                                                  First Union National Bank of
                                                     North Carolina, as Agent
                                                  Renal Treatment Centers, Inc.
                                                    May 2, 1997 / $200,000,000
                                                  ------------------------------



                                    FORM OF
                      FOURTH AMENDED AND RESTATED RENEWAL
                           REVOLVING CREDIT/TERM NOTE


$                                                                         , 1997
 -----------------                                             -----------
                                                       Charlotte, North Carolina

     FOR VALUE RECEIVED, RENAL TREATMENT CENTERS, INC., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of

     _______________________________________, (the "Lender"), at the offices of
First Union National Bank of North Carolina (the "Agent") located at One First Union Center, TW19, 301 South College Street, Charlotte, North Carolina 28288-0735 (or at such other place or places as the Agent may designate), the principal sum of up to

     ______________________________ DOLLARS ($__________), or such lesser amount as may constitute the unpaid principal amount of the Revolving Credit/Term Loans payable to the Lender, under the terms and conditions of this Fourth Amended and Restated Renewal Revolving Credit/Term Note (this "Revolving Credit/Term Note") and that certain Fifth Amended and Restated Loan Agreement, dated as of the date hereof, by and between the Borrower, the Agent and the Lenders set forth therein (as the same may be amended, modified, renewed, restated, extended or supplemented from time to time, the "Loan Agreement"). This Revolving Credit/Term Note is an amendment, restatement and renewal in part of a series of Third Amended and Restated Renewal Revolving Credit/Term Notes, dated June 5, 1996, in the original aggregate principal amount of up to $100,000,000, each executed and delivered by the Borrower to certain lenders pursuant to a Fourth Amended and Restated Loan Agreement, dated as of June 5, 1996, between the Borrower, the Agent and the lenders set forth therein. Upon execution and delivery of this Revolving Credit/Term Note, the notes amended, restated and renewed hereby shall be attached hereto and marked "Renewed and reevidenced by a series of promissory notes dated May 2, 1997, which are substituted herefor in entirety."

     The Borrower also unconditionally promises to pay interest on the aggregate unpaid principal amount of this Revolving Credit/Term Note at the rates provided in the Loan Agreement.

     This Revolving Credit/Term Note is one of a series of Revolving Credit/Term Notes (as defined in the Loan Agreement) issued to evidence the Revolving Credit/Term Facility made pursuant to Article II of the Loan Agreement. The defined terms in the Loan Agreement are used herein with the same meanings. All of the terms, conditions and covenants of the Loan Agreement are expressly made a part of this Revolving Credit/Term Note by reference in the same manner and with the same effect as if set forth herein at length, and any holder of this Revolving Credit/Term Note is entitled to the benefits of and remedies provided in the Loan Agreement and the other Loan Documents. Reference is made to the Loan Agreement for provisions relating to the interest rate, maturity, payment, prepayment, acceleration and other terms affecting this Revolving Credit/Term Note.

     The Borrower may borrow, repay and reborrow under this Revolving Credit/Term Note in accordance with the terms and conditions of the Loan Agreement. The Borrower shall repay the Revolving Credit/Term Notes in full on the Revolving Credit/Term Facility Termination Date; provided, however, that if the Revolving Credit/Term Facility Termination Date occurs on, and solely because of, the occurrence of the Revolving Credit/Term Facility Conversion Date, the aggregate outstanding principal balance of the Revolving Credit/Term Loans on the Revolving Credit/Term Facility Conversion Date will be converted to a term loan and shall be due and payable and repaid by the Borrower in sixteen
(16) equal quarterly installments, on March 31, June 30, September 30 and December 31 in each year, commencing on June 30, 2000 through and including the Revolving Credit/Term Facility Maturity Date.

     In the event of an acceleration of the maturity of this Revolving Credit/Term Note, this Revolving Credit/Term Note, and all other indebtedness of the Borrower to the Lender, shall become immediately due and payable, without presentation, demand, protest or notice of any kind, all of which are hereby waived by the Borrower.

     In the event this Revolving Credit/Term Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal and interest, all costs of collection, including reasonable attorneys' fees.

     This Revolving Credit/Term Note shall be governed by and construed in accordance with the internal laws and judicial decisions of the State of North Carolina. The Borrower hereby submits to the jurisdiction and venue of the federal and state courts located in Mecklenburg County, North Carolina, although the Lender shall not be limited to bringing an action in such courts.

     IN WITNESS WHEREOF, the Borrower has caused this Revolving Credit/Term Note to be executed under seal by its duly authorized corporate officers as of the day and year first above written.


                                RENAL TREATMENT CENTERS, INC.


[CORPORATE SEAL]                By:
                                    --------------------------------------
                                    Title:
                                          --------------------------------

ATTEST:


----------------------------


Title:                      Tax Identification Number:  23-2518331
      ---------------------

                                                Exhibit B-1 to Fifth Amended and
                                                    Restated Loan Agreement
                                                  First Union National Bank of
                                                    North Carolina, as Agent
                                                 Renal Treatment Centers, Inc.
                                                  May 2, 1997 / $200,000,000
                                                --------------------------------



                                    FORM OF
                              NOTICE OF BORROWING


                                     [Date]



First Union National Bank
  of North Carolina, as Agent
Syndication Agency Services
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0608

Attention:  Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, Renal Treatment Centers, Inc. (the "Borrower"), refers to the Fifth Amended and Restated Loan Agreement, dated as of May 2, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified, supplemented or restated from time to time, the "Loan Agreement," the terms defined therein being used herein as therein defined), and, pursuant to
Section 2.2(a) of the Loan Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a Borrowing under the Loan Agreement, and to that end sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.2(a) of the Loan Agreement:


          (i) The Business Day of the Proposed Borrowing is _______________ (the "Borrowing Date")./1/

         (ii) The aggregate principal amount of the Proposed Borrowing is $_______________.

        (iii) The Loans comprising the Proposed Borrowing shall be initially maintained as [Base Rate Loans] [LIBOR Loans].

--------------------
     /1/Shall be a Business Day at least one Business Day after the date hereof (in the case of Base Rate Loans) or at least three Business Days after the date hereof (in the case of LIBOR Loans).

        [(iv) The initial Interest Period for each Loan made as part of the Proposed Borrowing shall be [one/two/three/six months].]/2/

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the Borrowing Date:


          (A) Each of the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents are and will be true and correct before and after giving effect to the Proposed Borrowing and to the application of the proceeds therefrom, as though made on each such date (except to the extent any such representation or warranty relates solely to a prior date); and

          (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed Borrowing or from the application of the proceeds therefrom.


                                        Very truly yours,

                                        RENAL TREATMENT CENTERS, INC.


                                        By:
                                            ---------------------------------

                                        Title:
                                               ------------------------------
----------------------
     /2/To be included for a Proposed Borrowing comprised of LIBOR Loans.

                                                Exhibit B-2 to Fifth Amended and
                                                     Restated Loan Agreement
                                                  First Union National Bank of
                                                     North Carolina, as Agent
                                                  Renal Treatment Centers, Inc.
                                                    May 2, 1997 / $200,000,000
                                                --------------------------------



                                    FORM OF
                       NOTICE OF CONVERSION/CONTINUATION


                                     [Date]



First Union National Bank
  of North Carolina, as Agent
Syndication Agency Services
One First Union Center, TW-10
301 South College Street
Charlotte, North Carolina 28288-0735

Attention:  Syndication Agency Services

Ladies and Gentlemen:

     The undersigned, Renal Treatment Centers, Inc. (the "Borrower"), refers to the Fifth Amended and Restated Loan Agreement, dated as of May 2, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified, supplemented or restated from time to time, the "Loan Agreement," the terms defined therein being used herein as therein defined), and, pursuant to
Section 2.9(b) of the Loan Agreement, hereby gives you irrevocable notice that the undersigned hereby requests a [conversion] [continuation] of Loans under the Loan Agreement, and to that end sets forth below the information relating to such [conversion] [continuation] (the "Proposed [Conversion] [Continuation]") as required by Section 2.9(b) of the Loan Agreement:


          (i) The Business Day of the Proposed [Conversion] [Continuation] is _______________./1/


--------------------
     /1/Shall be a Business Day at least one Business Day after the date hereof (in the case of any conversion of LIBOR Loans into Base Rate Loans) or at least three Business Days after the date hereof (in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans), and additionally, in the case of any conversion of LIBOR Loans into Base Rate Loans, or continuation of LIBOR Loans, shall be the last day of the Interest Period applicable thereto.

         (ii) The Proposed [Conversion] [Continuation] involves $____________ in aggregate principal amount of Revolving Credit/Term Loans [made pursuant to a Borrowing on ____________.]/2/

        (iii) The Loans referred to in clause (ii) above are presently maintained as [Base Rate] [LIBOR] Loans and are proposed hereby to be [converted into Base Rate/LIBOR Loans] [continued as LIBOR Loans].

        [(iv) The initial Interest Period for each Loan being [converted into] [continued as] a LIBOR Loan as part of the Proposed [Conversion] [Continuation] shall be [one/two/three/six months].]/3/


     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the effective date of the Proposed [Conversion] [Continuation]:


          (A) Each of the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents are and will be true and correct before and after giving effect to the Proposed [Conversion] [Continuation], as though made on each such date (except to the extent any such representation or warranty relates solely to a prior date); and

          (B) No Default or Event of Default has occurred and is continuing or would result from the Proposed [Conversion] [Continuation].


                                        Very truly yours,

                                        RENAL TREATMENT CENTERS, INC.


                                        By:
                                            ---------------------------------

                                        Title:
                                               ------------------------------


----------------------
     /2/Applicable to Revolving Credit/Term Loans only.

     /3/To be included in the case of any conversion of Base Rate Loans into, or continuation of, LIBOR Loans.

                                                Exhibit B-3 to Fifth Amended and
                                                     Restated Loan Agreement
                                                  First Union National Bank of
                                                     North Carolina, as Agent
                                                  Renal Treatment Centers, Inc.
                                                    May 2, 1997 / $200,000,000
                                                --------------------------------



                                    FORM OF
                            LETTER OF CREDIT REQUEST


                                     [Date]



First Union National Bank
  of North Carolina, as Issuing Bank
Specialized Industries/Healthcare
One First Union Center, TW-5
301 South College Street
Charlotte, North Carolina  28288-0735

Attention:  Healthcare Finance Group

Ladies and Gentlemen:

     The undersigned, Renal Treatment Centers, Inc. (the "Borrower"), refers to the Fifth Amended and Restated Loan Agreement, dated as of May 2, 1997, among the Borrower, certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders (as amended, modified, supplemented or restated from time to time, the "Loan Agreement," the terms defined therein being used herein as therein defined), and, pursuant to SECTION 2.17(B) of the Loan Agreement, hereby gives you, as Issuing Bank, irrevocable notice that the undersigned hereby requests the issuance of a Letter of Credit for its account under the Loan Agreement, and to that end sets forth below the information relating to Letter of Credit (the "Proposed Letter of Credit") as required by
SECTION 2.17(B) of the Loan Agreement:


          (i) The Business Day on which the Proposed Letter of Credit is to be issued is _______________ (the "Issuance Date")./1/

         (ii) The Stated Amount of the Proposed Letter of Credit is $________________.

        (iii)  The expiry date of the Proposed Letter of Credit is
     ______________.

----------------------
     /1/Shall be at least three Business Days (or such shorter period as is acceptable to the Issuing Bank in any given case) after the date hereof.

       (iv) The name and address of the beneficiary of the Proposed Letter of Credit is _________________________________________________________.

     The undersigned hereby certifies that the following statements are true on the date hereof and will be true on the Issuance Date:


          (A) Each of the representations and warranties contained in Article IV of the Loan Agreement and in the other Loan Documents are and will be true and correct before and after giving effect to the issuance of the Proposed Letter of Credit, as though made on each such date (except to the extent any such representation or warranty relates solely to a prior date); and

          (B) No Default or Event of Default has occurred and is continuing or would result from the issuance of the Proposed Letter of Credit.

     The undersigned agrees to complete all application procedures and documents required by you in connection with the Proposed Letter of Credit.


                                        Very truly yours,

                                        RENAL TREATMENT CENTERS, INC.


                                        By:
                                            ---------------------------------

                                        Title:
                                               ------------------------------

                                                  Exhibit C to Fifth Amended and
                                                      Restated Loan Agreement
                                                   First Union National Bank of
                                                      North Carolina, as Agent
                                                   Renal Treatment Centers, Inc.
                                                    May 2, 1997 / $200,000,000
                                                  ______________________________



                                    FORM OF
                             COMPLIANCE CERTIFICATE


     THIS CERTIFICATE is given pursuant to SECTION 5.3(D) of the Fifth Amended and Restated Loan Agreement, dated as of May 2, 1997, among Renal Treatment Centers, Inc. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and you, as Agent for the Lenders (as amended, modified, supplemented or restated from time to time, the "Loan Agreement," the terms defined therein being used herein as therein defined).

     The undersigned hereby certifies that:

     i. He is the duly elected [President] [Chief Financial Officer] of the Borrower.

     ii. Enclosed with this Certificate are copies of the financial statements of the Borrower and its Subsidiaries as of _____________, and for the [________-month period] [year] then ended, required to be delivered under SECTION [5.3(A)] [5.3(B)] of the Loan Agreement. Such financial statements fairly present the financial condition of the Borrower and its Subsidiaries on a consolidated basis as of the date indicated and the results of operation of the Borrower and its Subsidiaries on a consolidated basis for the period covered thereby.

     iii. The undersigned has reviewed the terms of the Loan Agreement and has made, or caused to be made under the supervision of the undersigned, a review in reasonable detail of the transactions and condition of the Borrower and its Subsidiaries during the accounting period covered by such financial statements.

     iv. The examination described in paragraph 3 above did not disclose, and the undersigned has no knowledge of the existence of, any Default or Event of Default during or at the end of the accounting period covered by such financial statements or as of the date of this Certificate. [, except as set forth below.

     Describe here or in a separate attachment any exceptions to paragraph 4 above by listing, in reasonable detail, the nature of the Default or Event of Default, the period during which it existed and the action that the Borrower has taken or proposes to take with respect thereto.]

     v. Attached to this Certificate as Attachments A and B, respectively, are a Covenant Compliance Worksheet and an Interest

Rate Calculation Worksheet reflecting the computation of the financial covenants set forth in Article VI of the Loan Agreement as of the last day of the period covered by the financial statements enclosed herewith.

     IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate as of the _______ day of _____________, ____.


                                    [signature of President or CFO or
                                    ---------------------------------
                                    VP-Finance]
                                    -----------


                                    Name: _______________________________

                                    Title: ______________________________

                                  ATTACHMENT A

                         COVENANT COMPLIANCE WORKSHEET



--------------------------------------------------------------------------------
CONSOLIDATED NET WORTH
(SECTION 6.10 OF THE LOAN AGREEMENT):               NOT LESS THAN THE FOLLOWING:
--------------------------------------------------------------------------------
(1)  Base for calculating required Consolidated Net Worth           $125,000,000
                                                                    ============

(2)  Consolidated Net Income for
     each fiscal quarter (if positive) ending
     after the Closing Date                       $
                                                   ------------

     Multiplied by:                                          80%

     Equals:  Net income adjustment                                 $
                                                                    ============

(3)  Aggregate amount of all increases
     in the stated capital and additional
     paid-in capital accounts of the Borrower
     resulting from the issuance of equity
     securities or other capital investments
     after the Closing Date                       $
                                                   ------------

     Multiplied by:                                         90%

     Equals:  Capital adjustment                                    $
                                                                    ============

(4)  Required Consolidated Net Worth:
       Add Lines 1, 2 and 3                                         $
                                                                    ============

(5)  Actual Consolidated Net Worth as
     of measurement date                                            $
                                                                    ============

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RATIO OF CASH AVAILABLE TO FIXED CHARGES
(SECTION 6.12 OF THE LOAN AGREEMENT):                  NOT LESS THAN 2.25 TO 1.0

RATIO OF CASH AVAILABLE TO DEBT SERVICE
(SECTION 6.13 OF THE LOAN AGREEMENT):                  NOT LESS THAN 1.20 TO 1.0
--------------------------------------------------------------------------------
(1)  Cash Available:

    (a)  Consolidated Net Income for the period of
         two fiscal quarters most recently ended                   $
                                                                    ------------

    (b)  The sum of the following for such period:

         Interest Expense                                  $
                                                            ------------
         Lease Expense                                     $
                                                            ------------
         Depreciation                                      $
                                                            ------------
         Amortization                                      $
                                                            ------------
         Other non-cash expenses or charges reducing
         income (to the extent taken into account in the
         calculation of Consolidated Net Income for
         such period)                                      $
                                                            ------------

                                                                   $
                                                                    ------------

    (c)  To the extent taken into account in the
         calculation of Consolidated Net Income for
         such period, non-cash credits increasing
         income for such period                                   ($           )
                                                                    ------------

     (d)  Add Lines 1(a) and 1(b) and subtract Line 1(c)           $
                                                                    ------------

     (e)  Cash Available:  Multiply Line 1(d) by two               $
                                                                    ============

(2)  Fixed Charges:

     (a)  The sum of Interest Expense and Lease
          Expense for the period of two fiscal
          quarters most recently ended                             $
                                                                    ------------

     (b)  Fixed Charges:  Multiply Line 2(a) by two                $
                                                                    ------------

(3)  Debt Service:

    (a)  Current maturities of Debt of the Borrower and
         its Subsidiaries as of the measurement date               $
                                                                    ------------

    (b)  Debt Service:  Add Lines 2(b) and 3(a)                    $
                                                                    ============

(4)  Ratio of Cash Available to Fixed Charges:
       Divide Line 1(e) by Line 2(b)                               $
                                                                    ============

(5)  Ratio of Cash Available to Debt Service:
       Divide Line 1(e) by Line 3(b)                               $
                                                                    ============

================================================================================

--------------------------------------------------------------------------------
RATIO OF CONSOLIDATED DEBT TO ANNUALIZED CASH FLOW
(SECTION 6.14 OF THE LOAN AGREEMENT):                NOT GREATER THAN 3.0 TO 1.0

CONSOLIDATED DEBT TO ANNUALIZED CASH FLOW
(SECTION 6.15 OF THE LOAN AGREEMENT):               NOT GREATER THAN 4.25 TO 1.0
--------------------------------------------------------------------------------

(1)  Consolidated Debt as of the measurement date                  $
                                                                    ============

(2)  Annualized Cash Flow:

    (a)  Consolidated Net Income for the period of
         two fiscal quarters most recently ended                   $
                                                                    ------------

    (b)  The sum of the following for such period:

         Interest Expense                                   $
                                                             ------------
         Taxes                                              $
                                                             ------------
         Depreciation                                       $
                                                             ------------
         Amortization                                       $
                                                             ------------
         Other non-cash expenses or charges reducing
         income (to the extent taken into account in the
         calculation of Consolidated Net Income for
         such period)                                       $
                                                             ------------

                                                                   $
                                                                    ------------

    (c)  To the extent taken into account in the
         calculation of Consolidated Net Income for
         such period, non-cash credits increasing
         income for such period                                   ($           )
                                                                    ------------

    (d)  Add Lines 2(a) and 2(b) and subtract
         Line 2(c)                                                 $
                                                                    ------------

    (e)  Annualized Cash Flow:  Multiply Line 2(d) by two          $
                                                                    ============

(3)  Ratio of Consolidated Debt to Annualized Cash Flow:
         Divide Line 1 by Line 2(e)
                                                                    ============

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
RATIO OF CONSOLIDATED DEBT TO CONSOLIDATED TOTAL CAPITAL
(SECTION 6.16 OF THE LOAN AGREEMENT):               NOT GREATER THAN 0.65 TO 1.0
--------------------------------------------------------------------------------

(1)  Consolidated Debt as of the measurement date                  $
                                                                   =============

(2)  Consolidated Total Capital:

    (a)  Consolidated Net Worth as of the
         measurement date                                          $
                                                                    ------------

    (b)  Consolidated Debt as of the
         measurement date                                          $
                                                                    ------------

    (c)  Consolidated Total Capital:
         Add Lines 2(a) and 2(b)                                   $
                                                                    ------------

(3)  Ratio of Consolidated Debt to Consolidated Total Capital:
         Divide Line 1 by Line 2(c)                                $
                                                                    ============

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
Excluded Acquisition Expenses
--------------------------------------------------------------------------------
          Attach Detail
--------------------------------------------------------------------------------

                                  ATTACHMENT B

                      INTEREST RATE CALCULATION WORKSHEET

--------------------------------------------------------------------------------

 Ratio of Consolidated Debt to Annualized Cash Flow:
--------------------------------------------------------------------------------

 (1)   Consolidated Senior Debt as of the measurement date            $
                                                                      ==========

 (2)   Annualized Cash Flow:

       (a)  Consolidated Net Income for the period of
            two fiscal quarters most recently ended                   $
                                                                       =========

       (b)  The sum of the following for such period:

            Interest Expense                                    $
                                                                 ------------
            Taxes                                               $
                                                                 ------------
            Depreciation                                        $
                                                                 ------------
            Amortization                                        $
                                                                 ------------
            Other non-cash expenses or charges reducing
            income (to the extent taken into account in
            the calculation of Consolidated Net Income
            for such period)                                    $
                                                                 ------------
                                                                      $
                                                                       ---------
       (c)  To the extent taken into account in the
            calculation of Consolidated Net Income
            for such period, non-cash credits increasing
            income for such period                                   ($        )
                                                                       --------
       (d)  Add Lines 2(a) and 2(b) and subtract
            Line 2(c)                                                 $
                                                                       ---------

       (e)  Annualized Cash Flow:  Multiply Line 2(d) by two          $
                                                                      ==========
(3)    Ratio of Consolidated Debt to Annualized Cash Flow:
             Divide Line 1 by Line 2(e)
                                                                      ==========
(4) Applicable Margins effective as of the fifth (5th) day after delivery hereof (based on the matrix set forth in the definition of Applicable Margin in the Loan Agreement):

            Applicable Margin (Base Rate Loans)
                                                                      ==========
            Applicable Margin (LIBOR Loans)
                                                                      ==========

--------------------------------------------------------------------------------

                                               Exhibit D to Fifth Amended and
                                                  Restated Loan Agreement
                                                First Union National Bank of
                                                  North Carolina, as Agent
                                                Renal Treatment Centers, Inc.
                                                May 2, 1997 / $200,000,000
                                                --------------------------------



                                    FORM OF
                           ASSIGNMENT AND ACCEPTANCE



      THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment and Acceptance") is made this _____ day of ____________, ____, by and between
_______________________________ (the "Assignor"), and _________________________
(the "Assignee"). Reference is made to the Fifth Amended and Restated Loan Agreement, dated as of May 2, 1997 (as amended, modified, supplemented or restated from time to time, the "Loan Agreement"), among Renal Treatment Centers, Inc. (the "Borrower"), certain banks and other financial institutions from time to time parties thereto (the "Lenders"), and First Union National Bank of North Carolina, as Agent for the Lenders. Unless otherwise defined herein, terms defined in the Loan Agreement are used herein with the same meaning.

      The Assignor and the Assignee hereby agree as follows:

      1.  ASSIGNMENT AND ASSUMPTION.  Subject to the terms and conditions
          -------------------------
hereof, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse and, except as expressly provided herein, without representation or warranty, that interest as of the Effective Date (as hereinafter defined) in and to all of the Assignor's rights and obligations under the Loan Agreement (in its capacity as a Lender thereunder), represented by the percentage interest or interests specified in
Item 4 of Annex I of the aggregated outstanding rights and obligations of the
------    -------
Lenders under the Loan Agreement with respect to the Revolving Credit/Term Facility (each such assigned interest, an "Assigned Share"), including, without limitation, all rights and obligations of the Assignor with respect to the Revolving Credit/Term Note(s) held by the Assignor and the Assigned Share of the Revolving Credit/Term Loans and the Assignor's participations in Letters of Credit. After giving effect to such sale and assignment, the Assignee's Commitments, and the aggregate outstanding principal amounts of the Loans owing to the Assignee, will be as set forth in Item 4 of Annex I.
                                         ------    -------

      2.  THE ASSIGNOR.  The Assignor (i) represents and warrants that it
          ------------
is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim, (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any of its Subsidiaries or the performance or observance by the Borrower or any of its Subsidiaries of any of their respective obligations under the Loan Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto.

      3.  THE ASSIGNEE.  The Assignee (i) confirms that it has received a
          ------------
copy of the Loan Agreement, together with copies of the Financial Statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance,
(ii) agrees that it will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement, (iii) confirms that it is an Eligible Assignee, (iv) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Agreement and the other Loan Documents and any other instruments and agreements referred to therein, and to exercise such powers and to perform such duties thereunder, as are specifically delegated to or required of the Agent by the terms thereof and such other powers as are reasonably incidental thereto, (v) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Loan Agreement are required to be performed by it as a Lender, [and] (vi) specifies as its address for payments and notices the office set forth beneath its name on its signature page hereto [, and (vii) to the extent legally entitled to do so, attaches the forms described in SECTION 2.12(C) of the Loan Agreement]./2/


      4.  EFFECTIVE DATE.  Following the execution of this Assignment and
          --------------
Acceptance by the Assignor and the Assignee, an executed original hereof, together with all attachments hereto and the processing fee referred to in
SECTION 10.5(A) of the Loan Agreement, shall be delivered to the Agent. The effective date of this Assignment and Acceptance (the "Effective Date") shall be the later of (i) the date of acceptance hereof by the Agent or (ii) the date, if any, designated as the Effective Date in Item 5 of Annex I. As of the Effective
                                         ------    -------
Date, (y) the Assignee shall be a party to the Loan Agreement and, to the extent provided in this Assignment and Acceptance, shall have the rights and obligations of a Lender thereunder and under the other Loan Documents, and (z) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its

-------------------
      /2/Insert if the Assignee is organized under the laws of a jurisdiction outside of the United States.

obligations under the Loan Agreement and the other Loan Documents [and shall cease to be a party thereto]/3/.


      5.  PAYMENTS; SETTLEMENT.  From and after the Effective Date, the
          --------------------
Agent will make all payments required to be made by it under the Loan Agreement in respect of each Assigned Share under the Facilities (including, without limitation, all payments of principal, interest and fees in respect of the Assigned Share of all Loans, participations in Letters of Credit and Commitments assigned hereunder) directly to the Assignee. Upon the Effective Date, and as a condition to the effectiveness of this Assignment and Acceptance, the Assignee will pay to the Assignor an amount, to be specified in writing by the Assignor to the Assignee, that represents the Assigned Share of the principal amount of all Loans that are outstanding under the Loan Agreement on the Effective Date and are being assigned to the Assignee hereunder, net of any closing costs. The Assignor and Assignee will be responsible for making between themselves all appropriate adjustments in payments due under the Loan Agreement in respect of the period prior to the Effective Date. [Notwithstanding any other provision of this Assignment and Acceptance, the Loan Agreement or any of the other Loan Documents, the Assignor shall be entitled to retain for its own account any fees that may have been paid or may be payable to the Assignor under the Loan Agreement or the other Loan Documents in a capacity other than as a Lender, including, to the extent applicable, as Agent and as Issuing Bank.]/4/



      6.  GOVERNING LAW.  This Assignment and Acceptance shall be
          -------------
governed by, and construed in accordance with, the internal laws of the State of North Carolina (without regard to the conflicts of laws principles thereof).

      7.  ENTIRE AGREEMENT.  This Assignment and Acceptance, together
          ----------------
with the Loan Agreement and the other Loan Documents, embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings of the parties, verbal or written, relating to the subject matter hereof.

      8.  SUCCESSORS AND ASSIGNS.  This Assignment and Acceptance shall
          ----------------------
be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

      9.  COUNTERPARTS.  This Assignment and Acceptance may be executed
          ------------
in any number of counterparts and by different parties hereto on separate counterparts, each of which, when so executed

-------------------
      /3/Insert if Assignment and Acceptance covers all or the remaining portion of the Assignor's rights and obligations under the Loan Agreement.

      /4/Insert if First Union is the Assignor.

and delivered, shall be an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have caused this Assignment and Acceptance to be executed by their duly authorized officers as of the date first above written.


                                  ASSIGNOR:


                                  --------------------------------


                                  By:
                                      --------------------------------

                                  Title:
                                         -----------------------------




                                  ASSIGNEE:


                                  --------------------------------


                                  By:
                                      --------------------------------

                                  Title:
                                         -----------------------------



Accepted this _______ day of
______________, 19___:

FIRST UNION NATIONAL BANK OF
  NORTH CAROLINA, as Agent


By:
    -------------------------------

Title:
       ----------------------------


Consented and agreed to:

RENAL TREATMENT CENTERS, INC.


By:
    -------------------------------

Title:
       ----------------------------

                                    ANNEX I
                                    -------
                          TO ASSIGNMENT AND ACCEPTANCE
                          ----------------------------



1.  Borrower: Renal Treatment Centers, Inc.

2.  Name and Date of Loan Agreement:

    Fifth Amended and Restated Loan Agreement, dated as of May 2, 1997, among Renal Treatment Centers, Inc., certain Lenders from time to time parties thereto, and First Union National Bank of North Carolina, as Agent.

3.  Date of Assignment and Acceptance:  ________________, 19___.

4.  Amounts (as of date of Item 3 above):
                                 ------

                                Aggregate                        Amount of
                                 for all           Assigned      Assigned
                                 Lenders            Share          Share
                                ---------          -------        ---------


    Revolving Credit/Term
    Commitment                  $_________         _________%    $_________

    Revolving Credit/Term
    Loans                       $_________         _________%    $_________

5.  Effective Date:

6.  Addresses for Payments and Notices:

    Assignor:        _________________________________
                     _________________________________
                     _________________________________
                     Attention: ______________________
                     Telecopy: _______________________
                     Reference: ______________________

    Assignee:        _________________________________
                     _________________________________
                     _________________________________
                     Attention: ______________________
                     Telecopy: _______________________
                     Reference: ______________________

                           Schedule 1.1(a) to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000


                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                    First Union National of North Carolina
                       and Certain Lending Institutions

                                SCHEDULE 1.1(a)

                                                              Dated: May 2, 1997

                                Existing Liens
                                --------------


1.1(a)(i)    Lease subordination provisions in the real estate lease agreements of Borrower and Subsidiaries.

1.1(a)(ii)   Financing statements filed under equipment leases (see attached).

1.1(a)(iii)  Rights of first refusal to purchase facilities, subject to certain conditions:

             (A) as provided in Medical Directors Agreement dated August 31, 1985, as amended October 15, 1990 with Dr. Constante J. Tan Associates, P.A., Constante J. Tan, M.D. and Benito S. Chan, M.D.;

             (B) as provided in the Amended and Restated Physician Director Agreement dated May __, 1995 with Leslie S. Feinsmith, M.D., P.C.;

             (C) as provided in Shareholder Guaranty, Indemnity and Right of First Refusal Agreement, dated October 15, 1992 with Memorial Investment Corp., SCH Enterprises, Inc., Mid Jersey Health Corporation and Nephrology-Hypertension Associates of Morristown, P.A.;

             (D) as provided in Physician Director Agreement dated February 12, 1993 with Edward J. Fillipone, M.S.;

                (E) as provided in the Asset Purchase Agreement dated as of June 30, 1994 between Renal Treatment Centers - New Jersey, Inc. and Jersey Shore Medical Center, Inc.;

                (F) as provided in the Asset Purchase Agreement dated July 13, 1994 between Renal Treatment Centers - Texas, Inc. and Rodolfo Maldonado East Side Kidney Clinic, Inc.;

                (G) as provided in the Asset Purchase Agreement dated December 30, 1994 between Renal Treatment Centers - Texas, Inc. and Daughters of Charity Health Services of Austin.

1.1(a)(iv)      liens under the Loan Documents;

1.1(a)(v)       liens under the Intercompany Loan Documents.

                           Schedule 4.1 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000

                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 4.1

                                                              Dated: May 2, 1997

Except as otherwise noted, all first tier subsidiaries are owned 100% by Renal Treatment Centers, Inc.


                                                                                    Foreign
                                                     Incorporation                  Qualification
                                                     -------------                  -------------

0   Renal Treatment Centers, Inc.                             DE                    PA

01  Renal Treatment Centers - Mid-Atlantic, Inc.              DE                    GA, MD, VA,
                                                                                    NC, DC

02  Renal Treatment Centers - Northeast, Inc.                 DE                    PA, NJ

03  RTC Supply, Inc.                                          DE                    LA, MD, GA,
                                                                                    PA, NJ, FL, HI,
                                                                                    CO, OK, KS,
                                                                                    CA, VA, D.C.,
                                                                                    MO, NC, TX,
                                                                                    NV, IL

04  Renal Treatment Centers - California, Inc.                DE                    CA

05  Renal Treatment Centers - West, Inc.                      DE                    CO, OK, WY,
                                                                                    KS, NE, NV


06   Renal Treatment Centers - Southeast, Inc.      DE          TX,FL,
                                                                LA, AL

     06.1   RTC-Texas Acquisition, Inc. (100%)      TX          --

07   Renal Treatment Centers - Illinois, Inc.       DE          IL, MO,
                                                                IN, OH
08   Renal Treatment Centers - Management
     Acquisition, Inc.                              DE          TN, D.C., VA

09   Renal Treatment Centers - Hawaii, Inc.         DE          HI

10   RTC TN, Inc.                                   DE          --

     10.1   RTC Holdings, Inc. (100%)               DE          --

11   Renal Treatment Centers - Lab, Inc.            DE          NV

12   RTC Holdings International, Inc. (95%)         DE          ARG

     12.1   RTC Argentina S.A. (99.99%)             ARG         --

     12.2   RTC Buenos Aires S.A. (79.99%)          ARG         --

     12.3   RTC Cordoba S.A. (79.99%)               ARG         --

                    Corporate History and Fictitious Names
                    --------------------------------------

                                 See Attached

                           Schedule 4.2 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000

                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 4.2

                                                              Dated: May 2, 1997

                       Litigation: Government Regulation
                       ---------------------------------

                                     NONE

No material litigation, but the matters on the attached pages are outstanding.

Ethel Smith v. Renal Treatment Centers - Delaware, Inc., EEOC charge number
-------------------------------------------------------
17085316. Ms. Smith claims that the Company dismissed her in violation of the Americans With Disabilities Act. Ms. Smith slipped on ice in the parking lot of the facility and broke her leg. The Company's Workers' Compensation insurance has indemnified the former employee for part of her alleged losses. The claimant has also initiated a third party action against the landlord of the facility. There have been no further proceedings. This action was settled for $65,000 in February 1997. A request for additional information was received and responded to in February 1997. There have been no further proceedings. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Yenis v. Renal Treatment Centers - Pennsylvania, Inc. City of Philadelphia
-----------------------------------------------------
Commission On Human Relation Charge #E-73633H. Ms. Yenis claims that the Company dismissed her in violation of the Pennsylvania Human Relations Act (PHRA) because of her alleged disability. The Company has complied with requests for information and attended a fact finding conference. The Commission has issued a preliminary report announcing its intent to find no discrimination. There have been no further proceedings. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Harris v. Renal Treatment Centers - Hawaii, Inc. EEOC Charge #7603/###-##-####.
------------------------------------------------
Mr. Harris claims racial and sexual harassment. Settlement discussions continue. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Racoma v. Renal Treatment Centers - Hawaii, Inc. DOL Docket No. E00155-WI. Mr.
------------------------------------------------
Racoma claims retaliatory discharge for filing a Workers' Compensation claim. RTC is responding to the DOL request for information. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Twyman v. Renal Treatment Centers. Inc. Pennsylvania Human Relations Commission
---------------------------------------
Charge #E81266AD. Ms. Twyman claims that the Company dismissed her in violation of the Pennsylvania Human Relations Act (PHRA) because of her race and age. The Company is pursuing settlement discussions. There have been no further proceedings. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Ali v. Rental Treatment Centers, Inc. Pennsylvania Human Relations Commission
-------------------------------------
Charge #E81902AD. Ms. Ali claims that the Company dismissed her in violation of the Pennsylvania Human Relations Act (PHRA) because of her race and age. The Company is pursuing settlement

                                  EX10_11-155
discussions. There have been no further proceedings. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Williams v. Renal Treatment Centers, Inc. EEOC Charge #170970596. Mr. Williams
-----------------------------------------
alleges that he was discriminated against based upon his race, African American. The Company is pursuing settlement discussions. There have been no further proceedings. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Marshall v. Renal Treatment Centers - Hawaii, Inc. Hawaii Civil Rights
--------------------------------------------------
Commission Charge #8250, EEOC Charge #378970084. Ms. Marshall alleges that she was discriminated against based upon her race, Asian American. The Company is pursuing settlement discussions. There have been no further proceedings. The Company believes that it and its employees did not violate the law and will defend itself vigorously in this matter. An outcome in this matter unfavorable to the Company is neither probable nor remote. An estimate of the range of potential loss cannot be made within acceptable bounds of accuracy.

Renal Treatment Centers - Missouri, Inc. v. Braxton. No. CV695-2616CC (Cape
---------------------------------------------------
Girardeau Missouri 1995) is a breach of contract action initiated by Renal Treatment Centers - Missouri, Inc. ("RTC-Missouri") (now known as Renal Treatment Centers-Illinois, Inc.) in the Circuit Court of Cape Girardeau, Missouri against Dr. Frank W. Braxton, who is the medical director of three dialysis facilities owned by RTC-Missouri. In the action, RTC-Missouri demands an injunction to preclude Dr. Braxton from violating a covenant not to compete with two of RTC-Missouri's dialysis facilities. In September 1996, the court denied RTC-Missouri's request for an injunction. The court held that the covenant was not enforceable for a number of reasons, including its finding that, regarding Dr. Braxton, RTC-Missouri did not have a protectible interest in its contacts with patients because Dr. Braxton met patients in his role as a physician and not in his role as a medical director. RTC-Missouri appealed the Court's decision to the Missouri Court of Appeals unsuccessfully. Dr Braxton has made no counterclaims against RTC-Missouri.

                           Schedule 4.3 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Rental Treatment Centers, Inc.
                           May 2, 1997/$200,000,000

                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 4.3

                                                              Dated: May 2, 1997

                                     Taxes
                                     -----

                                     NONE

                           Schedule 4.4 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1996/$200,000,000

                                    FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                        Renal Treatment Centers, Inc.
                                     and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 4.4

                                                              Dated: May 2, 1997

                   Material Defaults Under Other Agreements
                   -----------------------------------------

                                     NONE

                           Schedule 4.9 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000


                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 4.9

                                                              Dated: May 2, 1997

                         Principal Places of Business
                         ----------------------------

The following are possible principal places of business and chief executive offices as provide in the Uniform Commercial Code, of the borrower and each of its Subsidiaries:

00.  Renal Treatment Centers, Inc.
     00.1 1180 West Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312

01.  Renal Treatment Centers - Mid-Atlantic, Inc.
     01.1 1180 West Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     01.2 2310 Parklake Drive, N.E., Suite 530, Atlanta, Georgia 30345
     01.3 Mt. Washington Mill, 1340 Smith Avenue, Baltimore, Maryland 21209
     01.4 4451 Brookfield Corp. Drive., Suite 206, Chantilly, Virginia 20151
     01.5 1135 Carthage Street, Medical Arts Building #101, Sanford, North Carolina 27330
     01.6 5000 Nannie Helen Burroughs Ave, N.E., Washington, D.C. 20019

02.  Renal Treatment Centers - Northeast, Inc.
     02.1 1180 West Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     02.2 701 Foulk Road, Suite 2G, Wilmington, Delaware 19803
     02.3 Howell Heritage Plaza, 3502 Route 9 South, Howell, New Jersey 07731
     02.4 Plaza 21 Building, 1st Floor, 425 N. 21st Street, Camp Hill, Cumberland County, Pennsylvania 17011

03.  RTC Supply, Inc.
     03.1 1180 West Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312

04.  Renal Treatment Centers - California, Inc.
     04.1 1180 West Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     04.2   2535 Camino del Rio South, Suite 130, San Diego, California 92108

05.  Renal Treatment Centers - West, Inc.
     05.1 1180 West Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     05.2   1601 East 19th Avenue, Suite 3200, Denver, Colorado 80218
     05.3   909 North Topeka, Wichita, Sedgewick County, Kansas 67214
     05.4   4300 N. Classen Blvd., Oklahoma City, Oklahoma 73118
     05.5   111 South Jefferson, Suite 116, Casper, Wyoming 82601
     05.6   2345 E. Prater Way, Suite 100, Sparks, Nevada 89434
     05.7   3700 Avenue B, Scottsbluff, Nebraska 69361

06.  Renal Treatment Centers - Southeast, Inc.
     06.1 1180 W. Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     06.2   4200 N. Lamar St., Suite 100, Austin, Travis County, Texas, 78756
     06.3   4528 Freret Street, New Orleans, Orleans Parish, Louisiana 70115
     06.4   400 Security Square, Winter Haven, Polk County, Florida 33880
     06.5   1900 Opelika Road, Phenix City, Alabama 36867

07.  Renal Treatment Centers - Illinois, Inc.
     07.1 1180 W. Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     07.2 129 North Eighth St., 3rd Fl., East. St. Louis, St. Clair County, Illinois 62201
     07.3   815 Eastgate Blvd. South, Cincinnati, Clermont County, Ohio 45245
     07.4   1041 State Road, Batesville, Franklin County, Indiana 47006
     07.5   2610 Clark Avenue, St. Louis, Missouri 63103

08.  Renal Treatment Centers - Management Acquisition, Inc.
     08.1 1180 W. Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312

09.  Renal Treatment Centers - Hawaii, Inc.
     09.1 1180 W. Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     09.2   226 N. Kuakini St., Honolulu, Honolulu County, Hawaii 96817

10.  RTC Holdings, Inc.
     10.1   911 Washington Street, Wilmington, New Castle County, Delaware 19801

11.  Renal Treatment Centers - Lab, Inc.
     11.1 1180 W. Swedesford Road, Suite 300, Berwyn, Chester County, Pennsylvania 19312
     11.2   7090 Pollock Road, Las Vegas, Nevada

12.  RTC Holdings International, Inc.
     12.1 200 West Ninth Street Plaza, Wilmington, New Castle County, Delaware 19899

13.  RTC TN, Inc.
     13.1 200 West Ninth Street Plaza, Wilmington, New Castle County, Delaware 19899

14.  RTC - Texas Acquisition, Inc.
     14.1 1180 W. Swedesford Road, Suite 300, Berwyn, Chester County Pennsylvania 19312
     14.2  1405 Victoria Station, Victoria, Texas 77901

     Argentine Companies Intentionally Omitted

                           Schedule 4.10 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000


                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                     and
                         Certain Lending Institutions

                                 SCHEDULE 4.10

                                                             Dated:  May 2, 1997

                                 ERISA Matters
                                 -------------

Employee Plans and Pension Plans

1.   Renal Treatment Centers Healthcare Plan
2.   Renal Treatment Centers CIGNA HMO Plan
3.   Renal Treatment Centers CIGNA Dental Plan
4.   Sharp Health Plan of California
5.   Kaiser Health Plan of California
6.   Prudential Health Plan
7.   Delta Dental Plan of Hawaii
8.   Renal Treatment Centers, Inc. Short Term Disability Plan
9.   Renal Treatment Centers, Inc. Group Long Term Disability Program
10.  Renal Treatment Centers, Inc. Savings Plan
11.  Educational Assistance Benefit
12.  Group Life Insurance Benefit
13.  Flexible Spending Accounts
14.  Renal Treatment Centers - IMS Defined Benefit Plan
15.  HMSA Plan
16.  Kaiser of Hawaii Plan

Qualified Plans:

1.   Renal Treatment Centers, Inc. Savings Plan

Multiemployer Plans:

None

                           Schedule 4.11 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000


                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 4.11

                                                              Dated: May 2, 1997

                                 Subsidiaries
                                 ------------


                                                      Class            Shares           Shares
                                                     of Stock        Authorized       Outstanding
                                                     --------        ----------       -----------
0    Renal Treatment Centers, Inc.                   Common             1000              100

01   Renal Treatment Centers - Mid-Atlantic Inc.     Common             1000              100

02   Renal Treatment Centers - Northeast, Inc.       Common             1000              100

03   RTC Supply, Inc.                                Common             1000              100

04   Renal Treatment Centers - California, Inc.      Common             1000              100

05   Renal Treatment Centers - West, Inc.            Common             1000              100

06   Renal Treatment Centers - Southeast, Inc.       Common             1000              1000

     06.1  RTC - Texas Acquisition, Inc.             Common             1000              1000

07   Renal Treatment Centers - Illinois, Inc.        Common             1000              100

08   Renal Treatment Centers - Management            Common             1000              100
     Acquisitions, Inc.

09   Renal Treatment Centers - Hawaii, Inc.          Common             1000              100

                           Schedule 4.11 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000


                                            Class         Shares       Shares
                                            of Stock    Authorized   Outstanding
                                            --------    ----------   -----------

10   RTC TN, Inc.                           Common          3000         1000

     10.1  RTC Holdings, Inc.               Common          1000         100

11   Renal Treatment Centers - Lab, Inc.    Common          1000         100

12   RTC Holdings International, Inc.       Common          3000         1000

     12.1  RTC Argentina S.A.               Common          88000        88000*

     12.2  RTC Buenos Aires S.A.            Common          12000        12000*

     12.3  RTC Cordoba S.A.                 Common          12000        12000*

*Under Argentine law capital stock may be fully paid over a period of two years from the formation of such entity. The Argentine subsidiaries (RTC Argentina S.A., RTC Buenos Aires S.A. and RTC Cordoba S.A.) have been capitalized in accordance with the laws of the Republic of Argentina and the capital stock will be fully paid in accordance with Argentine laws which currently permit capital stock to be paid in over a two year period from the date of formation.

                           Schedule 4.13 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000




                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 4.13


                                                             Dated: May 2, 1997

                          Additional Title Exceptions
                          ---------------------------


                                     NONE

                           Schedule 4.22 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000




                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                     and
                         Certain Lending Institutions

                                 SCHEDULE 4.22

                                                              Dated: May 2, 1997

                 Schedule of Property and Liability Insurance
                 --------------------------------------------

Coverage            Limit($)         Deductible($)      Insurer        Period
--------            --------         -------------      -------        ------
A. Liability

1. General*         1,000,000 per        None            PHICO         7/19/96-
                    occurrence                                         7/19/97
                    3,000,000
                    annual
                    facility
                    aggregate

2. Professional     3,000,000 (per       25,000/         PHICO         7/19/96-
                    occurrence/          100,000                       7/19/97
                    annual
                    facility
                    aggregate)

3. Automobile       1,000,000 (per       None            Hartford      12/23/96-
                    accident)                                          12/23/97

4. Workers'**       Statutory            None            Legion        12/23/96-
   Compensation                                                        12/23/97

5. Employers'       500,000              None            Legion        12/23/96-
   Liability                                                           12/23/97


Schedule of Property and Liability Insurance
--------------------------------------------
Page 2

Coverage                Limit(s)                Deductible($)           Insurer                 Period
--------                --------                -------------           -------                 ------

6.  Umbrella            5,000,000 (per          underlying,             PHICO                   7/19/96-
                        occurrence/             GL,PL,E.L.                                      7/19/97
                        aggregate)              and AUTO limit

7.  Directors and       5,000,000               None for                National Union          7/19/96-
    Officers            (aggregate)             D&O; 100,000            Fire Insurance          7/19/97
                                                for corporation;        Company
                                                250,000 for SEC

8.  Fiduciary           2,000,000               2,500                   Fidelity & Deposit      9/21/96-
                                                                                                9/21/97

B.  Property

1.  All Risk            31,316,771              500                     Hartford                12/23/96-
                                                                                                12/23/97

2.  Business            2,496,952               None                    Hartford                12/23/96-
    Interruption/                                                                               12/23/97
    Extra Expense

3.  Crime (Employee     $1,000,000              $5,000/$2,000/          Continental             11/4/95-
    Dishonesty/         (each for ED,           $5,000/2,000                                    7/19/97
    Forgery &           F&A, CF)
    Alteration/         ($50,000 for CCF)
    Computer Fraud/
    Credit Card Forgery)

4.  Auto Physical       Value of                Collision - $500        Hartford                12/23/96-
    Damage              Vehicle                 Comprehensive-                                  12/23/97
                                                $250

C.  Life-all policies canceled.

Schedule of Property and Liability Insurance
--------------------------------------------
Page 3

Coverage                     Limit(s)                      Deductible($)                 Insurer             Period
--------                     --------                      -------------                 -------             ------


D.  Argentina

1.  General Liability        U.S. $1,000,000                    None                     Cigna               4/1/97-
                             per occurrence                                              Argentina           4/1/98
                                                                                         Compana de          (San Luis)
                                                                                         Seguros S.A.        9/25/96-
                                                                                                             9/25/97
                                                                                                             (Buenos
                                                                                                             Aires)
                                                                                                             3/1/97-
                                                                                                             3/1/98
                                                                                                             (Cordoba)

2.  Property                 U.S. $276,000                      U.S. $5,000              Sud America         3/11/97
                             (San Luis)                                                  Seguros             3/11/98
                             U.S. $30,000
                             (Argentina)
                             U.S. $260,000
                             (Buenos Aires)
                             To be determined
                             (Cordoba and
                             Mercedes)

3.  Professional             U.S. $1,000,000                    U.S. $10,000/            American            4/1/97-
    Liability                U.S. $5,000,000                    claim                    Continental         4/1/98
                             excess                                                      Insurance
                                                                                         Company, Inc.
                                                                                         (fronted by
                                                                                         Sud America
                                                                                         Seguros)

4.  Workers' compensation***


____________________________________________
* includes employee benefits liability coverage subject to $1,000 deductible. ** Insurers for Louisiana, Ohio and Wyoming are the State Workers' Compensation
   Funds.
***Compulsory taxation system in Argentina

                           Schedule 6.17 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000



                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT


                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 6.17

                                                              Dated: May 2, 1997


                        Schedule of Sale and Leaseback
                        ------------------------------

1. Sale and leaseback in connection with the relocation of the facility located at 5000 Nannie Helen Burroughs Ave., N.E., Washington, DC 20019.

2. Sale and leaseback of dialysis facilities located on owned properties as follows:

               Renal Treatment Centers - Illinois, Inc.
               3231 Bloomfield Road
               Cape Girardeau, MO  63703

               Renal Treatment Centers - West, Inc.
               2645 W. Elk
               Duncan, OK  73533

               Renal Treatment Centers - Southeast, Inc.
               510 N. MacArthur Avenue
               Panama City, FL  32401

                           Schedule 6.8 to Fifth Amended and Restated Loan Agreement
                           First Union National Bank of North Carolina, as Agent Renal Treatment Centers, Inc.
                           May 2, 1997/$200,000,000


                                     FIFTH
                             AMENDED AND RESTATED
                                LOAN AGREEMENT

                         Renal Treatment Centers, Inc.
                                      and
                  First Union National Bank of North Carolina
                                      and
                         Certain Lending Institutions

                                 SCHEDULE 6.8


                                                              Dated: May 2, 1997

                              Restricted Payments
                              -------------------

Cash dividends paid ratably to the holders of the Stock of any Foreign Subsidiary in which any Person that is not the Borrower or a Subsidiary of the Borrower is a holder of Stock.

                              Schedule 1 to Opinion of Duane, Morris & Heckscher


                Renal Treatment Centers, Inc. and Subsidiaries
                ----------------------------------------------
                            Foreign Qualifications
                            ----------------------


00.  RENAL TREATMENT CENTERS, INC.

State of Incorporation:              Delaware
Date of Incorporation:               8/11/88

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Pennsylvania                  08/15/88


01.  RENAL TREATMENT CENTERS - MID-ATLANTIC, INC.

State of Incorporation:              Delaware
Date of Incorporation:               12/12/88

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Georgia                       12/27/88
                                                        Amended    01/29/97
                                     Maryland                      12/27/96
                                                        Amended    03/27/97
                                     Virginia                      01/07/97
                                                        Amended    01/24/97
                                     North Carolina                12/31/96
                                                        Amended    01/22/97
                                     Washington, D.C.              01/02/97
                                                        Amended    01/30/97

                              Schedule 1 to Opinion of Duane, Morris & Heckscher


02.  RENAL TREATMENT CENTERS - NORTHEAST, INC.

State of Incorporation:              Delaware
Date of Incorporation:               01/04/93

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Pennsylvania                  12/27/96
                                                        Amended    01/31/97
                                     New Jersey                    12/30/96
                                                        Amended    01/28/97


03.  RTC SUPPLY, INC.

State of Incorporation:              Delaware
Date of Incorporation:               11/06/92

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Louisiana                     11/12/92
                                     Maryland                      11/12/92
                                     Georgia                       11/13/92
                                     Pennsylvania                  11/12/92
                                     New Jersey                    11/12/92
                                     Florida                       07/26/93
                                     Hawaii                        03/20/96
                                     Colorado                      10/06/95
                                     Oklahoma                      02/29/96
                                     Kansas                        08/29/95
                                     California                    12/08/93
                                     Virginia                      07/08/94
                                     Washington, D.C.              02/28/95
                                     Missouri                      02/27/95
                                     North Carolina                02/28/95
                                     Texas                         08/28/96
                                     Nevada                        01/16/97
                                     Illinois                      02/27/95

                              Schedule 1 to Opinion of Duane, Morris & Heckscher


04.  RENAL TREATMENT CENTERS - CALIFORNIA, INC.

State of Incorporation:              Delaware
Date of Incorporation:               10/06/93

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     California                    10/12/93


05.  RENAL TREATMENT CENTERS - WEST, INC.

State of Incorporation:              Delaware
Date of Incorporation:               04/27/94

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Colorado                      05/03/94
                                                        Amended    01/21/97
                                     Oklahoma                      12/27/96
                                                        Amended    01/21/97
                                     Wyoming                       12/27/96
                                                        Amended    01/21/97
                                     Kansas                        12/27/96
                                                        Amended    02/05/97
                                     Nebraska                      01/08/97
                                                        Amended    02/30/97
                                     Nevada                        12/27/97
                                                        Amended    02/03/97

                              Schedule 1 to Opinion of Duane, Morris & Heckscher


06.  RENAL TREATMENT CENTERS - SOUTHWEST, INC.

State of Incorporation:              Delaware
Date of Incorporation:               12/09/94

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Texas                         12/13/94
                                                        Amended    01/15/97
                                     Florida                       12/27/96
                                                        Amended    01/28/97
                                     Louisiana                     01/07/97
                                                        Amended    01/23/97
                                     Alabama                       12/27/96
                                                        Amended    01/23/97


07.  RENAL TREATMENT CENTERS - ILLINOIS, INC.

State of Incorporation:              Delaware
Date of Incorporation:               02/07/95

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Illinois                      02/14/95
                                     Missouri                      01/01/97
                                     Indiana                       01/06/97
                                     Ohio                          12/31/96


08.  RENAL TREATMENT CENTERS - MANAGEMENT ACQUISITION, INC.

State of Incorporation:              Delaware
Date of Incorporation:               02/07/95

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Tennessee                     03/10/95
                                     Washington, D.C.              04/18/96
                                     Virginia                      04/22/96

                              Schedule 1 to Opinion of Duane, Morris & Heckscher


09.  RENAL TREATMENT CENTERS - HAWAII, INC.

State of Incorporation:              Delaware
Date of Incorporation:               12/15/95

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Hawaii                        12/26/95


10.  RENAL TREATMENT CENTER HOLDINGS - LAB, INC.

State of Incorporation:              Delaware
Date of Incorporation:               01/23/97

Foreign Qualifications:              State                         Date
                                     -----                         ----

                                     Nevada                        02/05/97


11.  RTC - TEXAS ACQUISITION, INC.

State of Incorporation:              Texas
Date of Incorporation:               01/14/97

Foreign Qualifications:              None